Exhibit 10.16

EXECUTION VERSION

AMENDED AND RESTATED TRUST INDENTURE

dated as of May 8, 2007

among

AIRCRAFT LEASE SECURITISATION LIMITED,
as the Issuer

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as the Cash Manager, Operating Bank and Trustee

CALYON,
as Initial Primary Liquidity Facility Provider

and

MBIA INSURANCE CORPORATION,
as the Policy Provider

i

Schedules

Schedule 1A	-	Initial Aircraft
Schedule 1B	-	New Aircraft
Schedule 2	-	Issuer Subsidiaries
Schedule 3	-	Expected Target Principal Balance
Schedule 4	-	[Reserved]
Schedule 5	-	[Reserved]
Schedule 6	-	[Reserved]
Schedule 7	-	Current Leases – Current War Risk Coverage Amounts
Schedule 8	-	Pool Factors

Exhibits

Exhibit A-1	-	Form of Note for any subclass of Class G Notes that are Floating Rate Notes
Exhibit A-2	-	Form of Note for any subclass of Class G Notes that are Fixed Rate Notes
Exhibit B	-	Form of Note for any subclass of Class E Notes
Exhibit C	-	Concentration Limits
Exhibit D	-	Insurance Provisions
Exhibit E	-	Form of Monthly Report to Each Noteholder
Exhibit F	-	Form of Certificate of Transfer
Exhibit G	-	Core Lease Provisions
Exhibit H	-	Form of Policy

v

This AMENDED AND RESTATED TRUST INDENTURE, dated as of May 8, 2007 (this “Indenture”), is made among AIRCRAFT LEASE SECURITISATION LIMITED, a special purpose public company incorporated with limited liability in Jersey, Channel Islands (the “Issuer”), DEUTSCHE BANK TRUST COMPANY AMERICAS, in its capacity as the Trustee under this Indenture, in its capacity as Cash Manager and in its capacity as Operating Bank, CALYON, a société anonyme organized under the laws of France (the “Initial Primary Liquidity Facility Provider”) and MBIA INSURANCE CORPORATION, a New York stock insurance company (the “Policy Provider”). Capitalized terms used herein shall have the respective meanings set forth or referred to in Article I hereto.

WHEREAS, the parties hereto (other than the Initial Primary Liquidity Facility Provider) have previously entered into that certain Trust Indenture dated as of September 15, 2005 (the “Original Indenture”) pursuant to which Class G-1A Notes, Class G-2A Notes, Class C-1 Notes, Class D-1 Notes and Class E-1 Notes (as such terms are defined in the Original Indenture) were issued;

WHEREAS, the Issuer intends on the date hereof (the “Second Closing Date”) to issue Class G-3 Notes and Class E-2 Notes (collectively, the “Second Issuance Notes”) under (and as defined in) the Original Indenture;

WHEREAS, the Issuer intends on the Second Closing Date to (i) use a portion of the proceeds from the issuance of the Class G-3 Notes to redeem in full all of the outstanding Class G-1A Notes, Class G-2A Notes, Class C-1 Notes and Class D-1 Notes (such portion of the Class G-3 Notes shall constitute “Refinancing Notes” under the Original Indenture and such redemption shall constitute a “Refinancing” under the Original Indenture), and (ii) use the remaining portion of the proceeds from the issuance of the Class G-3 Notes, together with the issuance of the Class E-2 Notes, to finance the acquisition of ownership interests in respect of certain additional aircraft (such portion of the Class G-3 Notes, together with the Class E-2 Notes, shall constitute “Additional Notes” under the Original Indenture);

WHEREAS, immediately upon the issuance of the Second Issuance Notes as described in the above recitals, the parties hereto wish to enter into this agreement to amend and restate the Original Indenture in its entirety;

WHEREAS, each class of Notes issued on the Second Closing Date shall be entitled to all of the benefits of this Indenture; and

WHEREAS, all the conditions and requirements necessary to make this Indenture, when duly executed and delivered, a legal, valid and binding instrument in accordance with its terms and for the purposes herein expressed, have been done, performed and fulfilled, and to the execution and delivery of this Indenture in the form and with the terms hereof have been in all respects duly authorized.

NOW, THEREFORE, in consideration of the premises herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed among the parties that the Original Indenture shall be amended and restated in its entirety as follows:

ARTICLE I

DEFINITIONS

Section 1.01                                Definitions. For purposes of this Indenture, the following terms have the meanings indicated below:

“Acceleration” means, with respect to the principal, interest and other amounts payable in respect of the Notes, such amounts becoming immediately due and payable by declaration or otherwise. “Accelerate,” “Accelerated” and “Accelerating” have meanings correlative to the foregoing.

“Acceleration Default” means any Event of Default of the type described in Section 4.01(e) or 4.01(f).

“Account” means any or, in its plural form, all of the accounts established pursuant to Section 3.01(a) and any ledger accounts and ledger subaccounts maintained therein in accordance with this Indenture.

“Accrued Class G Interest” means, as of any date of determination thereof, all amounts due and owing in respect of accrued and unpaid interest on the Outstanding Principal Balance of the Class G-3 Notes (less any Policy Drawings previously paid in respect of principal of the Class G-3 Notes) at the then Applicable Rate of Interest for the Class G-3 Notes.

“Acquisition Agreements” means the Share Purchase Agreement, the Second Share Purchase Agreement and any other agreements pursuant to which Additional Aircraft (or related Aircraft Interest) are acquired.

“Acquisition Date” means, with respect to any Aircraft Interest (and the Aircraft subject to that Aircraft Interest), the “Closing Date” as defined in the Second Share Purchase Agreement or “Closing Date” or any comparable term in any other Acquisition Agreement.

“Act” has, with respect to any Holder, the meaning given to such term in Section 1.04(a).

“Additional Aircraft” means any aircraft and any related engine acquired by any Issuer Group Member from a Seller or an Affiliate of a Seller or (upon a Rating Agency Confirmation with respect thereto) from any other Person after the Second Closing Date (other than any New Aircraft) in accordance with the provisions hereof including after obtaining the consent of the Policy Provider (unless the Policy Non-Consent Event shall have occurred) and the Initial Primary Liquidity Facility Provider (unless the Initial Primary Liquidity Facility Non-Consent Event shall have occurred), excluding any such aircraft after it has been sold or disposed of by way of a completed Aircraft Sale.

“Additional Aircraft Notes” means any Notes of any subclass of Notes (including additional subclasses) issued pursuant to this Indenture, the proceeds of which are used, in substantial part, to acquire Additional Aircraft or corresponding Aircraft Interest.

“Additional Class E Notes” means any Class E Notes issued by the Issuer under this Indenture from time to time after the Second Closing Date in accordance with Sections 2.11 and 5.02(f)(viii).

“Additional Issuance” has the meaning given to such term in Section 2.11(a).

“Additional Lease” means, with respect to each Additional Aircraft, each aircraft lease agreement, conditional sale agreement, hire purchase agreement or other similar arrangement with respect to such Additional Aircraft.

“Additional Notes” means Additional Aircraft Notes and Conversion Notes.

“Adjusted Base Value” means, with respect to any Aircraft on any Calculation Date, the average of the Base Values of such Aircraft as determined by the Appraisals of such Aircraft delivered in connection with the Relevant Appraisal with respect to such Calculation Date.

“Adjusted Portfolio Value” means, in respect of any Payment Date, the aggregate sum of the “adjusted values” for all of the Aircraft in the Portfolio on the Calculation Date preceding such Payment Date, where the “adjusted value” for each Aircraft is the product of (a) the Adjusted Base Value of such Aircraft on such Calculation Date and (b) the quotient obtained by dividing the Depreciation Factor applicable to such Aircraft on such Calculation Date by the Depreciation Factor applicable to such Aircraft as of the date of the Relevant Appraisal with respect to such Calculation Date.

“Administrative Agency Agreement” means the Administrative Agency Agreement dated as of the Initial Closing Date among the Primary Administrative Agent, the Financial Administrative Agent, the Issuer, the Issuer Subsidiaries party thereto, the Trustee and the Security Trustee, as amended by the Omnibus Agreement.

“Administrative Agent” means, collectively, the Primary Administrative Agent and the Financial Administrative Agent.

“AerCap” means AerCap Holdings N.V.

“AerCap Entity” or “AerCap Entities” has the meaning given to such term in Section 5.02(q)(i).

“AerCap Ireland” means AerCap Ireland Limited.

“Affiliate” has the meaning given to such term in Section 5.02(b).

“Agreed Currency” has the meaning given to such term in Section 12.07(a).

“Agreed Value Payment” means a payment to be made by or on behalf of a Lessee under a Lease upon or following a Total Loss of an Aircraft with respect to such Total Loss.

“Agreement Collateral” has the meaning given to such term in the Security Trust Agreement.

“Aircraft” means the Current Aircraft (or related Aircraft Interest) and the Additional Aircraft (or related Aircraft Interest).

“Aircraft Agreement” means any lease, sublease, conditional sale agreement, finance lease, hire purchase agreement or other agreement (other than an agreement relating to maintenance, modification or repairs) or any purchase option granted to a Person (other than a Purchase Option granted to an Issuer Group Member) to purchase an Aircraft, in each case pursuant to which any Person acquires or is entitled to acquire legal title to, or the economic benefits of ownership of, such Aircraft.

“Aircraft Allocation Amount” with respect to the New Aircraft means the amount for an Aircraft set forth in column IV of Exhibit A of the Second Share Purchase Agreement or, with respect to any

Additional Aircraft, the meaning given to that or any comparable term in the Acquisition Agreement pursuant to which such Aircraft is acquired by an Issuer Group Member. Any Remaining New Aircraft Allocation Amount will be an Aircraft Allocation Amount.

“Aircraft Conversion” has the meaning given to such term in Section 5.02(i).

“Aircraft Conversion Account” has the meaning given to such term in Section 3.01(a).

“Aircraft Interest” means the Ownership Interest in (a) any Person, including without limitation a trust, that owns an aircraft or (b) the Person that holds, directly or indirectly, the interest referred to in clause (a) above. The acquisition or disposition of all of the Aircraft Interest with respect to an Aircraft constitutes, respectively, the acquisition or disposition of that Aircraft.

“Aircraft Purchase Account” has the meaning given to such term in Section 3.01(a).

“Aircraft Purchase Price” with respect to any New Aircraft means the “Purchase Price” (under and as defined in Section 2.2 of the Second Share Purchase Agreement) for the Company owning such New Aircraft or, with respect to any Additional Aircraft, the meaning given to that or any comparable term in the Acquisition Agreement pursuant to which such Aircraft is acquired by an Issuer Group Member.

“Aircraft Sale” means any sale or other disposition of any Aircraft, including by reason of such Aircraft suffering a Total Loss.

“Allowed Restructuring” has the meaning given to such term in Section 5.02(e).

“Annual Report” has the meaning given to such term in Section 2.15(a).

“Annual Review” has the meaning given to such term in Section 5.03(f)(iii).

“Applicable Aviation Authority” means, in relation to any Aircraft, each governmental or regulatory authority that has responsibility for the supervision of civil aviation and/or the registration and operations of civil aircraft in the State of Registration of such Aircraft.

“Applicable Law” means, with respect to any Person, all laws, rules, regulations and orders of governmental or regulatory authorities applicable to such Person, including, without limitation, the regulations of each Applicable Aviation Authority applicable to such Person or the Aircraft owned or operated by it or as to which it has a contractual responsibility.

“Applicable Procedures” means, with respect to any transfer or exchange of Book-Entry Interests, the rules and procedures of the Depositary, the Securities Depository, Euroclear or Clearstream and any of their Participants and Indirect Participants that apply to such transfer or exchange.

“Applicable Rate of Interest” means, with respect to each subclass of Notes, as of any date of determination thereof, the interest rate set forth in or determined in accordance with the terms of such subclass of Notes.

“Applicable Regulations” has the meaning given to such term in Section 12.13.

“Appraisal” means a desktop appraisal of the Base Value of an Aircraft made pursuant to Section 5.03(c).

“Appraiser” has the meaning set forth in Section 5.03(c).

“Assumed Portfolio Value” means, in respect of any Payment Date, the aggregate sum of the “assumed values” for all of the Aircraft in the Portfolio on the Calculation Date preceding such Payment Date, where the “assumed value” for each Aircraft is the product of (a) the Initial Appraised Value of such Aircraft on such Calculation Date and (b) the quotient obtained by dividing the Depreciation Factor applicable to such Aircraft on such Calculation Date by the Depreciation Factor applicable to such Aircraft on the Closing Date on which Notes were issued to finance the acquisition of such Aircraft.

“Authorized Agent” means, with respect to the Notes of any subclass, any authorized Paying Agent or Registrar for the Notes of such subclass.

“Available Amount” means, with respect to the Initial Primary Liquidity Facility, at any date of determination, subject to the proviso contained in the first sentence of Section 3.14(g), an amount equal to (a) the Maximum Commitment at such time, less (b) the aggregate amount of each LF Drawing under the Initial Primary Liquidity Facility outstanding at such time; provided that, following a Downgrade Drawing, a Non-Extension Drawing or a Final Drawing under the Initial Primary Liquidity Facility, the Available Amount shall be zero.

“Available Collections” means, as of the close of business on any Calculation Date, amounts on deposit in the Collections Account. The Available Collections with respect to any payment to be made therefrom shall be determined after giving effect to all payments, if any, having priority to such payment under Section 3.09.

“Avoidance Drawing” has the meaning given to such term in Section 3.15(e).

“Avoided Payment” means any amount paid or required to be paid in respect of the Class G-3 Notes to a holder of the Class G-3 Notes which is voided under any applicable bankruptcy, insolvency, receivership or similar law in an insolvency proceeding by or against the Issuer, any Issuer Subsidiary, the Initial Primary Liquidity Facility Provider or any other provider of an Eligible Credit Facility and, as a result of such an avoidance event, the Trustee or any holder of the Class G-3 Notes is required to return all or any portion of such Avoided Payment made or to be made in respect of the Class G-3 Notes (including any disgorgement from the holders of the Class G-3 Notes resulting from any insolvency proceeding, whether such disgorgement is determined on a theory of preferential conveyance or otherwise).

“Base Value” means the value of an Aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and with full consideration of the Aircraft’s “highest and best use”, presuming an arm’s-length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing, adjusted to account for the maintenance status of such Aircraft (with such assumptions as to use since the last reported status as may be reasonably stated in the Appraisal setting forth such Base Value).

“Basic Terms Modification” has the meaning given to such term in Section 9.01.

“Board” means the board of Directors of the Issuer.

“Board Resolution” means a copy of a resolution certified as having been duly adopted by the Board of the Issuer and being in full force and effect on the date of such certification.

“Book-Entry Interest” means an indirect beneficial interest in a Global Note held through a corresponding Depositary Interest and shown on, and transferred only through, records maintained in book-entry form by the Securities Depository (with respect to the Participants) and its Participants. References to Book-Entry Interests in a Global Note should be understood to mean Book-Entry Interests in the Depositary Interest issued with respect to such Global Note.

“Business Day” means (i) a day on which commercial banks and foreign exchange markets are open in New York, New York, and, with respect to the determination or payment of interest on any Floating Rate Note, a day on which U.S. dollar deposits may be dealt in on the London inter-bank market and, with respect to payments to or withdrawals from the Non-Trustee Accounts, a day on which the financial institution at which such account is located is open for business or (ii) solely with respect to drawings under the Policy, any date other than a day on which (a) the fiscal agent under such Policy, at its office specified in the Policy, (b) the Policy Provider, at its office specified in such Policy, (c) commercial banking institutions in the cities in which the corporate trust office of the Trustee or (d) insurance companies in New York, New York are, in any such case, required or authorized by law or executive order to close.

“Calculation Date” means the fifth Business Day immediately preceding a Payment Date.

“Cape Town Convention” means the Convention on International Interests in Mobile Equipment and its Protocol on Matters Specific to Aircraft Equipment, concluded in Cape Town on 16 November 2001.

“Cash Collateral Account” means the Primary Liquidity Reserve Account (if established) and each account related to an Eligible Credit Facility established as an Account pursuant to Section 3.01(m). The Issuer shall not be deemed a provider of an Eligible Credit Facility with respect to any Cash Collateral Account.

“Cash Management Agreement” means the Cash Management Agreement dated as of the Initial Closing Date among the Cash Manager, the Trustee, the Security Trustee, the Issuer and the Issuer Subsidiaries party thereto, as amended by the Omnibus Agreement.

“Cash Manager” means the Person acting, at the time of determination, in the capacity of the cash manager under the Cash Management Agreement. The initial Cash Manager is Deutsche Bank Trust Company Americas.

“Certain Interest on Unpaid Interest” means interest on accrued and unpaid interest on the Class G Notes, including, without limitation, any interest accrued and unpaid which accrues after the date on which such accrued and unpaid interest is paid by the Policy Provider under the Policy, but excluding interest on interest in respect of which the Policy Provider fails to make a payment under the Policy in accordance with the terms of the Policy after a timely draw thereunder by the Trustee.

“Charitable Trust” means the charitable trust established under the laws of Jersey, Channel Islands to beneficially own 95.1% of the issued shares of the Issuer.

“Charitable Trustee” means the trustee of the Charitable Trust.

“Class E Note Representative” means the representative of the Holders of the Class E Notes selected by Holders of a majority of the Outstanding Principal Balance of the Class E Notes, initially AerCap Ireland.

“Class E Notes” means, collectively, all Notes designated as a subclass of Class E, including the Class E-1 Notes issued prior to the Second Closing Date and the Second Issuance Notes so designated (consisting of the Class E-2 Notes issued as of and after the Second Closing Date), all Additional Notes, if any, so designated, and all Notes, if any, issued in replacement or substitution therefor.

“Class E-1 Notes” means the Initial Notes that are designated Class E-1 Notes with an initial Outstanding Principal Balance of $439,596,667, and all Notes, if any, issued in replacement or substitution therefor.

“Class E-2 Notes” means the Second Issuance Notes that are designated Class E-2 Notes with an initial Outstanding Principal Balance not to exceed $11,734,778, and all Notes, if any, issued in replacement or substitution therefor.

“Class G Cash Collateral Event” has the meaning given to such term in Section 3.01(m).

“Class G Note Target Price” means, as of any date of determination thereof and with respect to any Aircraft, an amount equal to the product of the Designated Percentage with respect to such Aircraft and the then (determined after the intended application of Available Collections (but without taking into account any Net Sale Proceeds from the sale or disposition of such Aircraft) as of the next succeeding Payment Date) aggregate Outstanding Principal Balance of the Class G Notes (less any Policy Drawings previously paid in respect of principal of the Class G Notes).

“Class G Notes” means, collectively, all Notes designated as a subclass of Class G, including the Second Issuance Notes so designated (consisting of Class G-3 Notes issued as of the Second Closing Date), all Additional Notes, if any, so designated, all Refinancing Notes, if any, so designated and all Notes, if any, issued in replacement or substitution therefor.

“Class G-3 Notes” means, collectively, the Second Issuance Notes that are designated Class G-3 Notes with an initial Outstanding Principal Balance not to exceed $1,660,000,000, and all Notes, if any, issued in replacement or substitution therefor.

“Clearstream” means Clearstream Banking, société anonyme, Luxembourg.

“Closing Date” means in the case of (a) the Initial Notes and the Initial Aircraft, the Initial Closing Date or, in the case of Initial Notes issued after the Initial Closing Date and prior to the Second Closing Date, the applicable date of issuance of such Notes, (b) the Second Issuance Notes and the New Aircraft, the Second Closing Date or, in the case of Second Issuance Notes issued in connection with a delivery of Remaining New Aircraft (other than the Second Issuance Notes), the applicable date of issuance of such Notes (c) any Refinancing Notes or Additional Notes, the relevant date of issuance of such Securities and (d) any Additional Aircraft or Aircraft Conversion, the date of issuance of the Additional Notes issued to finance the acquisition of such Additional Aircraft or such Aircraft Conversion.

“Code” means the Internal Revenue Code of 1986 as amended.

“Collateral” has the meaning given to such term in the Security Trust Agreement.

“Collections” means without duplication (a) Rental Payments and all other amounts received by any Issuer Group Member pursuant to any Lease or Related Collateral Document, (b) amounts transferred from any Cash Collateral Account to the Collections Account pursuant to Section 3.01(m), (c) amounts received in respect of claims for damages or in respect of any breach of contract for nonpayment of any of the foregoing, (d) amounts received by an Issuer Group Member in connection with any Aircraft Sale or otherwise received under any Aircraft Agreement, including sale proceeds, Total Loss Proceeds, Agreed Value Payments, proceeds of Repossession Insurance, Requisition Compensation and all Partial Loss Proceeds, less, in each case, any expenses payable by such Issuer Group Member to any Person that is not an Issuer Group Member in connection therewith, (e) amounts received by any Issuer Group Member from insurance with respect to any Aircraft, (f) any amounts transferred from a Lessee Funded Account into the Collections Account in accordance with Section 3.08, (g) any Hedge Receipts, (h) the proceeds of any Investments of the funds in the Accounts (except (i) to the extent that any such proceeds are required to be paid over to any Lessee under a Lease or (ii) the proceeds of any Investments of the funds in the Aircraft Purchase Accounts and the Initial Primary Liquidity Reserve Account), (i) any amounts transferred from any Aircraft Purchase Account into the Collections Account in accordance with Section 3.05(c), (j) any amounts transferred from the Aircraft Conversion Account into the Collections Account in accordance with Section 3.08(f), (k) any amounts received by an Issuer Group Member under an Acquisition Agreement, and (l) any other amounts received by any Issuer Group Member (including any amounts received from any other Issuer Group Member, whether by way of distribution, dividend, repayment of a loan or otherwise, and any proceeds received in connection with any Allowed Restructuring); provided that Collections shall not include (i) payments under the Policy, (ii) Segregated Funds transferred to a Lessee Funded Account, (iii) amounts deposited in the Defeasance/Redemption Account or the Refinancing Account in connection with a Redemption (except any amounts that are amounts under clauses (a) through (l) above), (iv) amounts received in connection with a Refinancing, (v) except as provided above with respect to any amounts transferred therefrom to the Collections Account, amounts in any Cash Collateral Account, any Aircraft Purchase Account and the Aircraft Conversion Account, (vi) amounts not payable to an Issuer Group Member, expenses incurred in connection with the receipt of any Collections or amounts otherwise not to be included as Collections pursuant to any Related Document and (vii) payments under the Initial Primary Liquidity Facility, in each case subject to the restrictions set forth in this Indenture.

“Collections Account” has the meaning given to such term in Section 3.01(a).

“Commission” means the U.S. Securities and Exchange Commission.

“Company” has the meaning given to such term in the Share Purchase Agreement and the Second Share Purchase Agreement, as applicable.

“Concentration Default” means an Event of Default under Section 4.01(d) as a result of a breach of the agreements under Section 5.03(a) which would arise if effect were given to any sale, transfer or other disposition or any purchase or other acquisition pursuant to an Aircraft Agreement as of the date of such Aircraft Agreement regardless of whether such sale, transfer or other disposition or purchase or other acquisition is scheduled or expected to occur after the date of such Aircraft Agreement.

“Concentration Limits” has the meaning given to such term in Section 5.03(a).

“Control” has the meaning given to such term in Section 5.02(b). “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Controlling Party” means, at any time of determination, the Policy Provider until such time as the Class G-3 Notes and the Policy Provider Obligations have been repaid in full except that if a Policy Provider Default has occurred and is continuing, the Controlling Party shall be the Senior Trustee; provided that in the case of the Initial Primary Liquidity Facility Provider or, for any other Eligible Credit Facility, if and only if so provided in the Board Resolution providing for such Eligible Credit Facility, at any time from and including the date that is no earlier than 30 months from the earliest to occur of (a) the date on which the entire amount available under such Eligible Credit Facility (other than any Eligible Credit Facility in the form of a Cash Collateral Account) shall have been drawn (except as a result of (i) a Downgrade Drawing or (ii) a Non-Extension Drawing, in each case not applied to pay any Required Expenses Shortfalls, Senior Hedge Payments Shortfalls or Liquidity Facility Interest Class G Shortfalls) and remain unreimbursed and (b) the date on which the Notes shall have been Accelerated, the provider of such Eligible Credit Facility shall have the right to elect, by Written Notice to the Trustee and the Policy Provider, to become the Controlling Party (in place of the Policy Provider or the Senior Trustee, as applicable) thereafter (subject to the next succeeding proviso) but only for so long as any Credit Facility Obligations due to such provider remain unpaid; provided further, that if, notwithstanding the foregoing, within 15 Business Days after its receipt of any such Written Notice from such provider of such Eligible Credit Facility (which notice may be given on or after the fifteenth Business Day prior to the end of such 30-month Period) the Policy Provider pays to such provider of such Eligible Credit Facility all outstanding Credit Facility Obligations owing to such provider of such Eligible Credit Facility in respect of its Eligible Credit Facility, and interest accrued thereon to such date, the Policy Provider (if it otherwise would have been the Controlling Party) shall remain the Controlling Party so long as no Policy Provider Default has occurred and is continuing; and if a Policy Provider Default has occurred and is continuing, the provider of such Eligible Credit Facility, if it so elects and if Credit Facility Obligations owing to it remain outstanding, shall become the Controlling Party. At any time after such 30-month period, if a Policy Provider Default has occurred and is continuing and the provider of such Eligible Credit Facility does not elect to be the Controlling Party or if no Credit Facility Obligations remain outstanding, then the Senior Trustee shall continue to be the Controlling Party.

“Conversion Agreement” means an aircraft modification agreement which provides for an Aircraft to undergo an Aircraft Conversion.

“Conversion Notes” means any Notes of any subclass (including additional subclasses) of the Class G Notes and Class E Notes issued pursuant to this Indenture, the proceeds of which are used, in substantial part, to make any Conversion Payments.

“Conversion Payment” has the meaning given to such term in Section 5.02(i).

“Core Lease Provisions” means the core lease provisions of the Issuer set forth in Exhibit G of this Indenture, as such provisions may be amended from time to time in accordance with the terms hereof.

“Corporate Obligations” has the meaning given to such term in Section 11.02.

“Corporate Trust Office” means, with respect to the Trustee for each subclass of Notes, the office of such Trustee at which at any particular time its corporate trust business shall be principally administered. The initial Corporate Trust Office is 60 Wall Street, New York, New York 10005, Attention:  Trust and Securities Services/Structured Finance Services.

“Costs” means liabilities, obligations, damages, judgments, settlements, penalties, claims, actions, suits, costs, expenses and disbursements (including, without limitation, reasonable fees and disbursements of legal counsel and costs of investigation).

“Covenant Defeasance” has the meaning given to such term in Section 11.01(b).

“Credit Facility Advance Obligations” means all Credit Facility Obligations other than Credit Facility Expenses and Special Indemnity Payments.

“Credit Facility Expenses” means all Credit Facility Obligations other than (i) the principal amounts under, or the principal amount of any drawings under, the Eligible Credit Facilities, (ii) interest accrued on Credit Facility Obligations and (iii) any portion constituting Special Indemnity Payments.

“Credit Facility Obligations” means all principal, interest, fees, expenses, indemnities, costs and other amounts owing to or incurred by the providers of Eligible Credit Facilities.

“Current Aircraft” means, collectively, the Initial Aircraft and the New Aircraft.

“Current Leases” means, collectively, the Initial Leases and the New Leases.

“Default” means a condition, event or act that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Default Notice” means a notice given pursuant to Section 4.02, declaring all Outstanding principal of and accrued and unpaid interest on the Notes to be immediately due and payable.

“Defeasance/Redemption Account” has the meaning given to such term in Section 3.01(a).

“Deficiency Class G Shortfall” has the meaning given to such term in Section 3.07(h)(ii).

“Deficiency Drawing” has the meaning given to such term in Section 3.15(b).

“Definitive Interest” means an indirect beneficial interest in an IAI Global Note held through a Certificated Depositary Interest (as defined in the Deposit Agreement), and transferred only through records maintained by the Depositary.

“Definitive Notes” has the meaning given to such term in Section 2.07(a).

“Delivered Aircraft” has the meaning given to such term in the Second Share Purchase Agreement.

“Delivered Company” has the meaning given to such term in the Second Share Purchase Agreement.

“Delivery Date” means, with respect to any New Aircraft, the date the shares in a Delivered Company have been transferred by the relevant Seller(s) to the Issuer or the meaning given to that or any comparable term in any other Acquisition Agreement.

“Delivery Expiry Date” means, as to the New Aircraft, February 2, 2008 or, as to any Additional Aircraft, has the meaning given to that or any comparable term in any other Acquisition Agreement.

“Deposit Agreement” means the Amended and Restated Deposit and Custody Agreement, dated as of May 8, 2007, among the Issuer, and Deutsche Bank Trust Company Americas, as Depositary with respect to the Global Notes, and the Custodian therefor, as amended and restated from time to time in accordance with its terms.

“Depositary” means Deutsche Bank Trust Company Americas in its capacity as depositary pursuant to the terms of the Deposit Agreement, including its successors in interest and permitted assigns.

“Depositary Interest” means a certificateless depositary interest or a certificated depository interest created under the Deposit Agreement representing a 100% beneficial interest in a Global Note.

“Depreciation Factor” means (a) with respect to each Current Aircraft on any date of determination, if positive, the product of (1 - (kn)) and (1+g)n/(12), where “n” equals the age of such Aircraft in months from the date of its manufacture, “g” equals 0.025, “k” equals a fraction, the numerator of which is (1-R), where R (i) in the case of any A300C4–600RF Aircraft is 0.1, (ii) in the case of any B737-300, B737-400, B737-500 and B757-200 Aircraft is 0.12, (iii) in the case of any A330-200, A330-300, A340-300 and B767-300ER Aircraft is 0.15 and (iv) in the case of any A319-100, A320-200, A321-200, B737-700 and B737-800 Aircraft is 0.2 and the denominator of which is the Expected Useful Life of such Current Aircraft expressed in months; provided that in the event such Aircraft undergoes an Aircraft Conversion, the Depreciation Factor for such Aircraft shall be the factor determined by the Board (subject to the consent of the Policy Provider) and (b) with respect to each Additional Aircraft, the Depreciation Factor shall be determined by the Board (subject to the consent of the Policy Provider) in connection with the issuance of the Additional Notes funding the acquisition of such Additional Aircraft.

“Designated Percentage” means, as of any date of determination thereof and with respect to any Aircraft, the percentage obtained by dividing the then most recent Adjusted Base Value of such Aircraft by the then most recent Adjusted Portfolio Value.

“Developed Markets” has the meaning determined, from time to time, in accordance with Exhibit C.

“Direction” has the meaning given to such term in Section 1.04(c).

“Director” means a member of board of directors of the Issuer.

“Downgrade Drawing” has the meaning assigned to such term in Section 3.14(c).

“Downgrade Event” has the meaning assigned to such term in the Initial Primary Liquidity Facility.

“DTC” means the Securities Depository.

“Dutch Security Agreement” has the meaning assigned to such term in the Security Trust Agreement.

“Dutch Security Documents” means the Dutch Deed of Share Pledge (Holding) and the Dutch Deed of Share Pledge (Subsidiaries) as such terms are defined in the Dutch Security Agreement.

“Eligibility Requirements” has the meaning given to such term in Section 2.03(b).

“Eligible Account” means (a) a segregated trust account maintained on the books and records of an Eligible Institution in the name of the Security Trustee as a Securities Account under, and as defined in, the Security Trust Agreement (except with respect to the Irish VAT Refund Account, which shall not be a Securities Account); provided that no Cash Collateral Account may be maintained with a liquidity provider at any time at which the Issuer holds any participation in the liquidity facility unless written confirmation shall have been received from each Rating Agency prior to such time to the effect that such maintenance of the Cash Collateral Account with the liquidity provider will not result in a withdrawal or downgrading of the ratings of the Notes or (b) an account maintained on the books and records of an Eligible Institution (so long as such Eligible Institution has a long-term unsecured debt rating of at least AA- by Standard & Poor’s and Aa3 by Moody’s) in the name of an Issuer Group Member as a Non-Trustee Account in compliance with the terms of the Security Trust Agreement.

“Eligible Credit Facility” means (a) the Initial Primary Liquidity Facility provided by the Initial Primary Liquidity Facility Provider, (b) any credit agreement, letter of credit, guarantee, credit or liquidity enhancement facility, term loan facility or other credit facility provided by, or supported by a further such credit facility provided by, an Eligible Provider in favor of any Issuer Group Member and subjected to the lien of the Security Trust Agreement and designated by the Board as an Eligible Credit Facility and (c) any Eligible Account established for the purpose of providing like credit or liquidity support and designated by the Board as an Eligible Credit Facility; provided that the provider of an Eligible Credit Facility shall agree therein that it is entitled only to the priority of repayment accorded to Eligible Credit Facilities under Section 3.09.

“Eligible Institution” means (a) Deutsche Bank Trust Company Americas in its capacity as the Operating Bank and as Trustee in respect of any Eligible Account, so long as it (i) has either (A) a long-term unsecured debt rating of A (or the equivalent) or better by each Rating Agency (in the case of Fitch, to the extent rated by such Rating Agency) or (B) a short-term unsecured debt rating of A-1 by Standard & Poor’s, P-1 by Moody’s and, if rated by Fitch, F1 by Fitch and (ii) can act as a securities intermediary under the New York Uniform Commercial Code; (b) any Irish Bank in respect of the Irish VAT Refund Account, so long as it has either (i) a long-term unsecured debt rating of A (or the equivalent) or better by each Rating Agency (in the case of Fitch, to the extent rated by such Rating Agency) or (ii) a short-term unsecured debt rating of A-1 by Standard & Poor’s, P-1 by Moody’s and, if rated by Fitch, F1 by Fitch and (c) any bank organized under the laws of the United States of America or any state thereof, or the District of Columbia (or any branch of a foreign bank licensed under any such laws) appointed as the Operating Bank in respect of any Eligible Account, so long as it (i) has either (A) a long-term unsecured debt rating of AA (or the equivalent) or better by each Rating Agency (in the case of Fitch, to the extent rated by such Rating Agency) or (B) a short-term unsecured debt rating of A-l by Standard & Poor’s, P-1 by Moody’s and, if rated by Fitch, F1 by Fitch and (ii) can act as a securities intermediary under the New York Uniform Commercial Code, including a Person providing an Eligible Credit Facility so long as such Person shall otherwise so qualify and shall have waived all rights of set-off and counterclaim with respect to the account to be maintained as an Eligible Account.

“Eligible Provider” means a Person (other than any Issuer Group Member) who meets the Threshold Rating or is otherwise designated as an Eligible Provider by the Board subject to a Rating Agency Confirmation and the prior written consent of the Policy Provider.

“Encumbrance” has the meaning given to such term in Section 5.02(b).

“Engine” means each engine installed (or constituting a spare for an engine installed) on any Aircraft, including any engine replacing a previously installed engine under the relevant Lease, and any and all Parts incorporated in, installed on or attached to any such engine.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear System.

“Event of Default” has the meaning, with respect to a subclass of Notes, given to such term in Section 4.01.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Expected Final Payment Date” means with respect to (a) the Class G-3 Notes, August 5, 2016 (as the same may be adjusted in accordance with Section 3.12) and (b) any Refinancing Notes or

Additional Notes, the Expected Final Payment Date, if any, established by or pursuant to a Board Resolution or in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes.

“Expected Target Principal Balance” means, with respect to (a) the Class G-3 Notes on any Payment Date, the amount set forth in Schedule 3 hereof (as the same may be adjusted in accordance with Section 3.12), and (b) any Refinancing Notes or Additional Notes, the amount set forth in a schedule established by or pursuant to a Board Resolution or in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes.

“Expected Useful Life” means, with respect to each Current Aircraft, 25 years from the date of manufacture (or, in the case of converted freighter aircraft, 15 years from the date of completion of the conversion to freighter configuration, or, in the case of Aircraft with manufacturer’s serial number 755 and manufacturer’s serial number 758, 30 years from the date of manufacture) and, with respect to any Additional Aircraft or an Aircraft subject to an Aircraft Conversion, the “Useful Life” established by or pursuant to a Board Resolution or in any indenture supplemental hereto providing for the issuance of Additional Notes to fund the acquisition of such Additional Aircraft or Aircraft Conversion.

“Expense Account” has the meaning given to such term in Section 3.01(a).

“Expenses” means, collectively, any fees, costs or expenses Incurred by an Issuer Group Member in the course of the business activities permitted under Section 5.02(e), including, without limitation, (i) any fees, expenses and indemnification amounts (including, without limitation, any and all claims, expenses, obligations, liabilities, losses, damages and penalties) of, or owing to, the Trustee, the Directors, the Security Trustee, the Operating Bank, the Cash Manager, the Depositary, the Note Custodian, any Authorized Agent, the Charitable Trustee and any other Service Provider; provided, that, such indemnification amounts shall not exceed $25 million in the aggregate; provided, further, that the foregoing limitation shall not apply following the delivery of a Default Notice or during the continuance of an Acceleration Default, (ii) any premiums on the liability insurance required to be maintained for the benefit of the Directors, (iii) all Taxes payable by the Issuer Group Members by reason of the business activities permitted under Section 5.02(e) and the other activities described in and permitted under the Related Documents, (iv) any Credit Facility Expenses, (v) any Policy Expenses, (vi) any payment obligation (including, without limitation, any indemnity payments) or other amount payable by any Issuer Group Member to any Lessee pursuant to a Lease and (vii) subject to a limit of 1.0% of the average monthly head lease rent with respect to the relevant Aircraft (or other amount approved by a Board Resolution with a Rating Agency Confirmation and the prior written consent of the Policy Provider with respect thereto) with respect to each Issuer Subsidiary entitled thereto, the shortfall between Rental Payments received by or on behalf of such Issuer Subsidiary in respect of a Lease of such Aircraft and the amount payable by such Issuer Subsidiary, as head lease rent with respect to such Aircraft, to another Issuer Group Member that is the owner of such Issuer Subsidiary; provided, however, that, except as expressly provided herein, Expenses shall not include (i) any amount payable on the Securities or under any Hedge Agreement, any Policy Premium or Policy Redemption Premium or any interest accrued on any Policy Premium or Policy Redemption Premium, any Special Indemnity Payment or any Credit Facility Advance Obligations or (ii) to the extent there would otherwise be a deduction for an Expense of an amount already deducted in the determination of “Collections”, any expense referred to in clause (d) of the definition of “Collections”.

“Final Drawing” has the meaning assigned to such term in Section 3.14(i).

“Final Maturity Date” means with respect to (a) the Second Issuance Notes, May 10, 2032 and (b) any Refinancing Notes or Additional Notes, the date specified in the form of such Notes.

“Final Order” means in respect of an Avoided Payment, a final, nonappealable order of a court exercising jurisdiction in an insolvency proceeding by or against the Issuer, any Issuer Group Member, the Initial Primary Liquidity Facility Provider or any other provider of an Eligible Credit Facility.

“Final Policy Election” has the meaning given to such term in Section 3.15(c).

“Financial Administrative Agent” means, with respect to any date of determination, the Person acting, at such time, in the capacity of the financial administrative agent of the Issuer Group Members under the Administrative Agency Agreement. The initial Financial Administrative Agent is AerCap Cash Manager II Limited.

“Fitch” means Fitch, Inc.

“Fixed Rate Notes” means the Class E-1 Notes and the Class E-2 Notes and any Refinancing Notes or Additional Notes issued with a fixed rate of interest.

“Floating Rate Notes” means the Class G-3 Notes and any Refinancing Notes or Additional Notes issued with a floating or variable rate of interest.

“Future Lease” means, with respect to each Aircraft, any aircraft lease agreement as may be in effect at any time after the Closing Date on which Notes were issued to finance the acquisition of such Aircraft between an Issuer Group Member (as lessor) and a Person not an Issuer Group Member (as lessee), in each case other than any Current Lease or Additional Lease; provided that if, under any sub-leasing arrangement with respect to an Aircraft, the lessor thereof agrees to receive payments or collateral directly from, or is to make payments directly to, the sub-lessee, in any such case to the exclusion of the related Lessee, then the relevant sub-lease shall constitute the “Lease”, and the sub-lessee shall constitute the related “Lessee” with respect to such Aircraft, but only to the extent of the provisions of such sub-lease agreement relevant to such payments and collateral and to the extent agreed by the relevant lessor.

“GAAP” means generally accepted accounting principles in the jurisdiction as specified by the Board.

“Global Notes” means any Rule 144A Global Notes, Regulation S Global Notes and IAI Global Notes, as applicable.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” when used as a verb has a corresponding meaning.

“Hedge Agreement” means any interest rate or currency swap, cap, floor, Swaption, or other interest rate or currency hedging agreement between the Issuer and any Hedge Provider existing on the Second Closing Date (including the New Hedge Agreements) or entered into in accordance with Section 5.02(e)(iv).

“Hedge Breakage Costs” means any amounts payable by any Issuer Group Member to a Hedge Provider as a result of any early termination (however described or defined therein) of any Hedge Agreement.

“Hedge Provider” means the counterparty to any Issuer Group Member under any Hedge Agreement.

“Hedge Receipt” means a net payment to be made by a Hedge Provider (if any) into the Collections Account under a Hedge Agreement and includes any termination payment received from any counterparty to a Hedge Agreement.

“Holder” or “Noteholder” means (a) in the case of any Global Note, the bearer thereof, which shall initially be the Depositary and (b) in the case of any Definitive Note, the Person in whose name such Note is registered from time to time.

“IAI Global Note” shall have the meaning ascribed to such term in Section 2.01(b).

“Incur” has the meaning given to such term in Section 5.02(f).

“Indebtedness” means, with respect to any Person at any date of determination (without duplication), (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (d) all the obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of purchasing such property or service or taking delivery and title thereto or the completion of such services, and payment deferrals arranged primarily as a method of raising finance or financing the acquisition of such property or service, (e) all obligations of such Person under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under generally accepted accounting principles in the U.S., (f) all Indebtedness of other Persons secured by a lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, and (g) all Indebtedness of other Persons Guaranteed by such Person.

“Indenture” has the meaning given to such term in the preamble hereof.

“Independent Director” means a Person that is not at the time of its appointment or at any time when such Person is serving as an Independent Director and has not been for the five years prior to its appointment as an Independent Director (i) an employee, officer or director, or the beneficial holder (directly or indirectly) of more than 5% of any Ownership Interest, of AerCap Ireland, any Holder of the Class E Notes or any Affiliate of any such Person, or (ii) a spouse of, or Person related to (but not more remote than first cousins), a Person referred to at (i) above.

“Indirect Participant” means a Person who holds an interest through a Participant.

“Initial Aircraft” means each of the aircraft identified in Schedule 1A hereto (including any related Engines and Parts), excluding any such aircraft (or related Aircraft Interest) sold or disposed of (directly or indirectly) by way of a completed Aircraft Sale.

“Initial Appraised Value” means (a) in the case of each Current Aircraft (other than a Substitute Aircraft), the average of the appraisals by each of the Initial Appraisers of the Base Value of such Aircraft as of March 31, 2007, (b) in the case of any Substitute Aircraft, the average of the appraisals by each of the Initial Appraisers of the Base Value of such Aircraft as of a date not more than six months prior to the date of the acquisition of such Aircraft and (c) in the case of any Additional Aircraft, the average of the appraisals by each of the Appraisers of the Base Value of such Aircraft as of a date not more than six months prior to the Closing Date for the issuance of the relevant Additional Notes.

“Initial Appraisers” means Aircraft Information Services, Inc., Ascend, a division of Airclaims Limited, and BK Associates, Inc.

“Initial Class E Notes” means the Class E-1 Notes issued prior to the Second Closing Date.

“Initial Class G Notes” mean the Class G Notes issued prior to the Second Closing Date.

“Initial Closing Date” means September 15, 2005.

“Initial Expenses” means Expenses related to the issuance of the Second Issuance Notes (including costs and expenses incurred in connection with the refinancing of the Initial Notes (other than the Class E-1 Notes) on the Second Closing Date) and the acquisition of the New Aircraft other than Expenses related to the acquisition of the Remaining New Aircraft incurred after the Second Closing Date.

“Initial Lease” means, with respect to each Initial Aircraft, each aircraft lease agreement, conditional sale agreement, hire purchase agreement or other similar arrangement with respect to such Initial Aircraft in existence at the Second Closing Date.

“Initial Notes” means the Initial Class G Notes, the Initial Class E Notes and the other Notes issued prior to the Second Closing Date pursuant to the Original Indenture.

“Initial Outstanding Balance” means, with respect to any subclass of Notes, the initial Outstanding Principal Balance thereof on the date of issuance of such Notes.

“Initial Primary Liquidity Facility” means the Revolving Credit Agreement dated as of the Second Closing Date among the Initial Primary Liquidity Facility Provider, the Issuer and the Cash Manager, as amended from time to time in accordance with its terms and as replaced and so designated pursuant to Section 3.14(e)(iii).

“Initial Primary Liquidity Facility Non-Consent Event” means the occurrence of (i) the payment of the Class G Notes in full (other than any Refinancing Notes that are Class G Notes so long as the Class G Notes covered by the Initial Primary Liquidity Facility have been paid in full with the proceeds of the issuance of such Refinancing Notes, such Refinancing Notes are not covered by the Initial Primary Liquidity Facility and the Initial Primary Liquidity Facility has been terminated in connection with such Refinancing), (ii) the termination of the Initial Primary Liquidity Facility, and (iii) the payment of all Credit Facility Obligations owed to the Initial Primary Liquidity Facility Provider in full.

“Initial Primary Liquidity Facility Provider” means Calyon.

“Initial Primary Liquidity Payment Account” has the meaning given to such term in Section 3.01(a).

“Initial Primary Liquidity Reserve Account” has the meaning given to such term in Section 3.01(a).

“Initial Purchasers” means UBS Securities LLC, UBS Limited and Calyon Securities (USA) Inc.

“Insolvency Proceeding” means any proceeding of the type referred to in clause (e) or (f) of Section 4.01 in respect of the Issuer.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Insurance Servicer” means the Person acting, at the time of determination, in the capacity as insurance servicing agent under the Servicing Agreement. The initial Insurance Servicer is AerCap Cash Manager II Limited.

“Insured Minimum Principal Payment Amount” means, with respect to the Payment Date following each Calculation Date occurring on or after 24 months after the date of an Event of Default under Section 4.01(a) or 4.01(b) that is continuing or an Acceleration of the Notes, the excess, if any, of (a) the Outstanding Principal Balance of the Class G-3 Notes as of such Payment Date (less any Policy Drawings previously paid in respect of principal of the Class G-3 Notes) over (b) the Expected Target Principal Balance of the Class G-3 Notes on the Payment Date that preceded such Payment Date by 24 months.

“Intercompany Loan” has the meaning given to such term in Section 5.02(f).

“Interest Accrual Period” means, as to each subclass of Notes, each of the following periods:  the period commencing on (and including) the relevant Closing Date and ending on (but excluding) the first Payment Date thereafter and each successive period beginning on (and including) a Payment Date and ending on (but excluding) the next succeeding Payment Date; provided that the final Interest Accrual Period with respect to any subclass of Notes shall end on but exclude the date such subclass of Notes is repaid in full. Account balances with respect to each Interest Accrual Period shall be determined by reference to the balances of funds on deposit in the Accounts as of the close of business on the Calculation Date immediately preceding each Payment Date.

“Interest Amount” means, with respect to each subclass of Notes, on any Payment Date, (a) the amount of interest accrued and unpaid to such Payment Date at the Applicable Rate of Interest with respect to such subclass of Notes for the Interest Accrual Period ending on such Payment Date, determined in accordance with the terms of such subclass of Notes, plus (b) interest at the rate specified in clause (a) above on any Interest Amount due but not paid on any prior Payment Date.

“Interest Class G Drawing” means a Policy Drawing made pursuant to Section 3.15(a).

“Interest Class G Shortfall” has the meaning given to such term in Section 3.07(h)(i).

“Investment” has the meaning given to such term in Section 5.02(c).

“Investment Earnings” means investment earnings on funds on deposit in any Account net of losses and investment expenses of the Cash Manager in making such investments.

“Irish Bank” means any bank organized under the laws of the Republic of Ireland.

“Irish Paying Agent” means Custom House Administration and Corporate Services Limited.

“Irish Security Agreement” has the meaning given to it in Section 3.01(a).

“Irish Share Mortgage” has the meaning given to it in the Security Trust Agreement.

“Irish VAT Refund Account” has the meaning given to such term in Section 3.01(a).

“Issuer” has the meaning set forth in the preamble hereof.

“Issuer Group” means the Issuer and each Issuer Subsidiary.

“Issuer Group Member” means the Issuer or an Issuer Subsidiary.

“Issuer Secretary” means the secretary of the Issuer. The initial Issuer Secretary is Mourant & Co. Secretaries Limited.

“Issuer Subsidiary” means each direct or indirect subsidiary of the Issuer (including each trust of which the Issuer or a subsidiary thereof is the holder of the beneficial interest) existing on the Second Closing Date and listed on Schedule 2 to this Indenture and any other direct or indirect subsidiary (including any such trust) of the Issuer.

“Junior Claim” means (a) with respect to Expenses, all other Obligations and (b) with respect to any other Obligations, all Obligations, in each case, as to which the payment of such other Obligations constitute a Prior Ranking Amount.

“Junior Claimant” means the holder of a Junior Claim.

“Junior Representative” means, as applicable, the Trustee with respect to any Junior Claim consisting of any subclass of Notes of which it is the Trustee and any other Person acting as the representative of one or more Junior Claimants.

“LEAGA Amendment and Accession Agreement” means the LEAGA Amendment and Accession Agreement dated as of the Second Closing Date between, among others, the Issuer and certain of the Issuer Subsidiaries.

“Leases” means the Current Leases, the Future Leases and the Additional Leases.

“Legal Defeasance” has the meaning given to such term in Section 11.01(b).

“Lessee” means each Person who is the lessee of an Aircraft from time to time leased from an Issuer Group Member pursuant to a Lease.

“Lessee Funded Account” has the meaning given to such term in Section 3.01(a).

“LF Drawing” has the meaning given to such term in Section 3.14(a).

“LIBOR” means the London interbank offered rate for one month U.S. dollar deposits, determined pursuant to the Reference Agency Agreement, or such other interest rate so denominated, with respect to any Additional Notes or Refinancing Notes, in an indenture supplemental hereto for any such Notes or in the form thereof.

“LIBOR Break Costs” means, as of any date of redemption of any subclass of Class G Notes (the “Applicable Date”), an amount determined by the Cash Manager on the date that is two Business Days prior to the Applicable Date pursuant to the formula set forth below; provided, however, that no LIBOR

Break Costs will be payable (x) if the LIBOR Break Costs, as calculated pursuant to the formula set forth below, is equal to or less than zero, or (y) on or in respect of any Applicable Date that is a Payment Date.

LIBOR Break Costs = Z-Y

Where:

X               =                 with respect to any applicable Interest Accrual Period, the sum of (i) the amount of the Outstanding Principal Balance of such subclass of Class G Notes to be redeemed on the Applicable Date plus (ii) interest payable thereon during the entire then applicable Interest Accrual Period at the then effective LIBOR.

Y                =                 X, discounted to present value from the last day of the then applicable Interest Accrual Period to the Applicable Date, using then effective LIBOR as the discount rate.

Z                =                 X, discounted to present value from the last day of the then applicable Interest Accrual Period to the Applicable Date, using a rate equal to the applicable London interbank offered rate for a period commencing on the Applicable Date and ending on the last day of the then applicable Interest Accrual Period, determined by the Cash Manager as of two Business Days prior to the Applicable Date as the discount rate.

“Liquidity Event of Default” has the meaning assigned to such term in the Initial Primary Liquidity Facility.

“Liquidity Facility Interest Class G Shortfall” has the meaning given to such term in Section 3.07(g).

“Listing Agent” means McCann FitzGerald Listing Services Limited.

“Loan, Expenses Apportionment and Guarantee Agreement” means the Loan, Expenses Apportionment and Guarantee Agreement dated as of the Initial Closing Date between the Issuer as Lender and the borrowers from time to time party thereto as amended by the LEAGA Amendment and Accession Agreement.

“Malaysian Share Charge” has the meaning given to it in the Security Trust Agreement.

“Material Hedge Agreement Terms” means events of default, termination events, additional termination events, Subordinated Hedge Payment provisions, Policy Provider step-in rights, Policy Provider consent rights to amendments, assignments and transfers, provisions relating to the obligation of the Hedge Provider to any Issuer Group Member to post collateral, find a replacement counterpart or take other remedial action upon a downgrade in its credit rating (together with the associated ratings thresholds) and a provision stating that the Policy Provider is an intended third-party beneficiary.

“Maximum Commitment” has the meaning assigned to such term in the Initial Primary Liquidity Facility.

“Minimum Class G Principal Shortfall” has the meaning given to such term in Section 3.07(h)(v).

“Modification Payment” has the meaning given to such term in Section 5.02(i).

“Monthly Report” has the meaning given to such term in Section 2.15(a).

“Moody’s” means Moody’s Investors Service, Inc.

“Net Sale Proceeds” means, with respect to any sale or other disposition of any assets, the aggregate amount of cash received or to be received from time to time (whether as initial or deferred consideration) by or on behalf of the seller in connection with such transaction after deducting therefrom (without duplication) (a) reasonable and customary brokerage commissions and other similar fees and commissions (including fees received by the Servicer under the Servicing Agreement) and (b) the amount of taxes payable in connection with or as a result of such transaction, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of the seller and are properly attributable to such transaction or to the asset that is the subject thereof.

“New Aircraft” means each of the aircraft identified in Schedule 1B hereto (including any related Engines and Parts) and any Substitute Aircraft, excluding any such aircraft (or related Aircraft Interest) sold or disposed of (directly or indirectly) by way of a completed Aircraft Sale and any Remaining New Aircraft for which a Substitute Aircraft is acquired pursuant to the Second Share Purchase Agreement.

“New Hedge Agreement” means the interest rate cap transaction with an effective date of May 8, 2007 under the ISDA Master Agreement dated as of May 8, 2007 between UBS AG and the Issuer.

“New Lease” means, with respect to each New Aircraft, each aircraft lease agreement, conditional sale agreement, hire purchase agreement or other similar arrangement with respect to such New Aircraft in existence at the Second Closing Date and specified in Schedule 7 to the Second Share Purchase Agreement or with respect to any Substitute Aircraft described therein, as such agreement may be amended, modified, extended, supplemented, assigned or novated from time to time.

“Non-Delivery Event” has the meaning given to such term in the Second Share Purchase Agreement.

“Non-Extension Drawing” has the meaning assigned to such term in Section 3.14(d).

“Non-Extended Facility” has the meaning assigned to such term in Section 3.14(d).

“Non-Significant Subsidiary” means a direct or indirect subsidiary of the Issuer with respect to which an order or decree described in 4.01(e) has been entered or an event described in 4.01(f) has occurred if, as of the date of the entry of such order or decree or of such event, as the case may be, such subsidiary, together with all of the subsidiaries of the Issuer that have been and, unless liquidated, continue to be subject to such an order or decree or event, as the case may be, own or lease Aircraft having an aggregate Adjusted Base Value of less than 10% of the Adjusted Portfolio Value as of such applicable date of such order or decree or event.

“Non-Trustee Accounts” has the meaning given to such term in Section 3.01(f).

“Non-U.S. Person” means a person who is not a U.S. person, as defined in Regulation S.

“Note Account” has the meaning given to such term in Section 3.01(a).

“Note Custodian” means Deutsche Bank Trust Company Americas in its capacity as note custodian pursuant to the terms of the Deposit Agreement, including its successors in interest and permitted assigns.

“Note Purchase Agreement” means the Note Purchase Agreement dated as of April 27, 2007 between the Issuer, AerCap and the Initial Purchasers.

“Note Target Price” means, as of any date of determination thereof and with respect to any Aircraft, an amount equal to 103% of the aggregate Outstanding Principal Balance of the Class G Notes allocable to such Aircraft together with any accrued but unpaid interest on such Outstanding Principal Balance, and any related Hedge Breakage Costs and any Policy Premium then due and payable to the Policy Provider, allocable in each case to such Aircraft on the date of the sale agreement or Purchase Option exercise date, as the case may be. On any date, the Outstanding Principal Balance of the Class G Notes and Policy Premium (each an “Allocable Amount”) allocable to an Aircraft shall equal the product of (i) (A) the Adjusted Base Value of such Aircraft divided by (B) the Adjusted Portfolio Value and (ii) such Allocable Amount, in each case on the most recent Payment Date.

“Notes” means the Initial Notes, the Second Issuance Notes, all Additional Notes, if any, all Refinancing Notes, if any, and all Notes, if any, issued in replacement or substitution of a Note.

“Notice of Avoided Payment” has the meaning given to such term in the Policy.

“Notice of Nonpayment” has the meaning given to such term in the Policy.

“Notices” has the meaning given to such term in Section 12.05.

“Obligations” means the Secured Obligations.

“Offering Memorandum” means the offering memorandum dated April 27, 2007 issued by the Issuer in respect of the offering of the Class G-3 Notes.

“Officer’s Certificate” means a certificate signed by, with respect to the Issuer, any Director and, with respect to any other Person, any authorized officer, director, trustee or equivalent representative of such Person.

“Omnibus Agreement” means the Service Provider Omnibus Amendment dated as of the Second Closing Date among the Issuer, the Issuer Subsidiaries, AerCap Ireland, AerCap Administrative Services Limited, AerCap Cash Manager II Limited, the Policy Provider and Deutsche Bank Trust Company Americas.

“Operating Bank” means the Person acting, at the time of determination, as the Operating Bank under the Security Trust Agreement. The initial Operating Bank is Deutsche Bank Trust Company Americas.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Issuer, that meets the requirements of Section 1.03.

“Optional Redemption” means a Redemption of Notes pursuant to Section 3.11(a).

“Original Indenture” has the meaning given to such term in the recitals.

“Outstanding” means (a) with respect to the Notes of any class or subclass at any time, all Notes of such class or subclass theretofore authenticated and delivered by the Trustee except (i) any such Notes cancelled by, or delivered for cancellation to, the Trustee; (ii) any such Notes, or portions thereof, for the payment of principal of and accrued and unpaid interest on which moneys have been deposited in the applicable Note Account or distributed to Holders by the Trustee and any such Notes, or portions thereof, for the payment or redemption of which moneys in the necessary amount have been deposited in the Defeasance/Redemption Account; provided that if such Notes are to be redeemed prior to the maturity thereof in accordance with the requirements of Section 3.11(a) or 3.11(b), notice of such redemption shall have been given as provided in Section 3.11(c), or provision satisfactory to the Trustee shall have been made for giving such notice; and (iii) any such Notes in exchange or substitution for which other Notes have been authenticated and delivered, or which have been paid pursuant to the terms of this Indenture (unless proof satisfactory to the Trustee is presented that any of such Note is held by a Person in whose hands such Note is a legal, valid and binding obligation of the Issuer); and (b) when used with respect to any evidence of indebtedness other than any Notes means, at any time, any principal amount thereof then unpaid and outstanding (whether or not due or payable).

“Outstanding Amount” has the meaning given to such term in Section 3.07(h)(iii).

“Outstanding Balance” has the meaning given to such term in Section 3.15(c).

“Outstanding Principal Balance” means, with respect to any Notes Outstanding, the total principal amount evidenced by such Outstanding Notes unpaid at any time.

“Outstanding Priority Balance” has the meaning given to such term in Section 4.13.

“Ownership Interest” has the meaning given to such term in Section 5.02(b).

“Partial Loss” means, with respect to any Aircraft, any event or occurrence of loss, damage, destruction or the like which is not a Total Loss.

“Partial Loss Proceeds” means, with respect to any Aircraft, the total proceeds of the insurance or reinsurance (other than in respect of liability insurance) paid in respect of any Partial Loss to any Issuer Group Member.

“Participant” means, with respect to DTC, Euroclear or Clearstream, a Person who has an account with DTC, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Parts” means any part, component, appliance, accessory, instrument or other item of equipment (other than any Engine) installed in or attached to (or constituting a spare for any such item installed in or attached to) any Aircraft (other than any Engine).

“Paying Agent” has the meaning given to such term in Section 2.03(a).

“Payment Date” means the fifth Business Day of each month.

“Permitted Account Investments” means, in each case (except with regard to clause (f)), book-entry securities, negotiable instruments or securities in registered form that evidence:

(a)                                  direct obligations of, and obligations fully Guaranteed as to timely payment by, the United States of America (having original maturities of no more than 365 days, or such lesser time as is required for the distribution of funds);

(b)                                 money market deposit accounts, demand deposits, time deposits, savings deposits or certificates of deposit of the Operating Bank or of depository institutions or trust companies organized under the laws of the United States of America or any state thereof, or the District of Columbia (or any domestic branch of a foreign bank) (i) having original maturities of no more than 365 days, or such lesser time as is required for the distribution of funds; provided that at the time of Investment or contractual commitment to invest therein, the short-term debt rating of such depository institution or trust company shall be at least A-1 by Standard & Poor’s, P-1 by Moody’s and, if rated by Fitch, F1 by Fitch or (ii) having maturities of more than 365 days and, at the time of the Investment or contractual commitment to invest therein, a rating of AA by Standard & Poor’s, Aa2 by Moody’s and, if rated by Fitch, A by Fitch; provided that, during any applicable period, not more than 20% of the Issuer’s aggregate Permitted Account Investments may be made in investments described under this clause (b);

(c)                                  corporate or municipal debt obligations (including, without limitation, open market commercial paper) (i) having remaining maturities of no more than 365 days, or such lesser time as is required for the distribution of funds, having, at the time of the Permitted Account Investment or contractual commitment to invest therein, a rating of at least A-1 or AA by Standard & Poor’s, P-1 or Aa2 by Moody’s and, if rated by Fitch, F1 or AA by Fitch or (ii) having maturities of more than 365 days and, at the time of the Investment or contractual commitment to invest therein, a rating of AA by Standard & Poor’s, Aa2 by Moody’s and, if rated by Fitch, AA by Fitch;

(d)                                 Investments in money market funds (including funds in respect of which the Trustee or any of its Affiliates is investment manager or advisor) having a rating of at least AA by Standard & Poor’s, Aa2 by Moody’s and, if rated by Fitch, AA by Fitch;

(e)                                  notes or bankers’ acceptances (having original maturities of no more than 365 days, or such lesser time as is required for the distribution of funds) issued by any depository institution or trust company referred to in (b) above; or

(f)                                    any other Investments approved pursuant to a Rating Agency Confirmation;

provided, however, that no Investment shall be made in any obligations of any depository institution or trust company which has a contractual right to set off and apply any deposits held, and other indebtedness owing, by any Issuer Group Member to or for the credit or the account of such bank.

“Permitted Accruals” has the meaning given to such term in Section 3.09(a).

“Permitted Additional Aircraft Acquisition” has the meaning given to such term in Section 5.02(h).

“Permitted Encumbrance” has the meaning given to such term in Section 5.02(b).

“Permitted Tax-Related Disposition” has the meaning given to such term in Section 5.02(g).

“Person” means any natural person, firm, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any political subdivision thereof or any other legal entity, including public bodies.

“Pledged Beneficial Interest” has the meaning given to such term in the Security Trust Agreement.

“Pledged Debt” has the meaning given to such term in the Security Trust Agreement.

“Pledged Membership Interest” has the meaning given to such term in the Security Trust Agreement.

“Pledged Shares” has the meaning given to such term in the Security Trust Agreement.

“Policy” means the MBIA Financial Guaranty Insurance Policy No. 495150 issued on the Second Closing Date by the Policy Provider, together with all endorsements thereto, in favor of the Trustee for the benefit of the Holders of the Class G-3 Notes.

“Policy Drawing” means, with respect to the Policy, any payment of a claim under the Policy.

“Policy Expenses” means all amounts (including, but not limited to, all amounts in respect of fees, indemnities or costs and expenses incurred by the Policy Provider, including, without limitation, in connection with the enforcement, defense or preservation of any rights in respect of any of the Related Documents) due to the Policy Provider under the Policy Provider Agreement or any other Policy Provider Document other than (i) reimbursement of any Policy Drawing, (ii) any Policy Premium or Policy Redemption Premium, (iii) any interest accrued on any Policy Drawings or any Policy Premium or Policy Redemption Premium, and (iv) reimbursement of and interest on any Credit Facility Advance Obligations in respect of any Eligible Credit Facility paid by the Policy Provider to any provider of an Eligible Credit Facility.

“Policy Fee Letter” means the fee letter, dated as of May 8, 2007 from the Policy Provider to the Issuer and the Trustee setting forth the Policy Premium and certain other amounts payable in respect of the Policy.

“Policy Non-Consent Event” means the occurrence of (i) the payment of the Class G Notes in full (other than any Refinancing Notes that are Class G Notes so long as the Class G Notes covered by the Policy have been paid in full with the proceeds of the issuance of such Refinancing Notes, such Refinancing Notes are not covered by the Policy and the Policy has been terminated and surrendered to the Policy Provider for cancellation in connection with such Refinancing), (ii) the termination and surrender of the Policy to the Policy Provider for cancellation and (iii) the payment of all Policy Provider Obligations in full.

“Policy Premium” has the meaning given to such term in the Policy Fee Letter.

“Policy Provider” means MBIA Insurance Corporation, a New York stock insurance company, or any successor thereto, as issuer of the Policy.

“Policy Provider Agreement” means the Insurance and Indemnity Agreement, dated as of the Second Closing Date, among the Trustee, the Issuer and the Policy Provider.

“Policy Provider Default” means the occurrence of any of the following events:  (a) the Policy Provider fails to make a payment required under the Policy in accordance with its terms and such failure remains unremedied for two Business Days following the delivery of Written Notice of such failure by the Trustee, Cash Manager, Operating Bank or the Administrative Agent to the Policy Provider, or (b) the Policy Provider (i) files any petition or commences any case or proceeding under any provisions of any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) makes a general assignment for the benefit of its creditors or (iii) has an order for relief entered against it under any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization that is final and nonappealable, or (c) a court of competent jurisdiction, the New York Insurance Department or another competent judicial or regulatory authority enters a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Policy Provider or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Policy Provider (or taking of possession of all or any material portion of the Policy Provider’s property).

“Policy Provider Documents” means the Policy, the Policy Fee Letter, the Policy Provider Agreement and the Policy Provider Indemnification Agreement.

“Policy Provider Indemnification Agreement” means the Indemnification Agreement dated as of April 27, 2007 entered into between the Policy Provider, the Issuer and the Initial Purchasers.

“Policy Provider Obligations” means all reimbursements and other amounts, including without limitation, fees and indemnities, due to the Policy Provider hereunder, or under the Policy Fee Letter, the Policy Provider Agreement, the Policy and the Policy Provider Indemnification Agreement, all such amounts to be paid only as expressly provided hereunder and without duplication whether by reason of any rights of subrogation or otherwise.

“Policy Redemption Premium” has the meaning given to such term in the Policy Fee Letter.

“Pool Factor” means, with respect to each subclass of Notes on any Payment Date, the “Pool Factor” for such Payment Date set forth in Schedule 8 hereto or in the appendix to such Notes, as the same may be adjusted in accordance with Section 3.12.

“Portfolio” means, at any time, all of (i) the Current Aircraft and (ii) any Additional Aircraft then owned by the Issuer Group.

“Precedent Lease” has the meaning given to such term in Section 5.03(f).

“Primary Administrative Agent” means, with respect to any date of determination, the Person acting, at such time, in the capacity of the primary administrative agent of the Issuer Group Members under the Administrative Agency Agreement. The initial Primary Administrative Agent is AerCap Administrative Services Limited.

“Primary Expenses” means all Expenses other than Modification Payments and Refinancing Expenses.

“Primary Liquidity Reserve Account” means any Cash Collateral Account established by or pursuant to a Board Resolution designating such Account as a “Primary Liquidity Reserve Account”.

“Primary Servicer” means the Person acting, at the time of determination, in the capacity as primary servicing agent under the Servicing Agreement. The initial Primary Servicer is AerCap Ireland.

“Prior Ranking Amounts” means, with respect to any amount to be paid (or retained in the Collections Account) in accordance with Section 3.09(a) or 3.09(b) (as applicable), all amounts, if any, to be paid (or retained in the Collections Account) prior to the payment (or retention) of such amount in accordance with Section 3.09(a) or 3.09(b) (as applicable).

“Prohibited Countries” has the meaning determined, from time to time, in accordance with Section 5.03(a).

“Purchase Option” means a contractual option granted by the lessor or owner under an Aircraft Agreement (including pursuant to a conditional sale agreement) as to the purchase of the applicable Aircraft.

“Qualified Institutional Buyer” shall have the meaning given to such term in Rule 144A.

“Quarterly Report” has the meaning given to such term in Section 2.15(a).

“Rating Agency” means each of Moody’s, Standard & Poor’s, Fitch and any other nationally recognized rating agency designated by the Issuer; provided that such organizations shall only be deemed to be a Rating Agency for purposes of this Indenture with respect to the Notes they are then rating.

“Rating Agency Confirmation” means a written confirmation in advance of certain actions or transactions contemplated by the Issuer Group from each of the Rating Agencies then rating any of the Notes (unless otherwise specified in the applicable Related Document), that such action or transaction in and of itself will not result in the lowering, qualification or withdrawal by such Rating Agency of its then current credit rating, if any, of any subclass of Notes (such rating, in the case of the Class G Notes, as determined without regard to the Policy).

“Received Currency” has the meaning given to such term in Section 12.07(a).

“Receiver” means any Person or Persons appointed as (and any additional Person or Persons appointed or substituted as) administrative receiver, receiver, manager or receiver and manager.

“Record Date” means, with respect to each Payment Date, the close of business on the day that is 15 days prior to such Payment Date or, if 15 days has not passed since the Second Closing Date, the Second Closing Date, in any event whether or not such day is a Business Day.

“Redemption” has the meaning given to such term in Section 3.11(c).

“Redemption Date” means the date on which Notes of any subclass are to be redeemed pursuant to Section 3.11.

“Redemption Premium” means (a) with respect to any Class G-3 Note being redeemed in an Optional Redemption on any Redemption Date, the Redemption Premium indicated for the Class G-3 Note with respect to such date in the table below:

Redemption Date	Class G-3 Notes

On or after Second Closing Date	101.00%
On or after June 15, 2007	100.97%
On or after July 15, 2007	100.94%
On or after August 15, 2007	100.92%
On or after September 15, 2007	100.89%
On or after October 15, 2007	100.86%
On or after November 15, 2007	100.83%
On or after December 15, 2007	100.81%
On or after January 15, 2008	100.78%
On or after February 15, 2008	100.75%
On or after March 15, 2008	100.72%

Redemption Date	Class G-3 Notes

On or after April 15, 2008	100.69%
On or after May 15, 2008	100.67%
On or after June 15, 2008	100.64%
On or after July 15, 2008	100.61%
On or after August 15, 2008	100.58%
On or after September 15, 2008	100.56%
On or after October 15, 2008	100.53%
On or after November 15, 2008	100.50%
On or after December 15, 2008	100.47%
On or after January 15, 2009	100.44%
On or after February 15, 2009	100.42%
On or after March 15, 2009	100.39%
On or after April 15, 2009	100.36%
On or after May 15, 2009	100.33%
On or after June 15, 2009	100.31%
On or after July 15, 2009	100.28%
On or after August 15, 2009	100.25%
On or after September 15, 2009	100.22%
On or after October 15, 2009	100.19%
On or after November 15, 2009	100.17%
On or after December 15, 2009	100.14%
On or after January 15, 2010	100.11%
On or after February 15, 2010	100.08%
On or after March 15, 2010	100.06%
On or after April 15, 2010	100.03%
On or after May 15, 2010	100.00%

and (b) with respect to any Additional Note or Refinancing Note, the Redemption Premium specified therefor by the terms of such Note.

“Redemption Price” means an amount (determined as of the Calculation Date for the Redemption Date for any Redemption pursuant to Section 3.11(a)) equal to:

(a)                                  with respect to any Second Issuance Notes being redeemed and except as otherwise provided in clause (b) below, the product of (x) the applicable Redemption Premium and (y) the portion of the Outstanding Principal Balance being redeemed, together with LIBOR Break Costs (if any);

(b)                                 with respect to any Second Issuance Notes being redeemed under Section 3.11(a) after the giving of a Default Notice or the Acceleration of any of the Notes, the then Outstanding Principal Balance thereof without Redemption Premium or LIBOR Break Costs; and

(c)                                  with respect to any Notes other than the Second Issuance Notes, as provided in the Board Resolution or indenture supplemental hereto providing for the issuance of such Notes.

“Reference Agency Agreement” means the Reference Agency Agreement dated as of the Initial Closing Date, between the Issuer, the Reference Agent and the Cash Manager pursuant to which LIBOR is determined from time to time, as amended by the Omnibus Agreement.

“Reference Agent” means the Person acting, at the time of determination, in the capacity of the Reference Agent under the Reference Agency Agreement. The initial Reference Agent is Deutsche Bank Trust Company Americas.

“Reference Date” means, with respect to each Interest Accrual Period, the day that is two Business Days prior to the commencement of such Interest Accrual Period.

“Refinancing” has the meaning given to such term in Section 2.10.

“Refinancing Account” has the meaning given to such term in Section 3.01(a).

“Refinancing Expenses” means all out-of-pocket costs and expenses Incurred in connection with an offering and issuance of Refinancing Notes.

“Refinancing Notes” means any subclass of Notes issued by the Issuer under this Indenture at any time and from time to time after the date hereof, in a Refinancing in accordance with Section 2.10.

“Register” has the meaning given to such term in Section 2.03.

“Registrar” has the meaning given to such term in Section 2.03.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Note” has the meaning given to such term in Section 2.01(b).

“Related Collateral Document” means any letter of credit, third-party or bank guarantee or cash collateral provided by or on behalf of a Lessee to secure such Lessee’s obligations under a Lease.

“Related Documents” means the Administrative Agency Agreement, each Eligible Credit Facility, this Indenture, the Shareholders Undertaking, the Securities, the Deposit Agreement, the Reference Agency Agreement, the Security Documents, the Policy Provider Documents, the Servicing Agreement, the Cash Management Agreement, the Share Purchase Agreement, the Second Share Purchase Agreement, the Omnibus Agreement, the LEAGA Amendment and Accession Agreement, the Loan, Expenses Apportionment and Guarantee Agreement and any other Acquisition Agreement and any Hedge Agreements. References to “Related Documents” will also include, where the context requires, any Refinancing Notes and any Additional Notes and any guarantees, asset or stock purchase agreements, swap or other interest rate, currency or other hedging agreements or any other agreement entered into or security offered by any Issuer Group Member in connection with any acquisition of Additional Aircraft or Aircraft Conversions and issuance of Additional Notes or Refinancing Notes.

“Relevant Appraisal” means, with respect to any date of determination, the most recent Appraisals preceding such date of determination.

“Relevant Information” means any information provided to the Cash Manager by the Trustee, the Security Trustee, the Operating Bank, any Authorized Agent, the Issuer, the Board or any Service Provider.

“Remaining New Aircraft” has the meaning given to the term “Remaining Aircraft” in the Second Share Purchase Agreement or to that or any comparable term in any other Acquisition Agreement.

“Remaining New Aircraft Allocation Amount” has the meaning given to such term in Section 2.12(a).

“Renewal Lease” has the meaning given to such term in Section 5.03(f).

“Rental Account” has the meaning given to such term in Section 3.01(a).

“Rental Payments” means all rental payments and other amounts equivalent to a rental payment payable by or on behalf of a Lessee under a Lease including, for the avoidance of doubt, Rent Payments (as defined in the Second Share Purchase Agreement) paid to the Issuer pursuant to Clause 4 of the Second Share Purchase Agreement.

“Replacement Primary Liquidity Facility” means, for the Initial Primary Liquidity Facility, an irrevocable revolving credit agreement (or agreements) in substantially the form of the Initial Primary Liquidity Facility, including reinstatement provisions, or in such other form or forms (which may include a letter of credit, surety bond, swap, financial insurance policy or guaranty) as shall permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Class G Notes (before downgrading of such ratings, if any, as a result of the downgrading of the ratings of the replaced Initial Primary Liquidity Facility Provider; such rating as determined without regard to the Policy) and, if not in form and substance substantially the same as the Initial Primary Liquidity Facility as reasonably determined by the Policy Provider, that has been approved in writing by the Policy Provider, in a face amount (or in an aggregate face amount) equal to the then Maximum Commitment for the replaced Initial Primary Liquidity Facility and issued by a Person (or Persons) having an unsecured short-term or long-term (as the case may be) debt rating and a short-term or long-term (as the case may be) issuer credit rating, as the case may be, issued by each Rating Agency which is equal to or higher than the Threshold Rating (and consented to in writing by the Policy Provider if any such rating which is equal to the Threshold Rating shall not have a stable or positive outlook according to the Rating Agencies) or, with the written consent of the Policy Provider, such other ratings and qualifications as shall permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Class G Notes (before the downgrading of such ratings, if any, as a result of the downgrading of the ratings of the replaced Initial Primary Liquidity Provider; such rating as determined without regard to the Policy). Without limitation of the form that a Replacement Primary Liquidity Facility otherwise may have pursuant to the preceding sentence, a Replacement Primary Liquidity Facility may have a stated expiration date earlier than 15 days after the Final Maturity Date of the Class G Notes so long as such Replacement Primary Liquidity Facility provides for a Non-Extension Drawing as contemplated by Section 3.14(d).

“Replacement Primary Liquidity Provider” means a Person (or Persons) who issues a Replacement Primary Liquidity Facility.

“Repossession Insurance” has the meaning given to such term in Section 5.03(h).

“Required Amount” means (a) initially with respect to the Initial Primary Liquidity Reserve Account, zero; provided that, if a Downgrade Drawing, a Non-Extension Drawing or (for the purposes of Section 3.14(f)(ii) hereof and Article II of the Initial Primary Liquidity Facility only) a Final Drawing shall have occurred, the “Required Amount” with respect to the Initial Primary Liquidity Reserve Account shall be $72,000,000, and (b) thereafter, on any Payment Date, with respect to the Primary Liquidity Reserve Account and any Eligible Credit Facility, such amounts as the Board has unanimously determined (and for which a Rating Agency Confirmation and prior written consent of the Policy

Provider and the Initial Primary Liquidity Facility Provider have been received), plus the increase, if any, in the Required Amount for any such Cash Collateral Account or Eligible Credit Facility provided for by the terms of any Additional Notes or Refinancing Notes.

“Required Expense Amount” means, with respect to each Payment Date, the amount of Expenses of the Issuer Group due and payable on the Calculation Date immediately preceding such Payment Date or reasonably anticipated to become due and payable before the next succeeding Payment Date, the accrual of which would be prudent in light of the size and timing of such Expenses (and with respect to any maintenance expenditures, before the third next succeeding Payment Date), to the extent such Expenses consist of (a) Primary Expenses and (b) any Modification Payments or Refinancing Expenses in respect of which a Permitted Accrual was previously effected by a deposit in the Expense Account (whether or not any such deposit has been previously used to pay any other Primary Expense but excluding any portion of such deposit previously used to pay any Modification Payments or Refinancing Expenses) in each case after giving effect to any withdrawal from any Lessee Funded Account or any drawing upon a Related Collateral Document that is then available for the payment of any such Expense; provided, however, that the Required Expense Amount shall not include any Initial Expenses.

“Required Expenses Shortfall” has the meaning giving to such term in Section 3.07(g).

“Requisition Compensation” means all monies or other compensation receivable by any Issuer Group Member from any government, whether civil, military or de facto, or public or local authority in relation to an Aircraft in the event of its requisition for title, confiscation, restraint, detention, forfeiture or compulsory acquisition or seizure or requisition for hire by or under the order of any government or public or local authority.

“Reserved Cash” means any amounts designated as such in a Board Resolution, subject to the prior written consent of the Policy Provider and the Initial Primary Liquidity Facility Provider.

“Responsible Officer” means (a) with respect to the Trustee, any officer within the Corporate Trust Office, including any Vice President, Managing Director, Director, Associate, Assistant Vice President, Secretary, Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject, (b) with respect to the Issuer, any Director and (c) with respect to any Person providing an Eligible Credit Facility and the Cash Manager, any authorized officer of such Person.

“Restricted Note” means any Note bearing the Restrictive Legend.

“Restricted Period” has the meaning giving to such term in Section 2.13(c)(i).

“Restrictive Legend” means the legend in the form set forth in Section 2.02(a).

“Revisions” has the meaning given to such term in Section 5.03(f)(iv).

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Global Note” has the meaning given to such term in Section 2.01(b).

“Second Closing Date” means May 8, 2007.

“Second Issuance Notes” has the meaning given to such term in the recitals.

“Second Share Purchase Agreement” means the Share Purchase Agreement dated as of the Second Closing Date between the Issuer and AerCap Ireland.

“Secured Obligations” has the meaning given to such term in the Security Trust Agreement.

“Secured Parties” has the meaning given to such term in the Security Trust Agreement.

“Securities” means the Second Issuance Notes, all Additional Notes, if any, and all Refinancing Notes, if any.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securities Depository” means The Depository Trust Company, its nominees and its and their respective successors, as registered holder of Book-Entry Interests representing Global Notes.

“Security Documents” means the Security Trust Agreement and any document executed pursuant thereto (including the Dutch Security Agreement, the Dutch Security Documents, the Irish Share Mortgages and the Malaysian Share Charge), or otherwise, for the purpose of granting a security interest in any Collateral to the Security Trustee for the benefit of the Secured Parties or for the purpose of perfecting such security interest.

“Security Interests” means the security interests granted or expressed to be granted in the Collateral pursuant to the Security Trust Agreement.

“Security Trust Agreement” means the Amended and Restated Security Trust Agreement dated as of the Second Closing Date, between the Issuer, each other party thereto and the Security Trustee.

“Security Trustee” means the Person appointed, at the time of determination, as the trustee for the benefit of the Secured Parties pursuant to Section 5.01 of the Security Trust Agreement. The initial Security Trustee is Deutsche Bank Trust Company Americas.

“Segregated Funds” means, with respect to each Lease, (a) all security deposits provided for under such Lease that have been received from the relevant Lessee or pursuant to the relevant Acquisition Agreement with respect to such Lease, (b) any security deposit pledged to the relevant Lessee by an Issuer Group Member and (c) all other funds, including any maintenance reserves, received from the relevant Lessee or pursuant to the relevant Acquisition Agreement with respect to such Lease and in each case of clause (a), (b) and (c) not permitted, pursuant to the terms of such Lease, to be commingled with the funds of the Issuer Group.

“Seller” means AerCap Ireland, a company incorporated under the laws of Ireland and having its registered office at AerCap House, Shannon, County Clare, Ireland, and any Affiliates thereof that are sellers of (a) a Company or (b) entities that own an Aircraft, in each case to an Issuer Group Member on or after the Second Closing Date.

“Senior Claim” means, with respect to any Obligations (other than Expenses), all other Obligations the payment of which constitutes a Prior Ranking Amount with respect thereto.

“Senior Claimant” means the holder of a Senior Claim.

“Senior Class” means (1) prior to the occurrence of the Policy Non-Consent Event:  (a) so long as any Class G Notes are Outstanding, the Class G Notes and (b) after the Class G Notes have been repaid in full and so long as any Class E Notes are Outstanding, the Class E Notes and (2) after the occurrence of the Policy Non-Consent Event:  (a) so long as any Class G-3 Notes are Outstanding, the Class G-3 Notes and (b) after the Class G Notes have been repaid in full and so long as any Class E Notes are Outstanding, the Class E Notes.

“Senior Hedge Payment” means, on any Payment Date, a net payment (if any due) to a Hedge Provider by any Issuer Group Member and any related Hedge Breakage Costs but excluding any Subordinated Hedge Payment.

“Senior Hedge Payments Shortfall” has the meaning giving to such term in Section 3.07(g).

“Senior Trustee” means the Trustee of the Senior Class or, if the Senior Class shall be the Class E Notes, the Class E Note Representative; provided that if the same Person shall not be the Trustee of each of the subclasses of the Senior Class, then the Senior Trustee shall be the Trustee of the subclass of such Notes with the lowest numerical designation then Outstanding. If as a result of the foregoing, the Senior Trustee and the Operating Bank are not the same Person, the Senior Trustee shall assume the obligations of the Operating Bank under, and become a party to, the Security Trust Agreement.

“Service Provider” means each of the Trustee, the Servicer, the Administrative Agent, the Cash Manager, the Operating Bank, the Reference Agent and any other service provider retained from time to time by an Issuer Group Member pursuant to the Related Documents.

“Servicer” means, collectively, the Primary Servicer and the Insurance Servicer.

“Servicer’s Pro Forma Lease” has the meaning given to such term in Section 5.03(f)(i).

“Servicing Agreement” means the Servicing Agreement dated as of the Initial Closing Date among the Primary Servicer, the Insurance Servicer, the Primary Administrative Agent, the Financial Administrative Agent, the Issuer Subsidiaries party thereto, the Policy Provider and the Issuer, as amended by the Omnibus Agreement.

“Share Purchase Agreement” means the Share Purchase Agreement dated as of the Initial Closing Date between the Issuer and AerCap Ireland.

“Shareholders Undertaking” means the Shareholders Undertaking dated as of the Initial Closing Date among Mourant & Co. Trustees Limited (as the Charitable Trustee), Juris Limited, Lively Limited, AerCap Ireland, the Issuer, the Trustee and the Policy Provider, as amended by an Amendment Agreement dated as of the Second Closing Date.

“Special Distribution Date” means a distribution date established by the Trustee for the distribution of the proceeds of an Avoidance Drawing.

“Special Indemnity Payments” means (a) any indemnity amounts owing at any time and from time to time by the Issuer to the Initial Purchasers under the Note Purchase Agreement, to the “Initial Purchasers” and the “Placement Agent”, as each term is defined in the Note Purchase Agreement (as defined in the Original Indenture), to the Servicer under Section 2.03(f) of the Servicing Agreement or to the Policy Provider under the Policy Provider Indemnification Agreement and the Policy Provider Indemnification Agreement (as defined in the Original Indenture), (b) any other indemnity amounts owing at any time and from time to time to any other Person party to a Related Document which arise from violations of the Securities Act, the U.S. Securities Exchange Act of 1934, as amended or any other securities law, and (c) any indemnification amounts (including without limitation, any and all claims, expenses, obligations, liabilities, losses, damages and penalties) of, or owing to, the Trustee, the Directors, the Security Trustee, the Operating Bank, the Cash Manager, the Depositary, the Note Custodian, any Authorized Agent, the Charitable Trustee and any other Service Provider that are not payable as Expenses.

“Standard & Poor’s” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc.

“State of Registration” means, in relation to an Aircraft at any time, the country or state on whose national register such Aircraft is registered at that time under the laws of such country or state in accordance with the applicable provisions of any Lease relating to such Aircraft or, in the absence of any such provisions, Applicable Law.

“Stated Expiration Date” has the meaning given to such term in Section 3.14(d).

“Subordinated Hedge Payments” means any amounts payable by any Issuer Group Member to a Hedge Provider that are subordinated in accordance with the relevant Hedge Agreement (including, but not limited to, any Hedge Breakage Costs payable by any Issuer Group Member to a Hedge Provider if such Hedge Breakage Costs result from an early termination of the related Hedge Agreement with respect to which such Hedge Provider is the “Defaulting Party” or an “Affected Party” (as such terms are defined in the related Hedge Agreement)).

“Substitute Aircraft” has the meaning given to such term in the Second Share Purchase Agreement or to that or any comparable term in any other Acquisition Agreement and that has been approved by the Policy Provider.

“Swaption” means any option agreement with respect to a Hedge Agreement.

“Taxes” mean any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, loss, damage, liability, expense, additions to tax and additional amounts or costs Incurred or imposed with respect thereto) imposed or otherwise assessed by the United States or by any state, local or foreign government (or any subdivision or agency thereof) or other taxing authority, including, without limitation:  taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, or net worth and similar charges; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, taxes on goods and services, gains taxes, license, registration and documentation fees, customs duties, tariffs, and similar charges.

“Termination Notice” has the meaning assigned to such term in the Initial Primary Liquidity Facility.

“Threshold Rating” means the short-term issuer credit rating of A-1 by Standard & Poor’s (or, in the absence of a short-term issuer credit rating by Standard & Poor’s, a long-term issuer credit rating of AA- by Standard & Poor’s), a short-term unsecured debt rating of P-1 by Moody’s (or, in the absence of a short-term unsecured debt rating by Moody’s, a long-term unsecured debt rating of A1 by Moody’s) and, if rated by Fitch, a long-term unsecured debt rating of AA- by Fitch.

“Third Party Event” has the meaning given to such term in Section 5.03(b).

“TIA” means the U.S. Trust Indenture Act of 1939, as amended.

“Tombo Aircraft” means the Aircraft bearing manufacturer’s serial number 802, which is leased to Lyon Location S.A.R.L. and subleased to Tombo Capital Corporation, which further subleases such Aircraft to All Nippon Airways Co., Ltd.

“Tombo Lease” means the lease of the Tombo Aircraft between Lyon Location S.A.R.L., as sublessor, and Tombo Capital Corporation, as sublessee.

“Total Loss” means, with respect to any Aircraft (a) if the same is subject to a Lease, a Casualty Occurrence, Total Loss or Event of Loss (each as defined in such Lease) or the like (however so defined); or (b) if the same is not subject to a Lease, (i) its actual, constructive, compromised, arranged or agreed total loss, (ii) its destruction, damage beyond repair or being rendered permanently unfit for normal use for any reason whatsoever, (iii) its requisition for title, confiscation, restraint, detention, forfeiture or any compulsory acquisition or seizure or requisition for hire (other than a requisition for hire for a temporary period not exceeding 180 days) by or under the order of any government (whether civil, military or de facto) or public or local authority or (iv) its hijacking, theft or disappearance, resulting in loss of possession by the owner or operator thereof for a period of 30 consecutive days or longer. A Total Loss with respect to any Aircraft shall be deemed to occur on the date on which such Total Loss is deemed pursuant to the relevant Lease to have occurred or, if such Lease does not so deem or the relevant Aircraft is not subject to a Lease, (A) in the case of an actual total loss or destruction, damage beyond repair or being rendered permanently unfit, the date on which such loss, destruction, damage or rendering occurs (or, if the date of loss or destruction is not known, the date on which the relevant Aircraft was last heard of); (B) in the case of a constructive, compromised, arranged or agreed total loss, the earlier of (1) the date 30 days after the date on which notice claiming such total loss is issued to the insurers or brokers and (2) the date on which such loss is agreed or compromised by the insurers; (C) in the case of requisition for title, confiscation, restraint, detention, forfeiture, compulsory acquisition or seizure, the date on which the same takes effect; (D) in the case of a requisition for hire, the expiration of a period of 180 days from the date on which such requisition commenced (or, if earlier, the date upon which insurers make payment on the basis of a Total Loss); or (E) in the case of clause (iv) above, the final day of the period of 30 consecutive days referred to therein.

“Total Loss Proceeds” means, in relation to an Aircraft, the total net proceeds of the insurance and reinsurance paid in respect of a Total Loss thereof and includes, in the case of a Total Loss of an airframe which does not involve the Total Loss of all Engines or Parts installed thereon at the time when such Total Loss occurred, the net sale proceeds of any such surviving Engines or Parts.

“Trustee” means, with respect to each subclass of Notes the Person appointed, at the time of determination, as the trustee of such subclass of Notes in accordance with this Indenture. The initial Trustee for each subclass of Notes is Deutsche Bank Trust Company Americas.

“U.S. Government Obligations” has the meaning given to such term in Section 11.02.

“War Risk Coverage” has the meaning given to that term in Exhibit D.

“Written Notice” means, with reference to the Issuer, the Trustee, the Cash Manager, the Operating Bank, the Administrative Agent or the provider of any Eligible Credit Facility, a written instrument executed by a Responsible Officer of such Person.

Section 1.02                                Rules of Construction. Unless the context otherwise requires:

(a)                                  A term has the meaning assigned to it and an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

(b)                                 The terms “herein”, “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

(c)                                  Unless otherwise indicated in context, all references to Articles, Sections, Schedules or Exhibits refer to an Article or Section of, or a Schedule or Exhibit to, this Indenture.

(d)                                 Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders, and words in the singular shall include the plural, and vice versa.

(e)                                  The terms “include”, “including” and similar terms shall be construed as if followed by the phrase “without limitation”.

(f)                                    Unless otherwise indicated, references to a subclass of Notes shall be to the Class G-3 Notes, the Class E-1 Notes, the Class E-2 Notes, or to another subclass of Refinancing Notes or Additional Notes, as applicable; and references to a class of Notes shall be to the Class G Notes and Class E Notes, or to a class of Refinancing Notes or Additional Notes, as applicable.

(g)                                 References in this Indenture to an agreement or other document (including this Indenture) include references to such agreement or document as amended, replaced or otherwise modified (without, however, limiting the effect of the provisions of this Indenture with regard to any such amendment, replacement or modification), and the provisions of this Indenture apply to successive events and transactions. References to any Person shall include such Person’s successors in interest and permitted assigns.

(h)                                 References in this Indenture to any statute or other legislative provision shall include any statutory or legislative modification or re-enactment thereof, or any substitution therefor, and references to any governmental Person shall include reference to any governmental Person succeeding to the relevant functions of such Person.

(i)                                     References in this Indenture to the Notes of any class or subclass include the conditions applicable to the Notes of such class or subclass; and any reference to any amount of money due or payable by reference to the Notes of any class or subclass shall include any sum covenanted to be paid by the Issuer under this Indenture.

(j)                                     References in this Indenture to any action, remedy or method of judicial proceeding for the enforcement of the rights of creditors or of security shall be deemed to include, in respect of any jurisdiction other than the state of New York, references to such action, remedy or method of judicial proceeding for the enforcement of the rights of creditors or of security available or appropriate in such jurisdiction as shall most nearly approximate such action, remedy or method of judicial proceeding described or referred to in this Indenture.

(k)                                  Where any payment is to be made, funds applied or any calculation is to be made hereunder on a day which is not a Business Day, unless any Related Document otherwise provides, such payment shall be made, funds applied and calculation made on the next succeeding Business Day, and payments shall be adjusted accordingly. Where any calculation is to be made hereunder on a Calculation Date or any amount hereunder is in respect of a Calculation Date, such calculation shall be made as of the close of business on such Calculation Date and such amount shall be in respect of the close of business on such Calculation Date.

Section 1.03                                Compliance Certificates and Opinions. Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee an Officer’s Certificate stating that, in the opinion of the signers thereof, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture or any indenture supplemental hereto shall include:

(a)                                  a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions in this Indenture relating thereto;

(b)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)                                  a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)                                 a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.04                                Acts of Holders. (a)  Any direction, consent, waiver or other action provided by this Indenture in respect of the Notes of any subclass to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent or proxy duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, to each Rating Agency where it is hereby expressly required pursuant to this Indenture and to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose under this Indenture and conclusive in favor of the Trustee or the Issuer, if made in the manner provided in this Section.

(b)                                 The fact and date of the execution by any Person of any such instrument or writing may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or such other officer and where such execution is by an officer of a corporation or association, trustee of a trust or member of a partnership, on behalf of such corporation, association, trust or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other reasonable manner which the Trustee deems sufficient.

(c)                                  In determining whether the Holders have given any direction, consent, request, demand, authorization, notice, waiver or other Act (a “Direction”), under this Indenture, Notes owned by the Issuer or any Affiliate of any such Person shall be disregarded and deemed not to be Outstanding for purposes of any such determination. In determining whether the Trustee shall be protected in relying upon any such

Direction, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Notwithstanding the foregoing, (i) if any such Person owns 100% of the Notes of any subclass Outstanding, such Notes shall not be so disregarded as aforesaid, and (ii) if any amount of Notes of such subclass so owned by any such Person have been pledged in good faith, such Notes shall not be disregarded as aforesaid if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer or any Affiliate of any such Person.

(d)                                 The Issuer may at its option, by delivery of Officers’ Certificates to the Trustee, set a record date other than the Record Date to determine the Holders in respect of the Notes of any subclass entitled to give any Direction in respect of such Notes. Such record date shall be the record date specified in such Officer’s Certificate which shall be a date not more than 30 days prior to the first solicitation of Holders in connection therewith. If such a record date is fixed, such Direction may be given before or after such record date, but only the Holders of record of the applicable subclass at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes of such subclass have authorized or agreed or consented to such Direction, and for that purpose the Outstanding Notes of such subclass shall be computed as of such record date; provided that no such Direction by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than one year after the record date.

(e)                                  Any Direction or other action by the Holder of any Note shall bind the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, whether or not notation of such action is made upon such Note.

ARTICLE II

THE NOTES

Section 2.01                                Authorized Amount; Terms; Form; Execution and Delivery. (a)  The Outstanding Principal Balance of any subclass of Notes which may be authenticated and delivered from time to time under this Indenture shall not exceed the initial Outstanding Principal Balance set forth for such subclass of Notes in the definition thereof or, with respect to any subclass of Refinancing Notes or Additional Notes, authorized in a Board Resolution; provided that at no time may the Outstanding Principal Balance of any subclass of Refinancing Notes exceed the Redemption Price of the subclass of Notes being refinanced thereby plus Refinancing Expenses relating thereto, any Policy Premium due and payable to the Policy Provider (in the event that such subclass of Refinancing Notes shall be covered by the Policy) and any amount to be deposited in any Cash Collateral Account for such Refinancing Notes; and provided, further, that any Additional Notes shall be issued in accordance with Section 2.11. All Notes of any class need not be issued at the same time and any class of Notes may be reopened, without the consent of any Holder, for issuances of Additional Notes or Refinancing Notes of such class, subject in all cases to Sections 2.10, 2.11, 3.10, 3.12 and 5.02 and any other applicable provision of this Indenture.

The Second Issuance Notes shall be issued on the Second Closing Date in two subclasses and shall be designated the Class G-3 Notes and the Class E-2 Notes. Additional subclasses of Class G Notes and Class E Notes may be issued at any time after the Second Closing Date in accordance with the applicable provisions of this Indenture.

Interest at the Applicable Rate of Interest shall accrue on any subclass of the Floating Rate Notes from the relevant Closing Date and shall be computed for each Interest Accrual Period on the basis of a 360-day year and the actual number of days elapsed in such Interest Accrual Period on the Outstanding

Principal Balance of such Notes on the first day of such Interest Accrual Period. Interest at the Applicable Rate of Interest shall accrue on any subclass of the Fixed Rate Notes from the relevant Closing Date and shall be computed for each Interest Accrual Period on the basis of a 360-day year and one-twelfth of an annual interest payment on the Outstanding Principal Balance of such Notes on the first day of such Interest Accrual Period and, in the case of the first Interest Accrual Period, on the basis of a 360-day year consisting of twelve 30-day months.

Any amount of interest on any subclass of Notes not paid when due shall, to the fullest extent permitted by applicable law, bear interest at an interest rate per annum equal to the Applicable Rate of Interest for such Notes from the date when due until such amount is paid or duly provided for, payable on the next succeeding Payment Date, subject to the availability of the Available Collections therefor in accordance with the priority of payments under Section 3.09.

(b)                                 There shall be issued and delivered and authenticated on the relevant Closing Date, to each of the Holders, Notes in the principal amounts and maturities and bearing the interest rates, in each case substantially in the form set forth in the applicable exhibit to this Indenture or in any indenture supplemental hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements printed, lithographed or engraved thereon, as may be required to comply with the rules of any securities exchange on which such Notes may be listed or to conform to any usage in respect thereof, or as may, consistently herewith, be prescribed by the Director executing such Notes, such determination by the Director to be evidenced by his or her execution of the Notes.

Definitive Notes of each subclass shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Director or other authorized officer executing such Notes, as evidenced by his or her execution of such Notes.

Each subclass of Notes (other than the Class E Notes) offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Notes in bearer form without interest coupons, substantially in the form set forth in the applicable exhibit to this Indenture or in any indenture supplemental hereto (each, a “Rule 144A Global Note”), deposited with the Depositary or a custodian therefor in accordance with the Deposit Agreement and duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of each Rule 144A Global Note may from time to time be increased or decreased by adjustments made by the Trustee on the applicable Global Note or on the records of the Trustee as hereinafter provided.

Each subclass of Notes (other than the Class E Notes) offered and sold to Institutional Accredited Investors in reliance on Section 4(2) of the Securities Act (other than in reliance on Rule 144A) shall be issued initially in the form of one or more permanent global Notes in bearer form without interest coupons, substantially in the form set forth in the applicable exhibit to this Indenture or in any indenture supplemental hereto (each, an “IAI Global Note”), deposited with the Depositary or a custodian therefor in accordance with the Deposit Agreement and duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of each IAI Global Note may from time to time be increased or decreased by adjustments made by the Trustee on the applicable Global Note or on the records of the Trustee as hereinafter provided.

Each subclass of Notes (other than the Class E Notes) offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global Notes in bearer form without interest coupons, substantially in the form set forth in the applicable exhibit to this

Indenture or in any indenture supplemental hereto (each, a “Regulation S Global Note”), deposited with the Depositary or a custodian therefor in accordance with the Deposit Agreement and duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. Until the 40th day after the later of the commencement of the offer of any subclass of Notes initially issued in the form of a Regulation S Global Note or the Closing Date of the offering of such Notes, interests in such Regulation S Global Note may be held only through  Participants acting for and on behalf of Euroclear and Clearstream. The aggregate principal amount of each Regulation S Global Note may from time to time be increased or decreased by adjustments made by the Trustee on the applicable Global Note or on the records of the Trustee as hereinafter provided.

Each subclass of Class E Notes shall be issued in registered form as Definitive Notes without interest coupons, substantially in the form set forth in Exhibit B to this Indenture or in any indenture supplemental hereto.

(c)                                  On the date of any Refinancing, the Issuer shall issue and deliver as provided in Section 2.10 an aggregate principal amount of Refinancing Notes having the maturities and bearing the interest rates and such other terms authorized by one or more Board Resolutions or in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes, in each case in accordance with Section 2.10.

(d)                                 On the date of the issuance, if any, of any Additional Notes, the Issuer shall issue and deliver, as provided in Sections 2.11 and 5.02(f), an aggregate principal amount of Additional Notes having the maturities and bearing the interest rates and such other terms authorized by one or more Board Resolutions or in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes, in each case in accordance with Section 2.11.

(e)                                  The Notes shall be executed on behalf of the Issuer by the manual or facsimile signature of a Director or other authorized officer.

(f)                                    Each Note bearing the manual or facsimile signatures of any individual who was at the time such Note was executed a Director shall bind the Issuer, notwithstanding that any such individual has ceased to hold such office prior to the authentication and delivery of such Notes or any payment thereon.

(g)                                 At any time and from time to time after the execution of any Notes, the Issuer may deliver such Notes to the Trustee for authentication and, subject to the provisions of clause (h) below, the Trustee shall authenticate such Notes by manual or facsimile signature upon receipt by it of written orders of the Issuer. The Notes shall be authenticated on behalf of the Trustee by any Responsible Officer of the Trustee.

(h)                                 No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless it shall have been executed on behalf of the Issuer as provided in clause (e) above and authenticated by or on behalf of the Trustee as provided in clause (g) above. Such signatures shall be conclusive evidence that such Note has been duly executed and authenticated under this Indenture. Each Note shall be dated the date of its authentication.

(i)                                     The Issuer shall execute and the Trustee shall, in accordance with this Section 2.01, authenticate the Global Notes and deliver the Global Notes to the Depositary. Upon receipt by the Depositary or a custodian therefor of each Rule 144A Global Note or Regulation S Global Note authenticated and delivered by the Trustee, the Issuer shall, in accordance with the terms of the Deposit Agreement, cause the Depositary, acting as agent for the Issuer, to issue to the Securities Depository a

Depositary Interest in such Global Note by recording such Depositary Interest in the register of the Depositary in the name of Cede & Co., as nominee of the Securities Depository, or such other nominee as the Securities Depository shall specify. Upon receipt by the Depositary or a custodian therefor of each IAI Global Note authenticated and delivered by the Trustee, the Issuer shall, in accordance with the terms of the Deposit Agreement, cause the Depositary, acting as agent for the Issuer, to issue to the Institutional Accredited Investors Definitive Interests in such IAI Global Note and to record such Definitive Interest in the records of the Depositary in the name of the Institutional Accredited Investors. The Securities Depository will credit, on its internal system, the respective principal amounts of individual Book-Entry Interests to the accounts of persons who have accounts with the Securities Depository. Ownership of Book-Entry Interests will be limited to Participants or persons who hold Book-Entry Interests through Participants. Ownership of Book-Entry Interests will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Securities Depository (with respect to interests of Participants) and the records of Participants (with respect to interests of persons other than Participants). Transfers of ownership of Definitive Interests shall be recorded by the Depositary in its records.

Neither the Securities Depository nor its Participants shall have any rights either under this Indenture or under any Global Note held on their behalf by the Depositary. The Holder of any Global Note may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary, as a Holder, or impair, as between the Depositary, as a Holder and the Securities Depository and its Participants, the operation of customary practices of such Securities Depository governing the exercise of the rights of an owner of a Book-Entry Interest in any Global Note. The Depositary, as a Holder, may grant proxies and otherwise authorize any person, including the Securities Depository and the Participants and persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

Section 2.02                                Restrictive Legends. (a)  Each Global Note and, except as provided in Section 2.13(f), each Definitive Note (and all Notes issued in exchange therefor or upon registration of transfer or substitution thereof), except as provided in Section 2.13(f), shall bear the following legend (in addition to any other applicable legends or restrictions) on the face thereof:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY IN ANY JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) AND HAS ACQUIRED THE NOTE IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR (B) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) OR AN ENTITY, ALL OF THE EQUITY OWNERS OF WHICH ARE INSTITUTIONAL ACCREDITED INVESTORS (AN “INSTITUTIONAL ACCREDITED INVESTOR”), (C) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF THE SECURITIES ACT) AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (D) IT HAS ACQUIRED THE NOTES PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR PURSUANT TO ANOTHER AVAILABLE EXEMPTION

FROM REGISTRATION UNDER THE SECURITIES ACT, AND, IN EACH OF THE CASES (A) THROUGH (D) ABOVE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAW OF ANY STATE IN THE UNITED STATES OR ANY APPLICABLE JURISDICTION; (2) AGREES THAT IT WILL NOT BEFORE TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THIS NOTE AND THE LAST DATE THAT AIRCRAFT LEASE SECURITISATION LIMITED (THE “ISSUER”) OR ANY OF ITS AFFILIATES OWNED THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE AND THE DEPOSITARY) AND AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, AND, IN EACH OF THE CASES (A) THROUGH (E) ABOVE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE IN THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TWO-YEAR PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE TRANSFER NOTICE ATTACHED HERETO AND SUBMIT SUCH TRANSFER NOTICE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR THE PROPOSED TRANSFER IS PURSUANT TO AN EXEMPTION FROM REGISTRATION IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S UNDER THE SECURITIES ACT, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

(b)                                 Each Definitive Note (except as provided in Section 2.13(f)) shall also bear the following legend on the face thereof:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS AND THE OTHER RESTRICTIONS CONTAINED IN THE INDENTURE.

(c)                                  Each Class G-3 Note shall also bear the following legends on the face thereof (to be added preceding the second to last sentence of the legend set forth in Section 2.02(a) hereof):

IN ADDITION, THIS NOTE MAY NOT BE OFFERED OR SOLD TO ANY PERSON RESIDENT OR INCORPORATED IN IRELAND OR ANY PERSON WHICH WILL HOLD THIS NOTE THROUGH A BRANCH, AGENCY OR OTHER PLACE OF BUSINESS ESTABLISHED IN IRELAND.

BY ITS ACQUISITION HEREOF, THE HOLDER REPRESENTS AND AGREES THAT EITHER (A) IT IS NOT AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY REQUIREMENTS OF TITLE I OF ERISA, A “PLAN” AS DESCRIBED IN SECTION 4975(E)(1) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” PURSUANT TO 29 C.F.R. SECTION 2510.3-101 OR OTHERWISE OR A GOVERNMENTAL, NON-U.S., CHURCH OR OTHER PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE, LOCAL OR NON-U.S. LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (B) ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR, IN THE CASE OF A GOVERNMENTAL, NON-U.S., CHURCH OR OTHER PLAN, A VIOLATION OF ANY SIMILAR LAW. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

(d)                                 Each Class E Note shall also bear the following legend on the face thereof (to be added preceding the second to last sentence of the legend set forth in Section 2.02(a) hereof):

IN ADDITION, PRIOR TO ANY TRANSFER OF THIS NOTE, THE TRUSTEE AND THE ISSUER MUST RECEIVE AN OPINION OF COUNSEL FROM COUNSEL TO THE ISSUER IN THE UNITED STATES AND AN OPINION FROM THE TAX ADVISORS TO THE ISSUER IN IRELAND, IN EACH CASE TO THE EFFECT THAT NO ISSUER GROUP MEMBER (AS DEFINED IN THE INDENTURE) SHOULD SUFFER MATERIALLY ADVERSE IRISH OR UNITED STATES TAXES AS A RESULT OF THE TRANSFER. BY ITS ACQUISITION HEREOF, THE HOLDER REPRESENTS AND AGREES THAT IT IS NOT AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY REQUIREMENTS OF TITLE I OF ERISA, A “PLAN” AS DESCRIBED IN SECTION 4975(E)(1) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” PURSUANT TO 29 C.F.R. SECTION 2510.3-101 OR OTHERWISE OR A GOVERNMENTAL, NON-U.S., CHURCH OR OTHER PLAN

WHICH IS SUBJECT TO ANY FEDERAL, STATE, LOCAL OR NON-U.S. LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

Section 2.03                                Registrar and Paying Agent. (a)  With respect to each subclass of Notes, there shall at all times be maintained (i) an office or agency in the location set forth in Section 12.05 where Definitive Notes of such subclass may be presented or surrendered for registration of transfer or for exchange (the “Registrar”), (ii) an office or agency in the location set forth in Section 12.05, other than Ireland, where Notes of any subclass may, to the extent required hereunder, be presented for payment (each, a “Paying Agent”) and (iii) an office or agency where notices and demands in respect of the payment of such Notes may be served. For so long as any Notes are admitted to the Official List of the Irish Stock Exchange and to trading on its unregulated market, the Issuer shall appoint and maintain a Paying Agent in Ireland (the “Irish Paying Agent”). The Issuer shall cause the Registrar to keep a register of each subclass of Definitive Notes and of their transfer and exchange (the “Register”). Written notice of any change of location of such office or agency shall be given by the Trustee to the Issuer and the Holders of such subclass. In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Trustee.

(b)                                 Each Authorized Agent shall be a bank or trust company, shall be a corporation organized and doing business under the laws of the United States or any state or territory thereof or of the District of Columbia, with a combined capital and surplus of at least $75,000,000 (or having a combined capital and surplus in excess of $5,000,000 and the obligations of which, whether now in existence or hereafter incurred, are fully and unconditionally Guaranteed by a corporation organized and doing business under the laws of the United States, any state or territory thereof or of the District of Columbia and having a combined capital and surplus of at least $75,000,000) and shall be authorized under the laws of the United States or any state or territory thereof to exercise corporate trust powers, subject to supervision by Federal or state authorities (such requirements, the “Eligibility Requirements”). The Trustee shall initially be a Paying Agent and Registrar hereunder with respect to the Notes of each subclass.

(c)                                  Any corporation into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authorized Agent, shall be the successor of such Authorized Agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor corporation.

(d)                                 Any Authorized Agent may at any time resign by giving written notice of resignation to the Trustee and the Issuer. The Issuer may, and at the request of the Trustee shall, at any time terminate the agency of any Authorized Agent by giving written notice of termination to such Authorized Agent and to the Trustee. Upon the resignation or termination of an Authorized Agent or if at any time any such Authorized Agent shall cease to be eligible under this Section (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed by the Trustee), the Issuer shall promptly appoint one or more qualified successor Authorized Agents, reasonably satisfactory to the Trustee, to perform the functions of the Authorized Agent which has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section. The Issuer shall give written notice of any such appointment made by it to the Trustee; and in each case the Trustee shall mail notice of such appointment to all Holders of the related subclass as their names and addresses appear on the Register for such subclass.

(e)                                  The Issuer agrees to pay, or cause to be paid, from time to time to each Authorized Agent reasonable compensation for its services and to reimburse it for its reasonable expenses to be agreed to pursuant to separate agreements with each such Authorized Agent.

Section 2.04                                Paying Agent to Hold Money in Trust. The Trustee shall require each Paying Agent other than the Trustee to agree in writing that all moneys deposited with any Paying Agent for the purpose of any payment on the Notes or to the Policy Provider shall be deposited and held in trust for the benefit of the Holders (with regard to payments on the Notes) or the Policy Provider, as the case may be, subject to the provisions of this Section. Moneys so deposited and held in trust shall constitute a separate trust fund for the benefit of the Holders with respect to which such money was deposited.

The Trustee may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Section 2.05                                Method of Payment. (a)  On each Payment Date, the Trustee shall, or shall instruct a Paying Agent (other than the Irish Paying Agent) to, pay, to the extent of the Available Collections therefor transferred to a Note Account, to the Holders all principal, Redemption Price or Outstanding Principal Balance of, and interest on, the Notes of each subclass (other than payments received following an Event of Default in respect of any subclass of Notes and payments on Notes issued in the form of Definitive Notes); provided, that in the event and to the extent receipt of any payment is not confirmed by the Trustee or Paying Agent (other than the Irish Paying Agent) by 1:00 p.m. (New York City time) on such Payment Date or any Business Day thereafter, distribution thereof shall be made on the Business Day following the Business Day such payment is received.

(b)                                 Payments on a Payment Date with respect to (i) any Notes in the form of Global Notes shall be made by wire transfer to or as instructed by the Depositary at least five Business Days before the applicable Payment Date so long as it is the Holder thereof and (ii) Notes in the form of Definitive Notes shall be made by check mailed to each Holder of a Definitive Note determined on the applicable Record Date, at its address appearing in the applicable Register; alternatively, Holders of Definitive Notes having an aggregate principal amount of not less than $1,000,000, upon application in writing to the Trustee, not later than the applicable Record Date, may have such payment made by wire transfer to an account designated by such Holder at a financial institution in New York, New York. The final payment with respect to any Global Note or Definitive Note, however, shall be made only upon presentation and surrender of such Note by the Holder or its agent at the Corporate Trust Office or agency of the Trustee or Paying Agent (other than the Irish Paying Agent) specified in the notice given by the Trustee or Paying Agent with respect to such final payment. The Trustee or Paying Agent (other than the Irish Paying Agent) shall mail such notice of the final payment of each Note to the Holder thereof, specifying the date and amount of such final payment, no later than five Business Days prior to such final payment and such notice shall also be published by such publication as the Irish Stock Exchange may require and in such other publication as the Irish Paying Agent may determine to comply with its obligations hereunder.

Section 2.06                                Minimum Denomination. Each subclass of Class G Notes shall be issued in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof. Each subclass of Class E Notes shall be issued in minimum denominations of $1,000,000.

Section 2.07                                Transfer and Exchange; Cancellation. (a)  Certain Transfers and Exchanges. Transfer of any Global Note shall be by delivery. The Issuer represents that it has agreed with the Depositary that a Global Note and the corresponding Depositary Interests and Definitive Interests therein shall only be transferred in the circumstances described in the Deposit Agreement. All Global Notes will be exchanged by the Issuer for Notes in definitive registered form substantially as set forth in the applicable exhibit to this Indenture (each, a “Definitive Note”) if (i) in the case of Rule 144A Global Notes and Regulation S Global Notes, the Securities Depository notifies the Depositary in writing that it is no longer willing or able to properly discharge its responsibilities as depository with respect to the Depositary Interests and a successor depositary is not appointed in accordance with the terms of the Deposit Agreement by the Depositary at the request of the Issuer within 90 days of such notice, (ii) the Issuer or the Depositary advises the Trustee in writing that the Depositary is no longer willing or able to properly discharge its responsibilities as depositary and the Issuer is unable to appoint a successor depositary acceptable to the Trustee within 90 days of such notice or (iii) after the occurrence of an Event of Default with respect to any subclass of Notes, owners of Book-Entry Interests and Definitive Interests of such subclass representing an aggregate of not less than 51% of the aggregate Outstanding Principal Balance of Notes of such subclass advise the Issuer, the Trustee, the Depositary and the Securities Depository through the Participants in writing that the continuation of a book-entry system through the Securities Depository (or a successor thereto) is no longer in the best interests of such owners. Upon surrender to the Trustee of the Global Notes of any subclass, accompanied by registration instructions from the Holder of such Global Note as provided in the Deposit Agreement, the Issuer shall issue and the Trustee shall authenticate and deliver the Definitive Notes of such subclass to the owners of interests thereon.

None of the Issuer, the Paying Agent or the Trustee shall be liable for any delay in delivery of such registration instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions as provided in accordance with the terms of the Deposit Agreement. Upon the issuance of Definitive Notes of any subclass, the Trustee shall recognize the Persons in whose name the Definitive Notes are registered in the Register as Holders of such subclass hereunder. Neither the Issuer nor the Trustee shall be liable if the Trustee or the Issuer is unable to appoint a successor Securities Depository or Depositary.

The transfer and exchange of Book-Entry Interests for other Book-Entry Interests shall be effected through the Securities Depository, in accordance with this Indenture, the Deposit Agreement and the Applicable Procedures of the Securities Depository therefor. The transfer and exchange of Book-Entry Interests for Definitive Interests, of Definitive Interests for Book-Entry Interests or Definitive Interests for other Definitive Interests shall be effected through the Depositary, in accordance with this Indenture, the Deposit Agreement and the Applicable Procedures of the Securities Depository therefor, as applicable. Book-Entry Interests and Definitive Interests corresponding to Global Notes shall be subject to restrictions on transfer comparable to those set forth in Section 2.13 and elsewhere herein. The Trustee shall have no obligation to ascertain the Securities Depository’s compliance with any such restrictions on transfer.

Any Book-Entry Interest or Definitive Interest corresponding to one of the Global Notes of any subclass that is transferred to a Person who will hold such Book-Entry Interest or Definitive Interest in the form of an interest in the other Global Note of such subclass will, upon transfer, cease to be an interest in such first Global Note and become an interest in such other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to Book-Entry Interests or Definitive Interests in such other Global Note for as long as it remains such an interest.

Global Notes may also be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.14. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof pursuant to Section 2.08 shall be authenticated and delivered in the form of, and shall be, a Global Note in bearer form. A Global Note may not be exchanged for another Note other than as provided in Sections 2.07(a), 2.08 and 2.14.

(b)                                 Transfer and Exchange of Definitive Notes. A Holder may transfer a Definitive Note only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Register.

Prior to the due presentment for registration of transfer of a Definitive Note, the Issuer and the Trustee may deem and treat the applicable registered Holder as the absolute owner and Holder of such Definitive Note for the purpose of receiving payment of all amounts payable with respect to such Definitive Note and for all other purposes and shall not be affected by any written notice to the contrary. The Registrar (if different from the Trustee) shall promptly notify the Trustee and the Trustee shall promptly notify the Issuer of each request for a registration of transfer of a Definitive Note.

When Definitive Notes are presented to the Registrar with a request to register their transfer or to exchange them for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including, in the case of a transfer, that such Definitive Notes are duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and Registrar duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder). To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Definitive Notes. Except as set forth in Sections 2.08 and 2.09, no service charge shall be made for any registration of transfer or exchange of any Definitive Notes.

The Issuer shall not be required to exchange or register the transfer of any Definitive Notes as above provided during the 15-day period preceding the Final Maturity Date of any such Notes or during the period after the first mailing of any notice of Redemption of Notes to be redeemed. The Issuer shall not be required to exchange or register the transfer of any Definitive Notes that have been selected, called or are being called for Redemption except, in the case of any Definitive Notes where notice has been given that such Definitive Notes are to be redeemed in part, the portion thereof not so to be redeemed.

(c)                                  Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. Each Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange, payment or purchase. The Trustee and no one else shall cancel and destroy in accordance with its customary practices in effect from time to time any such Notes, together with any other Notes surrendered to it for registration of transfer, exchange or payment. The Issuer may not issue new Notes (other than Refinancing Notes issued in connection with any Refinancing) to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.

Section 2.08                                Mutilated, Destroyed, Lost or Stolen Notes. If any Definitive Note or Global Note shall become mutilated, destroyed, lost or stolen, the Issuer shall, upon the written request of the Holder thereof and presentation of such Note or satisfactory evidence of destruction, loss or theft thereof to the Trustee or Registrar issue, and the Trustee shall authenticate and the Trustee or Registrar shall deliver in exchange therefor or in replacement thereof, a new Definitive Note or Global Note of the same subclass, payable to such Holder in the same principal amount, of the same maturity, with the same payment schedule, bearing the same interest rate and dated the date of its authentication. If the Definitive Note or Global Note being replaced has become mutilated, such Note shall be surrendered to the Trustee or the Registrar and forwarded to the Issuer by the Trustee or the Registrar. If the Definitive Note or Global Note being replaced has been destroyed, lost or stolen, the Holder thereof shall furnish to the Issuer, the Trustee or the Registrar (a) such security or indemnity as may be required by them to save the Issuer, the Trustee and the Registrar harmless and (b) evidence satisfactory to the Issuer, the Trustee and the Registrar of the destruction, loss or theft of such Definitive Note or Global Note and of the ownership thereof. The Holder(s) will be required to pay any tax or other governmental charge imposed in connection with such exchange or replacement and any other expenses (including the fees and expenses of the Trustee and the Registrar) connected therewith.

Section 2.09                                Payments of Transfer Taxes. Upon the transfer of any Note or Notes pursuant to Section 2.07, the Issuer or the Trustee may require from the party requesting such new Note or Notes payment of a sum to reimburse the Issuer or the Trustee for, or to provide funds for the payment of, any transfer tax or similar governmental charge payable in connection therewith.

Section 2.10                                Refinancing of Class G Notes. (a)  Subject to paragraphs (b), (c) and (d) below and Section 5.02(f)(ii), the Issuer may issue Refinancing Notes pursuant to this Indenture for the purpose of refinancing the Outstanding Principal Balance of any subclass of Class G Notes (including refinancings of Refinancing Notes) and/or Additional Notes. Each refinancing of any subclass of Class G Notes with the proceeds of an offering of Refinancing Notes (a “Refinancing”) shall be authorized pursuant to one or more Board Resolutions and shall be effected only following a Rating Agency Confirmation and upon obtaining the prior written consent of the Policy Provider (unless the Policy Non-Consent Event has occurred or will occur in connection with such Refinancing) and the Initial Primary Liquidity Facility Provider (unless the Initial Primary Liquidity Facility Non-Consent Event has occurred or will occur in connection with such Refinancing). Each Refinancing Note shall constitute a “Note” for all purposes under this Indenture, and shall have the class or subclass designation and such further designations added or incorporated in such title as specified in the related Board Resolutions, in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes, as the case may be.

(b)                                 A Refinancing of any subclass of Class G Notes in whole or in part may occur on any Business Day after the Second Closing Date (provided, that, any such Refinancing prior to the third anniversary of the Second Closing Date shall require the Policy Provider’s consent whether or not a Policy Non-Consent Event will occur in connection with such refinancing) and shall be effected as an Optional Redemption pursuant to Section 3.11. On the date of any Refinancing, the Issuer shall issue and sell an aggregate principal amount of Refinancing Notes not to exceed the Redemption Price (including any LIBOR Break Costs) of the Notes being refinanced thereby plus the Refinancing Expenses relating thereto, any Policy Premium plus Policy Redemption Premium, if any, due and payable to the Policy Provider (in the event that such subclass of Refinancing Notes shall be covered by the Policy) and any amount to be deposited in any Cash Collateral Account for such Refinancing Notes. The proceeds of each sale of Refinancing Notes shall be used to make the deposit required by Section 3.11(d), to pay such Refinancing Expenses, any Policy Premium (in the event that such subclass of Refinancing Notes shall be covered by the Policy) plus Policy Redemption Premium, if any, due and payable to the Policy Provider and to fund such Cash Collateral Account.

(c)                                  Each Refinancing Note shall contain such terms as may be established in or pursuant to the related Board Resolution (subject to Section 2.01), in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes to the extent permitted below, and shall have the same ranking pursuant to Section 3.09 with respect to all other Obligations as the Notes of the class to which such Refinancing Notes belong (and, with respect to other subclasses of such class, as provided in Section 3.10). Prior to any Refinancing, any or all of the following, as applicable, with respect to the related issue of each subclass of Refinancing Notes shall have been determined by the Issuer and set forth in one or more Board Resolutions, in any indenture supplemental hereto or specified in the form of such Notes, as the case may be:

(i)                                     the Class G Notes to be refinanced by such Refinancing Notes;

(ii)                                  the aggregate principal amount of such Refinancing Notes that may be issued;

(iii)                               the proposed date of such Refinancing, subject to revocation or cancellation as provided in Section 3.11(e);

(iv)                              the Expected Final Payment Date and the Final Maturity Date of such Refinancing Notes;

(v)                                 whether such Refinancing Notes are to have the benefit of any Eligible Credit Facility and, if so, the amount and other terms thereof and/or any increase in the Required Amount for any Cash Collateral Account;

(vi)                              the rate at which such Refinancing Notes shall bear interest or the method by which such rate shall be determined;

(vii)                           if other than denominations of $200,000 or higher integral multiples of $1,000 (with respect to Class G Notes) or $1,000,000 or higher (with respect to Class E Notes), the denomination or denominations in which such Refinancing Notes shall be issuable;

(viii)                        whether beneficial owners of interests in any such permanent global Refinancing Note may exchange such interests for Refinancing Notes of the same class or subclass and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 2.07, and the circumstances under which and the place or places where any such exchanges may be made and the identity of any initial depository therefor if not the Securities Depository;

(ix)                                any adjustments to be made, consistent with Sections 3.10 and 3.12, to the applicable Pool Factors as a result of the issuance of such Refinancing Notes;

(x)                                   the class and subclass of Notes to which such Refinancing Notes belong;

(xi)                                whether such Refinancing Notes are to have the benefit of the Policy or other credit support as provided in clause (d) below; and

(xii)                             any other terms, conditions, rights and preferences (or limitations on such rights and preferences) relating to such Refinancing Notes (which terms shall comply with Applicable Law and not be inconsistent with the requirements or restrictions of this Indenture, including Section 5.02(f)(ii)).

If any of the terms of any issue of Refinancing Notes are established by action taken pursuant to one or more Board Resolutions, such Board Resolutions shall be delivered to the Trustee setting forth the terms of such Refinancing Notes.

(d)                                 In connection with any Refinancing of a subclass of Class G Notes that has occurred with the prior written consent of the Policy Provider, each of the Policy and the Policy Provider Agreement shall be amended to cover such subclass of Class G Notes and the Policy Provider shall deliver a new Policy or amended Policy, as applicable, to the Trustee; provided, however, that notwithstanding anything to the contrary herein, no Class G Notes that are not covered by the Policy or substantially similar credit support (as determined by the Issuer with the prior consent of the Policy Provider) may be issued while the Policy remains outstanding (it being understood and agreed that new uninsured Class G Notes may be issued in accordance with Section 2.10(g)). In connection with the amendment of the Policy to cover the Refinancing Notes, the Policy Provider agrees to deliver to the Issuer, on or prior to the date of Refinancing, legal opinions and corporate documents in respect of the amended Policy, substantially similar in form, scope and substance to the legal opinions and corporate documents delivered by the Policy Provider on the Second Closing Date. The Policy Provider agrees that its rights of reimbursement in respect of the Policy Drawings under the amended Policy will be the same as its rights of reimbursement set forth in Section 3.09, and premium payable in respect of the amended Policy shall be on the same basis and terms as the Policy Premium and Policy Redemption Premium paid in respect of the Policy issued on the Second Closing Date (unless otherwise agreed to by the Issuer and the Policy Provider).

(e)                                  In connection with any Refinancing of a subclass of Class G Notes that has occurred with the prior written consent of the Initial Primary Liquidity Facility Provider, the Initial Primary Liquidity Facility shall be amended to cover such subclass of Class G Notes and the Initial Primary Liquidity Facility Provider shall deliver a new Primary Liquidity Facility or amended Initial Primary Liquidity Facility, as applicable, to the Trustee. In connection with the amendment of the Initial Primary Liquidity Facility to cover the Refinancing Notes, the Initial Primary Liquidity Facility Provider agrees to deliver to the Issuer, on or prior to the date of Refinancing, legal opinions and corporate documents in respect of the amended Initial Primary Liquidity Facility, substantially similar in form, scope and substance to the legal opinions and corporate documents delivered by the Initial Primary Liquidity Facility Provider on the Second Closing Date. The Initial Primary Liquidity Facility Provider agrees that its rights of reimbursement in respect of the drawings under the amended Initial Primary Liquidity Facility will be the same as its rights of reimbursement set forth in Section 3.09, and fees payable in respect of the amended Initial Primary Liquidity Facility shall be on the same basis and terms as the fees paid in respect of the Initial Primary Liquidity Facility entered into on the Second Closing Date.

(f)                                    In connection with any Refinancing of a subclass of Class G Notes, the Issuer shall pay to all parties to the Related Documents all reasonable costs and expenses related thereto.

(g)                                 Notwithstanding anything to the contrary herein, if the Glass G Notes are refinanced with Class G Notes that are not covered by the Policy, the issuance of such new uninsured Class G Notes shall be subject to the following conditions precedent:

(i)                                     the payment in full of all outstanding Policy Provider Obligations to the Policy Provider; and

(ii)                                  the return of the Policy to the Policy Provider for cancellation and termination.

Section 2.11                                Additional Notes. (a)  Subject to the next succeeding two sentences and paragraphs (b) and (c) below and Section 5.02(f)(iv) and, in the case of Additional Class E Notes, Section 5.02(f)(viii), as applicable, the Issuer may issue Additional Notes pursuant to this Indenture, the proceeds of which in each case shall be used to acquire Additional Aircraft or make Conversion Payments, as the case may be, or to make payments into a Cash Collateral Account or the Collections Account as Reserved Cash or to pay expenses related thereto (each, an “Additional Issuance”). Each issuance of Additional Notes shall be authorized pursuant to one or more Board Resolutions and shall be effected only following a Rating Agency Confirmation and upon obtaining the prior written consent of the Policy Provider (unless the Policy Non-Consent Event has occurred) and the Initial Primary Liquidity Facility Provider (unless the Initial Primary Liquidity Facility Non-Consent Event has occurred), and the Holders of the Class E Notes. Each Additional Note shall constitute a “Security” for all purposes under this Indenture and shall have such subclass and such further designations added or incorporated in such title as specified in the related Board Resolutions, in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes, as the case may be.

(b)                                 Each Additional Note shall contain such terms as may be established in or pursuant to the related Board Resolutions (subject to Section 2.01), in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes to the extent permitted below, and shall have the same ranking pursuant to Section 3.09 with respect to all other Obligations as the Notes of the class to which such Additional Notes belong (and, with respect to other subclasses of such class, as provided in Section 3.10). Prior to any issuance, any or all of the following, as applicable, with respect to the related Additional Issuance shall have been determined by the Issuer and set forth in such Board Resolutions, in any indenture supplemental hereto or specified in the form of such Securities, as the case may be:

(i)                                     the subclass of Additional Notes to be issued;

(ii)                                  with respect to each such subclass of Additional Notes:

(A)                              the aggregate principal amount of any such Additional Notes which may be issued;

(B)                                the proposed date of such Additional Issuance;

(C)                                the Expected Final Payment Date and the Final Maturity Date of any such Additional Notes;

(D)                               whether any such Additional Notes are to have the benefit of any Eligible Credit Facility or other credit support and/or any increase in Required Amount for any Cash Collateral Account for the related class or classes of Notes and, if so, the amount and terms thereof;

(E)                                 the rate at which any such Additional Notes shall bear interest or the method by which such rate shall be determined;

(F)                                 if other than denominations of $200,000 or higher integral multiples of $1,000 (with respect to Class G Notes) or $1,000,000 or higher (with respect to Class E Notes), the denomination or denominations in which any such Additional Notes shall be issuable;

(G)                                any adjustments to be made, consistent with Sections 3.10 and 3.12, to the applicable Pool Factors as result of the issuance of any such Additional Notes; and

(H)                               any other terms, conditions, rights and preferences (or limitations on such rights and preferences) relating to any such Additional Notes (which terms shall comply with Applicable Law and not be inconsistent with the requirements or restrictions of this Indenture, including Section 5.02(f));

(iii)                               to what extent the proceeds of such Additional Notes are to be used to acquire Additional Aircraft or to make Conversion Payments, or both, and:

(A)                              in the case of Additional Aircraft, a description of such Additional Aircraft and the Expected Useful Life of such Additional Aircraft; and

(B)                                in the case of Conversion Payments, a description of the Aircraft to be converted and the Expected Useful Life of such Aircraft.

If any of the terms of any issue of any such Additional Notes are established by action taken pursuant to one or more Board Resolutions, such Board Resolutions shall be delivered to the Trustee setting forth the terms of such Additional Notes.

(c)                                  In the event Additional Notes are issued as Class G Notes with the prior consent of the Policy Provider, each of the Policy and the Policy Provider Agreement shall be amended to cover such Additional Notes and the Policy Provider shall deliver a new Policy or amended Policy, as applicable, to the Trustee; provided, however, that, notwithstanding anything to the contrary herein, no Class G Notes that are not covered by the Policy or substantially similar credit support (as determined by the Issuer, with the consent of the Policy Provider) may be issued while the Policy remains outstanding (it being understood and agreed that new uninsured Class G Notes may be issued in accordance with Section 2.10(g)). In connection with any such issuance of Additional Notes as a subclass of Class G Notes and amendment of the Policy, the Policy Provider agrees to deliver to the Issuer, on or prior to the date of issuance, legal opinions and corporate documents in respect of the amended Policy, substantially similar in form, scope and substance to the legal opinions and corporate documents delivered by the Policy Provider on the Second Closing Date. The Policy Provider agrees that its rights of reimbursement in respect of any Policy Drawings under the amended Policy will be the same as its rights of reimbursement set forth in Section 3.09, and premium payable in respect of the amended Policy shall be on the same basis and terms as the Policy Premium and the Policy Redemption Premium paid in respect of the Policy issued on the Second Closing Date (unless otherwise agreed to by the Issuer and the Policy Provider).

Section 2.12                                Delivery of Remaining New Aircraft. (a)  Upon receipt by the Trustee of a certificate executed by a Director stating (i) that a Remaining New Aircraft has been delivered under and in accordance with the Second Share Purchase Agreement, (ii) that no waiver of the conditions specified in Clauses 3(a), 3(b), 3(c) and 13.2 of the Second Share Purchase Agreement has occurred with respect to such Remaining New Aircraft (or the relevant Company) without the receipt of a Rating Agency Confirmation and the prior written consent of the Policy Provider, (iii) that an additional Class E-2 Note shall be issued to the Seller in the principal amount of the Class E-2 Notes allocable to such Remaining New Aircraft, as set forth in column VII of Exhibit A to the Second Share Purchase Agreement and as such allocable amount may be adjusted according to the Second Share Purchase Agreement with respect to the Class E-2 Notes, and specifying the principal amount of such Class E-2 Note to be issued and (iv) the amount of cash payable from the Aircraft Purchase Account allocable to such Remaining New Aircraft, as set forth in column V of Exhibit A to the Second Share Purchase Agreement, net of the amounts provided for in the Second Share Purchase Agreement (any such amount, a “Remaining New Aircraft Allocation Amount”), and wire instructions for the payment of such funds, the Trustee shall (x) authenticate an additional Class E-2 Note issued by the Issuer in a principal amount equal to the amount certified by the Issuer with respect to such Remaining New Aircraft to, and register such Note in the name of, the Seller and (y) transfer funds in the amount of the Remaining New Aircraft Allocation Amount for such Remaining New Aircraft from the relevant Aircraft Purchase Account in the amount so certified and in accordance with the written instructions provided by the Issuer in accordance with Section 3.05(a).

Section 2.13                                Special Transfer Provisions. (a)  Certain Transfers and Exchanges of Book-Entry Interests and Definitive Interests. In connection with all transfers and exchanges of Book-Entry Interests and Definitive Interests, other than transfers of Book-Entry Interests and Definitive Interests corresponding to a Global Note to Persons who will hold such Book-Entry Interest or Definitive Interest in the form of a Book-Entry Interest or Definitive Interest corresponding to the same Global Note, the transferor of such Book-Entry Interest or Definitive Interest must deliver to the Trustee either (i) (A) instructions given in accordance with the Applicable Procedures from a Participant directing the Securities Depository to credit or cause to be credited a Book-Entry Interest or Definitive Interest corresponding to the specified Global Note in an amount equal to the Book-Entry Interest to be transferred or exchanged, (B) a written order given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase and (C) instructions given by the Depositary to effect the transfer referred to in (A) and (B) above or (ii) (A) instructions given in accordance with Applicable Procedures from a Participant directing the Securities Depository to cause to be issued a Definitive Note or the Depositary to issue a Definitive Interest, as the case may be, by means of the process set forth in Section 2.07(a) (if permitted pursuant to Section 2.07) in an amount equal to the Book-Entry Interest to be transferred or exchanged and (B) instructions given by the Holder of the Global Note to effect the transfer referred to in (A) above.

(b)                                 Transfer of Book-Entry Interests or Definitive Interests in the Same Global Note. Book-Entry Interests or Definitive Interests corresponding to any Global Note may be transferred to Persons who will hold such Book-Entry Interest or Definitive Interest in the form of a Book-Entry Interest or Definitive Interest corresponding to the same Global Note in accordance with the transfer restrictions set forth in the Restrictive Legend.

(c)                                  Transfer of Book-Entry Interests or Definitive Interests to Another Global Note. Book-Entry Interests or Definitive Interests corresponding to one of the Global Notes of any subclass may be transferred to Persons who will hold such Book-Entry Interest or Definitive Interest in the form of a Book-Entry Interest or Definitive Interest corresponding to the other Global Note of such subclass if the Depositary receives the following:

(i)                                     if prior to or on the 40th day after the later of the commencement of the offering of the Notes and the relevant Closing Date (the “Restricted Period”), the transferor holds such Book-Entry Interest or Definitive Interest corresponding to a Regulation S Global Note and if the transferee will hold such interests in the form of a Book-Entry Interest or Definitive Interest corresponding to a Rule 144A Global Note or an IAI Global Note, as applicable, then the transferor must deliver a certificate in the form of Exhibit F hereto, including the certifications in item (1) thereof. After the expiration of the Restricted Period the certification requirements of this clause (i) will no longer apply to such transfers; and

(ii)                                  if the transferee will hold such interests in the form of a Book-Entry Interest or Definitive Interest corresponding to a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit F hereto, including the certifications in item (2) thereof.

(d)                                 Notation by the Trustee of Transfer of Book-Entry Interests or Definitive Interests Among Global Notes. Upon satisfaction of the requirements for transfer of Book-Entry Interests or Definitive Interests pursuant to paragraphs (a) and (c) above, the Depositary shall present to the Trustee the relevant Global Note from which the Book-Entry Interests are being transferred to reduce the principal amount of such Global Note and the relevant Global Note to which the Book-Entry Interests or Definitive Interests are being transferred to increase the principal amount of such Global Note, in each case, by the principal amount of such Book-Entry Interests or Definitive Interests being transferred (and an appropriate notation shall be made thereon by the Trustee). The Trustee shall then promptly deliver appropriate instructions to the Securities Depository to reduce or reflect on its records a reduction of the Book-Entry Interests in the Global Note from which the Book-Entry Interests, if any, are being transferred by the principal amount of such Book-Entry Interests, if any, and the Trustee shall promptly deliver appropriate instructions to the Securities Depository concurrently with such reduction, to increase or reflect on its records an increase of the Book-Entry Interests, if any, in the Global Note to which Book-Entry Interests, if any, are being transferred by the principal amount of such Book-Entry Interests, and to credit or cause to be credited to the account of the Participant specified in the instructions delivered by the transferor of such Book-Entry Interests, if any, pursuant to paragraph (a) of this Section 2.13 the Book-Entry Interests, if any, being transferred. The Trustee shall also promptly deliver appropriate instructions to the Depositary to reduce or reflect on its records a reduction of the Definitive Interests, if any, in the Global Note from which the Definitive Interests, if any, are being transferred by the principal amount of such Definitive Interests, if any, and the Trustee shall promptly deliver appropriate instructions to the Depositary concurrently with such reduction, to increase or reflect on its records an increase of the Definitive Interests, if any, in the Global Note to which Definitive Interests, if any, are being transferred by the principal amount of such Definitive Interests, if any, and to credit or cause to be credited to the account of the transferee specified in the instructions delivered by the transferor of such Definitive Interests pursuant to paragraph (a) of this Section 2.13 the Definitive Interests being transferred.

(e)                                  Exchange of Book-Entry Interests for Definitive Notes or Definitive Interests. Any Definitive Note or Definitive Interest delivered in exchange for a Book-Entry Interest corresponding to a Rule 144A Global Note or Regulation S Global Note, as the case may be, pursuant to the Deposit Agreement and Section 2.07(a) shall, except as otherwise provided by paragraph (f) of this Section 2.13, bear the Restrictive Legend set forth in Section 2.02.

(f)                                    Restrictive Legend. Upon the transfer, exchange or replacement of Definitive Notes not bearing the Restrictive Legend, the Registrar shall deliver Definitive Notes that do not bear the Restrictive Legend. Upon the transfer, exchange or replacement of Definitive Notes bearing the Restrictive Legend, the Registrar shall deliver only Definitive Notes that bear the Restrictive Legend unless, in the case of Class G Notes, there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

(g)                                 General. By its acceptance of any Note bearing the Restrictive Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Restrictive Legend and agrees that it will transfer such Note only as provided in this Indenture. By its acceptance of a Depositary Interest, Book-Entry Interest or Definitive Interest corresponding to any Global Note, each such owner acknowledges the restrictions on transfer of such Depositary Interest,  Book-Entry Interest or Definitive Interest set forth in this Indenture and the Deposit Agreement and agrees that it will transfer such Depositary Interest, Book-Entry Interest or Definitive Interest only as set forth in this Indenture and the Deposit Agreement. The Registrar shall not register a transfer of any Definitive Note unless such transfer complies with the restrictions on transfer of such Definitive Note set forth in this Indenture. In connection with any transfer of Notes or Book-Entry Interests or Definitive Interests corresponding thereto, each Holder or owner thereof agrees by its acceptance of such Notes or such Book-Entry Interests or Definitive Interests to furnish the Trustee or the Depositary, as the case may be, the certifications and legal opinions described herein to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act and, if applicable, that the transfer satisfies the requirements of Section 2.13(h); provided that the Trustee or Depositary, as the case may be, shall not be required to determine (but may rely on a determination made by the Issuer with respect to) the sufficiency of any such legal opinions.

The Trustee shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.13 in accordance with its customary procedures. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Trustee.

(h)                                 Transfers of Class E Notes. Class E Notes may be transferred only if the Trustee and the Issuer receive an Opinion of Counsel from counsel to the Issuer in the United States and an opinion from the tax advisors to the Issuer in Ireland, in each case to the effect that no Issuer Group Member should suffer materially adverse Irish or United States taxes as a result of the transfer.

Section 2.14                                Temporary Definitive Notes. Pending the preparation of Definitive Notes of any subclass, the Issuer may execute and the Trustee may authenticate and deliver temporary Definitive Notes of such subclass which are printed, lithographed, typewritten or otherwise produced, in any denomination, containing substantially the same terms and provisions as are set forth in the applicable exhibit hereto or in any indenture supplemental hereto, except for such appropriate insertions, omissions, substitutions and other variations relating to their temporary nature as the Director executing such temporary Definitive Notes may determine, as evidenced by his or her execution of such temporary Definitive Notes.

If temporary Definitive Notes of any subclass are issued, the Issuer will cause Definitive Notes of such subclass to be prepared without unreasonable delay. After the preparation of Definitive Notes of such subclass, the temporary Definitive Notes shall be exchangeable for Definitive Notes upon surrender of such temporary Definitive Notes at the Corporate Trust Office of the Trustee, without charge to the Holder thereof. Upon surrender for cancellation of any one or more temporary Definitive Notes, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor Definitive Notes of like subclass, in authorized denominations and in the same aggregate principal amounts. Until so exchanged, such temporary Definitive Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

Section 2.15                                Statements to Holders. (a)  The Issuer shall cause the Administrative Agent to deliver to the Trustee, the Cash Manager and the Directors, and the Trustee shall (or shall instruct any Paying Agent to) distribute or make available to each Holder (including any beneficial holders with respect to the owners of  Book-Entry Interests by delivery to the Securities Depository), the Policy Provider, the Initial Primary Liquidity Facility Provider and each Rating Agency (any such distribution, a “Trustee Report Distribution”), on the second Business Day before each Payment Date and on any other date for distribution of any payments with respect to each subclass of Notes then outstanding, a monthly report, substantially in the form attached as Exhibit E hereto prepared by the Administrative Agent and setting forth the information described therein after giving effect to such payment (each, a “Monthly Report”). The annual Appraisals delivered to the Trustee pursuant to Section 5.03(c) will be reflected in the first Monthly Report following such delivery. By the 15th day of March, June, September and December, the Administrative Agent shall distribute to the Trustee, who shall on the next Payment Date make a Trustee Report Distribution of, a report including (i) a statement setting forth an analysis of the Collections Account activity for the preceding fiscal quarter ended January 31, April 30, July 31 and October 31, respectively, (ii) a discussion and analysis of such activity and of any significant developments affecting the Issuer Group in such quarter and (iii) an updated description of the Current Aircraft (and any Additional Aircraft) then in the Portfolio and the related Lessees (each, a “Quarterly Report”). On or prior to April 30 of each year, commencing in 2008, the Administrative Agent shall distribute to the Trustee, who shall on the next Payment Date make a Trustee Report Distribution of, a report including (x) a statement setting forth an analysis of the Collections Account activity for the preceding fiscal year ended October 31, (y) a discussion and analysis of such activity and of any significant developments affecting the Issuer Group in such year and (z) updated information with respect to the Current Aircraft (and any Additional Aircraft) then in the Portfolio (each, an “Annual Report”).

Each Annual Report shall include audited consolidated financial statements of the Issuer Group. Each Quarterly Report and Annual Report shall also contain a quarterly or annual, as the case may be, statement of (a) the Aircraft on ground distinguishing between those on ground due to any repossessions and those subject to re-marketing for re-leasing and (b) a comparison of actual versus expected payment results. The Trustee shall deliver a copy of, or make available via a website, each Quarterly Report and Annual Report to any Holder or other Secured Party who requests a copy thereof.

(b)                                 The Issuer shall cause the Administrative Agent to deliver, after the end of each calendar year but not later than the latest date permitted by law, to the Trustee, the Cash Manager, the Policy Provider, the Initial Primary Liquidity Facility Provider and the Directors, and the Trustee shall (or shall instruct any Paying Agent to) furnish to each Person who at any time during such calendar year was a Holder of any subclass of Notes during such calendar year, a statement prepared by the Administrative Agent containing the sum of the amounts determined pursuant to Exhibit E hereto with respect to the subclass of Notes for such calendar year or, in the event such Person was a Holder of any subclass during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to the Administrative Agent and which a Holder shall reasonably request as necessary for the purpose of such Holder’s preparation of its U.S. federal income or other tax returns. So long as any of the Notes are Global Notes held by the Depositary, such report and such other items will be prepared on the basis of such information supplied to the Administrative Agent by the Depositary, and will be delivered by the Trustee, when received from the Administrative Agent, to the Depositary to be available for forwarding by the Depositary to the Securities Depository and the applicable beneficial owners in the manner described above. In the event that any such information has been provided by any Paying Agent directly to such Person through other tax-related reports or otherwise, the Trustee in its capacity as Paying Agent shall not be obligated to comply with such request for information.

(c)                                  The Issuer shall cause a copy of each statement, report or document described in Section 2.15(a) and Section 6.11(a) to be concurrently delivered by the Administrative Agent to the Listing Agent for delivery, on its behalf to the Companies Announcement Office of the Irish Stock Exchange, and to each Rating Agency and the Primary Servicer.

(d)                                 At such time, if any, as the Notes of any subclass are issued in the form of Definitive Notes, the Trustee shall prepare and deliver the information described in Section 2.15(b) to each Holder of a Definitive Note of such subclass for the relevant period of ownership of such Definitive Note as appears on the records of the Registrar.

(e)                                  Following each Payment Date and any other date specified herein for distribution of any payments with respect to the Notes and prior to a Refinancing or Redemption, the Trustee shall cause notice thereof to be given (i) by either of (A) the information contained in such notice appearing on the relevant page of the Reuters Screen or such other medium for the electronic display of data as may be approved by the Trustee and notified to Holders or (B) publication in the Financial Times (European Edition) and The Wall Street Journal (National Edition) or, if either newspaper shall cease to be published or timely publication therein shall not be practicable, in such English language newspaper or newspapers as the Trustee shall approve having a general circulation in Europe and the United States and (ii) as long as Book-Entry Interests are owned through the facilities of DTC, Euroclear and/or Clearstream, and so long as such Notes are admitted to the Official List of the Irish Stock Exchange and to trading on its unregulated market and the rules of such exchange so permit as advised by the Listing Agent, delivery of the relevant notice to the Securities Depository, Euroclear and/or Clearstream for communication by them to owners of Book-Entry Interests of such subclass.

Notwithstanding the above, any notice to the Holders of any class or subclass of Floating Rate Notes specifying an interest rate for such Notes, any Payment Date, any principal payment or any payment of premium, if any, shall be validly given by delivery of the relevant notice to the Securities Depository, Euroclear and/or Clearstream for communication by them to such Holders, and shall be promptly delivered to the Listing Agent and made available at the offices of the Irish Paying Agent and the Irish Stock Exchange (other than notices required to be delivered by the Administrative Agent or the Cash Manager under the Related Documents).

(f)                                    The Trustee shall be at liberty to sanction some other method of giving notice to the Holders of any subclass if, in its opinion, such other method is reasonable, having regard to the number and identity of the Holders of such subclass and/or to market practice then prevailing, is in the best interests of the Holders of such subclass and will comply with the rules of the unregulated market of the Irish Stock Exchange as confirmed by the Listing Agent or such other stock exchange (if any) on which the Notes of such subclass are then listed, and any such notice shall be deemed to have been given on such date as the Trustee may approve; provided that notice of such method is given to the Holders of such subclass in such manner as the Trustee shall require.

Section 2.16                                CUSIP, CCN and ISIN Numbers. The Issuer in issuing the Notes may use “CUSIP”, “CCN”, “ISIN” or other identification numbers (if then generally in use), and if so, the Trustee shall use CUSIP numbers, CCN numbers, ISIN numbers or other identification numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes; provided further, that failure to use “CUSIP”, “CCN”, “ISIN” or other identification numbers in any notice of redemption or exchange shall not affect the validity or sufficiency of such notice.

Section 2.17                                Holder Representations and Covenants. Each Holder and beneficial owner of a Class G Note, by the purchase of such Note or beneficial interest therein, covenants and agrees that it will treat such Note as indebtedness for all purposes and will not take any action contrary to such characterization, including, without limitation, filing any tax returns or financial statements inconsistent therewith.

ARTICLE III

ACCOUNTS; PRIORITY OF PAYMENTS

Section 3.01                                Accounts. (a)  Establishment of Accounts. The Cash Manager, acting on behalf of the Security Trustee, shall direct the Operating Bank in writing to establish (if not already established) and maintain on its books and records in the name of the Security Trustee (i) a collections account (the “Collections Account”), one or more aircraft purchase accounts (each, an “Aircraft Purchase Account”) with respect to each Remaining New Aircraft, one or more rental accounts (each, a “Rental Account”), one or more lessee funded accounts as provided in the Cash Management Agreement (each, a “Lessee Funded Account”), an expense account (the “Expense Account”), one note account for each of the Class G-3 Notes and each subclass of the Class E Notes  (each, a “Note Account”), a liquidity reserve account for the Class G Notes (the “Initial Primary Liquidity Reserve Account”), a payment account for the Initial Primary Liquidity Facility (the “Initial Primary Liquidity Payment Account”) and a refinancing account for the Initial Notes (other than the Class E-1 Notes) (the “Initial Notes Refinancing Account”), in each case on or before the Second Closing Date and (ii) thereafter any additional Rental Accounts and any additional Lessee Funded Accounts, in each case provided for in the Cash Management Agreement, any additional Note Accounts, an additional Aircraft Purchase Account for each Additional Aircraft not acquired on the Closing Date for the related Additional Notes, an aircraft conversion account (the “Aircraft Conversion Account”), a defeasance/redemption account (the “Defeasance/Redemption

Account”), a refinancing account (the “Refinancing Account”) and any other Account (including, any Cash Collateral Account) the establishment of which is set forth in a Board Resolution delivered to the Trustee, the Security Trustee and the Cash Manager, in each case at such time as is set forth in this Section 3.01 or in such Board Resolution. On or before the Second Closing Date, the Issuer shall establish an Irish collections account (the “Irish VAT Refund Account”) in its name at an Eligible Institution. Each Account shall be established and maintained as an Eligible Account in accordance with the terms of, and be subject to, the Security Trust Agreement (or, in the case of the Irish VAT Refund Account, a security agreement governed by Irish law with respect thereto (the “Irish Security Agreement”) so as to create, perfect and establish the priority of the security interest of the Security Trustee in such Account and all cash, Investments and other property therein under the Security Trust Agreement (or, in the case of the Irish VAT Refund Account, the Irish Security Agreement) and otherwise to effectuate the Security Trust Agreement (or, in the case of the Irish VAT Refund Account, the Irish Security Agreement). Each new Account established pursuant to Section 2.03(a)(i) of the Cash Management Agreement shall, when so established, be the Account of such name and purposes for all purposes of this Indenture.

(b)                                 Withdrawals and Transfers Generally. Any provision of this Indenture relating to any deposit, withdrawal or any transfer to or from, any Account shall be effected by the Cash Manager directing the Operating Bank by a Written Notice of the Cash Manager (such Written Notice to be provided to the Operating Bank by 1:00 p.m. (New York City time) on the date of such deposit, withdrawal or transfer) given in accordance with the terms of this Indenture, the Cash Management Agreement and the Security Trust Agreement. Each such Written Notice to the Operating Bank shall be also communicated in computer file format or in such other form as the Cash Manager, the Operating Bank, the Trustee and the Security Trustee agree; provided that, in the case of communication in computer file format or any other form other than a written tangible form, a written tangible form thereof shall promptly thereafter be sent to the Operating Bank. No deposit, withdrawal or transfer to or from any Account shall be made except in accordance with the terms of this Indenture, the Security Trust Agreement and the Cash Management Agreement or by any Person other than the Operating Bank (only upon the Written Notice of the Cash Manager) or, in the case of the Note Accounts, the Trustee (in which respect the Trustee agrees it is acting as the agent of the Security Trustee). Each of the parties to this Agreement acknowledges that the terms of this Indenture contemplate that the Cash Manager will receive certain information from other parties to this Indenture and the Related Documents in order for the Cash Manager to be able to perform all or any part of its obligations hereunder, that the Cash Manager will be able to perform its obligations hereunder only to the extent such information is provided to the Cash Manager by the relevant parties and that the Cash Manager may conclusively rely, absent manifest error, on such information as it receives without undertaking any independent verification of that information. The Cash Manager agrees that if it does not receive any such information it will promptly notify the party who was to provide such information of such failure.

(c)                                  Collections Account. All Collections (including amounts transferred from the Rental Accounts) shall be, when received, deposited in the Collections Account, and all cash, Investments and other property in the Collections Account shall be transferred from, or retained as Reserved Cash in, the Collections Account in accordance with the terms of this Indenture.

(d)                                 Lessee Funded Account. Any Segregated Funds received from time to time from any Lessee or pursuant to any Acquisition Agreement shall be transferred by the Operating Bank at the written direction of the Cash Manager (which direction shall be given pursuant to a Written Notice from the Financial Administrative Agent) from the Collections Account into the related Lessee Funded Account. The Cash Manager shall not make any withdrawal from, or transfer from or to, any Lessee Funded Account in respect of (i) any portion of the Segregated Funds therein consisting of a security deposit except, upon the termination of the related Lease, as provided in such Lease or (ii) any Segregated Funds that is contrary to the requirements of the respective Leases as to Segregated Funds and the requirements of the Security Trust Agreement (including the agreement of the Security Trustee that it designate on its account records that it holds its interest in each Lessee Funded Account for the benefit of the respective Lessee in respect of whom such Segregated Funds are held). Without limiting the foregoing, no cash, Investment and other property in a Lessee Funded Account may be used to make payments, other than as permitted under Section 3.08, in respect of the Securities at any time, including after the delivery of a Default Notice. Any Segregated Funds relating to an expired or terminated Lease that remain in a Lessee Funded Account after expiration or termination of such Lease and that are not due and owing to the relevant Lessee under such expired or terminated Lease shall, if so required under the terms of a subsequent Lease, if any, relating to such Aircraft, be credited in a Lessee Funded Account for the benefit of the next Lessee of the relevant Aircraft to the extent required under the terms of such subsequent Lease and, to the extent not so required, transferred to the Collections Account. When and as provided in the Cash Management Agreement the Cash Manager shall cause to be established such additional Lessee Funded Accounts as requested by the Financial Administrative Agent and as are provided for in accordance with Section 3.01(a)(ii).

(e)                                  Expense Account. On each Payment Date, such amounts as are provided in Section 3.09 in respect of the Required Expense Amount and Permitted Accruals shall be deposited into the Expense Account from the Collections Account. Expenses shall be paid from the Expense Account as provided in Section 3.04.

(f)                                    Rental Accounts. All Rental Payments and other amounts received pursuant to any Related Collateral Document shall be deposited into the applicable Rental Account (including any Non-Trustee Account). Except with respect to amounts, if any, that for local tax or other regulatory or legal reasons must be retained on deposit or as to the transfer of which the Cash Manager determines (based on information provided to the Cash Manager in a Written Notice from the Financial Administrative Agent) there is any substantial uncertainty, all amounts so deposited shall, within one Business Day of their receipt, be transferred by the Cash Manager to the Collections Account. If the Cash Manager determines (based on information provided to the Cash Manager in a Written Notice from the Financial Administrative Agent) that, for any tax or other regulatory or legal reason, any such Collections may not be deposited into an account in the name of the Security Trustee, then, notwithstanding the requirements of Section 3.01(a), the relevant Issuer Group Member may establish one or more Rental Accounts (a “Non-Trustee Account”) for such Collections in its own name (but subject to the direction and control of the Cash Manager on behalf of the Security Trustee) at any Eligible Institution provided that the Lessor under the relevant Lease is or becomes a party to a Security Document with respect to such Account.

(g)                                 Initial Notes Refinancing Account; Refinancing Account. On or prior to the Second Closing Date, the Operating Bank shall have established the Initial Notes Refinancing Account pursuant to Section 3.01(a) in the name of the Security Trustee for the benefit of the Holders of the Initial Notes (other than the Class E-1 Notes). Amounts shall be deposited and withdrawn from the Initial Notes Refinancing Account in accordance with Section 3.03(a)(ii). Upon the completion of the redemption in full of the Initial Notes (other than the Class E-1 Notes), the Financial Administrative Agent shall direct the Operating Bank in writing to close the Initial Notes Refinancing Account. Upon Written Notice of the Issuer to it of, or a Board Resolution provided to it authorizing, a Refinancing, the Cash Manager shall cause the Operating Bank to establish and maintain a Refinancing Account pursuant to Section 3.01(a) in the name of the Security Trustee for the benefit of the Holders of the subclass of Class G Notes, if any, to be refinanced. All net cash proceeds of such Refinancing shall be deposited in the Refinancing Account and shall be held in such Account until such proceeds are applied to pay the Redemption Price of and all accrued and unpaid interest on such Class G Notes until such Class G Notes are cancelled by the Trustee and Refinancing Expenses (and any Policy Premium and/or Policy Redemption Premium due and payable to the Policy Provider) with respect thereto (except to the extent the Directors have determined, as evidenced by a Board Resolution, to pay the same from funds available therefor as Permitted Accruals in the Expense Account) and as otherwise provided in Section 5.02(f)(ii).

(h)                                 Defeasance/Redemption Account. Upon Written Notice of the Issuer to it, or a Board Resolution provided to it authorizing that any subclass of Notes is to be redeemed pursuant to Section 3.11 (other than in a Refinancing) or defeased under Article XI, the Cash Manager shall cause the Operating Bank to establish and maintain a Defeasance/Redemption Account pursuant to Section 3.01(a) in the name of the Security Trustee for the benefit of the Holders of such subclass. All amounts received for the purpose of any such redemption or defeasance shall be deposited in the Defeasance/Redemption Account.

(i)                                     Aircraft Purchase Accounts. As and to the extent provided in Section 3.03 (or, in the case of any Additional Aircraft, in the terms of any indenture supplemental hereto or a Board Resolution with respect to the related Additional Notes), an amount equal to the Aircraft Allocation Amount for each Remaining New Aircraft or, in the case of an Additional Aircraft, on the Closing Date for the related Additional Notes will be transferred from the Collections Account out of the proceeds of the Second Issuance Notes or Additional Notes (as the case may be) to the Aircraft Purchase Account for that Aircraft. The amount so deposited will be held in that Account and invested in Permitted Account Investments until applied as provided in Section 3.04 or 3.05. The Issuer shall notify the Security Trustee and the Administrative Agent of the satisfaction or waiver (specifying which) of all conditions for the payment of the Aircraft Purchase Price of any Aircraft not acquired on the Closing Date.

(j)                                     Conversion Account. As and to the extent provided in Section 3.03 (or in the terms of any indenture supplemental hereto or a Board Resolution with respect to the related Additional Notes), an amount equal to any expected Conversion Payment will be transferred from the Collections Account out of the proceeds of the Additional Notes to the Aircraft Conversion Account. The amount so deposited will be held in that Account and invested in Permitted Account Investments until applied as provided in Section 3.04 or 3.08. The Issuer shall notify the Security Trustee and the Cash Manager in writing of the satisfaction or waiver (specifying which) of all conditions for the payment of any Conversion Payment, and no amounts may be withdrawn or transferred from the Aircraft Conversion Account until receipt of such notice as to such Conversion Payment.

(k)                                  Note Account. Upon the issuance of Notes of any subclass for which a Note Account was not previously established, the Cash Manager shall cause the Operating Bank to establish and maintain a Note Account for such subclass in accordance with Section 3.01(a) in the name of the Security Trustee for the benefit of the Holders of the Notes of such subclass. Upon the transfer of any amounts to the Note Account for any subclass of Notes in accordance with Section 3.09 or Section 3.15, the Trustee on the same day (including any Special Distribution Date) shall pay all such amounts to the Holders of such subclass of Notes as of the related Record Date in accordance with the terms of this Indenture.

(l)                                     Irish VAT Refund Account. All payments of refunds with respect to Irish value-added tax and any other amounts related to Irish tax payments payable to the Issuer or any Issuer Subsidiary shall be, when received, deposited in the Irish VAT Refund Account. Funds held in the Irish VAT Refund Account shall be converted into U.S. dollars with a recognized foreign exchange dealer or foreign commercial bank (which may be the bank where the Irish VAT Refund Account is located or the Cash Manager or an affiliate). The conversion of currency into U.S. dollars shall be pursuant to the conversion procedures set forth in Section 12.07. Upon conversion and receipt of U.S. dollars, the Cash Manager shall cause such amounts to be deposited from the Irish VAT Refund Account to the Collections Account as soon as administratively practicable. The cost and expense of any such conversion shall be added to and reflected in the rate obtained for conversion and in no event shall the Cash Manager or any of its affiliates be liable in respect of the exchange rate obtained for any such conversion or any related cost or expense.

All amounts held in the Irish VAT Refund Account from time to time shall remain uninvested pending conversion to U.S. dollars and transfer to the Collections Account.

The Administrative Agent shall promptly notify the Cash Manager in writing of the expected payment of any such refund and the anticipated amount as set forth in the Administrative Agency Agreement.

(m)                               Cash Collateral Accounts. (i) Upon Written Notice of the Issuer to it, or a Board Resolution provided to it authorizing the establishment of a Primary Liquidity Reserve Account, the Cash Manager shall cause (with the prior written consent of the Policy Provider and the Initial Primary Liquidity Facility Provider) the Operating Bank to establish and maintain the Primary Liquidity Reserve Account as a Cash Collateral Account pursuant to Section 3.01(a) in the name of the Security Trustee for the benefit of the Secured Parties. If the Cash Manager determines that on any Payment Date after making all withdrawals and transfers to be made with respect to such Payment Date (for the avoidance of doubt, prior to any drawings under the Initial Primary Liquidity Facility or the Policy), there will be insufficient funds in the Collections Account (w) to transfer to the Expense Account an amount such that the amount on deposit therein is equal to the Required Expense Amount for such Payment Date, (x) to pay the Interest Amount for each subclass of Class G Notes, (y) to pay Senior Hedge Payments to each applicable Hedge Provider, in each case as provided in Section 3.09 and (z) if such Payment Date is the Final Maturity Date for any subclass of Class G Notes, to pay the Outstanding Principal Balance of such subclass of Class G Notes on the Final Maturity Date, the Cash Manager shall so notify the Trustee in writing under Section 3.07 and direct the Operating Bank in writing on such Payment Date to withdraw from the Primary Liquidity Reserve Account the lesser of an amount equal to the shortfall in making the payments set forth in clauses (w), (x), (y) and (z) above and the amount on deposit therein. The Trustee shall, as set out in the written notice from the Cash Manager, apply the amount so withdrawn, first, to the Expense Account an amount such that the amount on deposit therein is at least equal to the Required Expense Amount for such Payment Date, second, in no order of priority inter se, but pro rata, (A) to the Note Accounts for each subclass of Class G Notes, the Interest Amount on such subclass of Class G Notes in no order of priority inter se, but pro rata according to the amount of accrued and unpaid interest on such subclass of Class G Notes; and (B) pro rata, to any Hedge Provider, an amount equal to any Senior Hedge Payment due from any Issuer Group Member pursuant to any Hedge Agreement and third, to the Note Accounts for each subclass of Class G Notes, the Final Maturity Date of which falls on such Payment Date, pro rata according to the amount of principal of such subclass. If the Cash Manager determines that the amount that will be on deposit in a Primary Liquidity Reserve Account on any Payment Date, after making any withdrawals therefrom to be made on such Payment Date, will exceed the aggregate Outstanding Principal Balance of the Class G Notes, the Cash Manager shall so notify the Trustee in writing and direct the Operating Bank in writing to withdraw the amount on deposit in such Primary Liquidity Reserve Account on such Payment Date and apply such balance, first, to the Note Accounts for each subclass of Class G Notes, in the order of priority by subclass set forth in Section 3.10, an amount equal to the Outstanding Principal Balance of each such subclass, and second, to the Collections Account, for application on such Payment Date in accordance with Section 3.09 (any such application, a “Class G Cash Collateral Event”). Unless applied in connection with a Class G Cash Collateral Event or on the Final Maturity Date, no amount in the Primary Liquidity Reserve Account shall be available for any shortfall in the payment of principal of the Class G Notes. Amounts in the Primary Liquidity Reserve Account are not subject to the payment priorities set forth in Section 3.09.

(ii)                                  Upon receipt by the Cash Manager and the Trustee of a Board Resolution providing for the establishment of any Cash Collateral Account (other than a Primary Liquidity

Reserve Account) as an Eligible Credit Facility for one or more subclasses of Notes or in respect of any other Obligation, the Cash Manager shall, by Written Notice, and with the prior written consent of the Policy Provider and the Initial Primary Liquidity Facility Provider cause the Operating Bank to establish (within three Business Days of the giving of such Written Notice) and maintain such Cash Collateral Account pursuant to Section 3.01(a) in the name of the Security Trustee for the benefit of the Holders of the Notes of each such subclass and/or the Secured Parties holding such other Obligation. All amounts provided in connection with any such Board Resolution for deposit in such Account and all amounts to be deposited in such Account under Section 3.09 as an Eligible Credit Facility shall be held in such Cash Collateral Account for application, and all replenishment shall be made, in accordance with the terms of the Board Resolution relating to such Eligible Credit Facility, which Board Resolution shall include the basis of any replenishment of the Cash Collateral Account, the purpose of the Cash Collateral Account and shall be subject to the prior written consent of the Policy Provider and the Initial Primary Liquidity Facility Provider.

(n)                                 Initial Primary Liquidity Reserve Account. Following the funding of the Initial Primary Liquidity Reserve Account with a Downgrade Drawing, a Final Drawing or a Non-Extension Drawing, if the Cash Manager determines that on any Payment Date after making all withdrawals and transfers to be made with respect to such Payment Date, there will be insufficient funds in the Collections Account (x) to transfer to the Expense Account an amount such that the amount on deposit therein is equal to the Required Expense Amount for such Payment Date, (y) to pay Senior Hedge Payments to each applicable Hedge Provider, in each case as provided in Section 3.09 and (z) to pay the Interest Amount for the Class G-3 Notes, as provided in Section 3.09, the Cash Manager shall so notify the Trustee in writing under Section 3.07 and shall direct the Operating Bank in writing on such Payment Date to withdraw from the Initial Primary Liquidity Reserve Account the lesser of the amount equal to the shortfall in making the payments set forth in clauses (x), (y) and (z) above and the amount on deposit therein. The Trustee shall, as set out in the Written Notice from the Cash Manager, apply the amount so withdrawn, first, to the Expense Account an amount such that the amount on deposit therein is at least equal to the Required Expense Amount for such Payment Date, and second, in no order of priority inter se, but pro rata, (A) to the Note Account for the Class G-3 Notes, the Interest Amount on the Class G-3 Notes; and (B) pro rata, to any Hedge Provider, an amount equal to any Senior Hedge Payment due from any Issuer Group Member pursuant to any Hedge Agreement.

Section 3.02                                Investments of Cash. (a)  For so long as any Notes remain Outstanding, the Cash Manager, on behalf of the Security Trustee, shall, or shall direct the Operating Bank in writing to, invest and reinvest, at the written direction of the Financial Administrative Agent acting on the Issuer’s instructions, the funds on deposit in the Accounts in Permitted Account Investments; provided, however, that the Initial Primary Liquidity Facility Provider shall be entitled to direct the Cash Manager to invest the amounts standing (if any) in the Initial Primary Liquidity Reserve Account, in Permitted Account Investments; provided further, however, that following the giving of a Default Notice or during the continuance of an Acceleration Default, the Cash Manager shall, or shall direct the Operating Bank in writing to, invest such funds on deposit or such amounts at the written direction of the Security Trustee in Permitted Account Investments described in clause (d) of the definition thereof (but in the case of a Lessee Funded Account only to the extent any such investment credited to such Lessee Funded Account is permitted by the Leases pursuant to which such funds were received) from the time of receipt thereof until such time as such amounts are required to be distributed pursuant to the terms of this Indenture. The Cash Manager shall make such investments and reinvestments and the Issuer (or the Financial Administrative Agent acting on the Issuer’s instructions), the Initial Primary Liquidity Facility Provider and/or the Security Trustee as specified in the immediately preceding sentence shall provide such direction, all in accordance with the terms of the following provisions:

(i)                                     the Permitted Account Investments shall have maturities and other terms such that sufficient funds shall be available to make required payments pursuant to this Indenture (A) before the next Payment Date after which such investment is made, in the case of investments of funds on deposit in the Collections Account and the Expense Account, or (B) in accordance with a Written Notice provided by the Financial Administrative Agent, the requirements of the relevant Leases or Aircraft Agreements, in the case of investments of funds on deposit in the Lessee Funded Accounts; provided that an investment maturing within one year of the date of investment shall nevertheless be a Permitted Account Investment if it has been acquired with funds which are not reasonably anticipated, at the discretion of the Cash Manager (at the direction of the Financial Administrative Agent acting on the Issuer’s instructions), to be required to be paid to any other Person or otherwise transferred from the applicable Account prior to such maturity;

(ii)                                  if any funds to be invested are not received in the Accounts by 1:00 p.m., New York City time, on any Business Day, such funds shall, if possible, be invested in overnight Permitted Account Investments described in clause (d) of the definition thereof; provided that none of the Cash Manager, the Trustee, the Security Trustee or the Initial Primary Liquidity Facility Provider shall be liable for any losses incurred in respect of the failure to invest funds not thereby received; and

(iii)                               if required by the terms of a Lease as set forth in a Written Notice from the Financial Administrative Agent to the Cash Manager, any investments of Segregated Funds on deposit in a Lessee Funded Account or the Collections Account shall be made on behalf of the relevant Lessee in such investments as may be required thereunder.

(b)                                 The Cash Manager, the Trustee or their respective Affiliates are permitted to receive additional compensation that could be deemed to be in their respective economic self interest for (i) serving as an investment advisor, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain Permitted Account Investments, (ii) using Affiliates to effect transactions in certain Permitted Account Investments and (iii) effecting transactions in certain Permitted Account Investments. Neither the Cash Manager nor the Trustee guarantees the performance of any Permitted Account Investment.

(c)                                  The Cash Manager shall have no obligation to invest and reinvest any cash held in the Accounts in the absence of timely and specific written investment direction from the Issuer (or the Financial Administrative Agent acting on the Issuer’s instructions), the Initial Primary Liquidity Facility Provider or the Security Trustee, as the case may be. In no event shall the Cash Manager be liable for the selection of investments or for investment losses incurred thereon. The Cash Manager shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Issuer (or the Financial Administrative Agent acting on the Issuer’s instructions), the Initial Primary Liquidity Facility Provider or the Security Trustee, as the case may be, to provide timely written investment direction.

Section 3.03                                Closing Date Deposits, Withdrawals and Transfers. The Cash Manager shall, on each Closing Date at the written direction of the Issuer, upon the Operating Bank’s receipt thereof, make, or direct the Operating Bank to make, the following deposits and transfers to and from the Accounts in each case as specified in a prior Written Notice of the Cash Manager to the Trustee, the Security Trustee and the Operating Bank:

(a)                                  on the Second Closing Date,

(i)                                     (A) deposit in the Collections Account the proceeds of the issuance of the Second Issuance Notes, (B) transfer from each of the Secondary Liquidity Reserve Account (as defined in the Original Indenture) and the Tertiary Liquidity Reserve Account (also defined in the Original Indenture) all amounts in such accounts to the Collections Account and (C) deposit in any Lessee Funded Account an amount equal to any Segregated Funds for each Lease related to any New Aircraft being acquired from a Seller on the Second Closing Date;

(ii)                                  after making the deposits required by clause (i) above and in the following order (A) transfer from the Collections Account to the Expense Account, such amount as is necessary so that the amount on deposit in the Expense Account is an amount equal to the Required Expense Amount for the first Payment Date occurring after the Second Closing Date and the Initial Expenses, as specified in a Written Notice of the Cash Manager to the Trustee, (B) transfer from the Collections Account to the Initial Notes Refinancing Account for application in accordance with Section 3.11 and other applicable provisions of the Original Indenture such amount as is necessary to pay the Initial Notes in full (other than the Class E-1 Notes) (C) pay from the Collections Account to the Seller or at the direction of the Seller the Aircraft Allocation Amount for each New Aircraft being acquired from the Seller on the Second Closing Date pursuant to the Second Share Purchase Agreement minus the amount of any security deposits that are not Segregated Funds held by an Issuer Subsidiary as lessor under the Lease with respect to such Aircraft, minus an amount equal to the reduction of the Purchase Price (as defined in the Second Share Purchase Agreement) by reason of any rent received by an Issuer Subsidiary attributable to the period after the Second Closing Date in accordance with Section 2.2(a)(i) of the Second Share Purchase Agreement and minus the Initial Expenses (in which case the Written Notice of the Cash Manager shall, as a condition to such payment, be accompanied by a Written Notice of the Administrative Agent stating that the conditions to the acquisition of each such Aircraft specified in the Second Share Purchase Agreement have been fulfilled), (D) transfer from the Collections Account the Aircraft Allocation Amount for each Remaining New Aircraft to the related Aircraft Purchase Account, and (E) retain in the Collections Account the balance, if any, remaining after making the foregoing transfers; and

(iii)                               withdraw from the Expense Account such amount as is needed to discharge any Initial Expenses then due and payable and pay such amount to the appropriate payees thereof as specified in the Written Notice of the Cash Manager.

(b)                                 on any Closing Dates occurring after the Second Closing Date in respect of the issuance of any Additional Notes,

(i)                                     (A) deposit in the Collections Account the proceeds of the issuance of such Additional Notes, and (B) deposit in any Lessee Funded Account any Segregated Funds received pursuant to any Acquisition Agreement; and

(ii)                                  after making the deposits required by clause (i) above and in the following order (A) transfer from the Collections Account to the Expense Account, such amount as is necessary so that the amount on deposit in the Expense Account is an amount equal to the Required Expense Amount for the next succeeding Payment Date, (B) transfer from the Collections Account to any Cash Collateral Account then to be established an amount equal to the Required Amount for such Account, (C) pay from the Collections Account to the Seller the Aircraft Allocation Amounts for each Aircraft being acquired from the Seller on the relevant Closing Date (in which case the Written Notice of the Cash Manager shall, as a condition to such payment, be accompanied by a Written Notice of the Administrative Agent stating that the conditions to the acquisition of each such Aircraft specified in the relevant Acquisition Agreement have been fulfilled), (D) transfer from the Collections Account the Aircraft Allocation Amount for each Additional Aircraft, if any, not being acquired on that Closing Date to the related Aircraft Purchase Account, (E) in the case of a Closing Date for any Additional Notes issued to finance any Aircraft Conversion, transfer from the Collections Account to the Aircraft Conversion Account such amount as the relevant Conversion Agreement requires to be paid on or before that Closing Date and (F) retain in the Collections Account the balance, if any, remaining after making the foregoing transfers.

(c)                                  on any Closing Date occurring after the Second Closing Date involving the issuance of Refinancing Notes, deposit the proceeds of such Refinancing into the Refinancing Account for application in accordance with Section 3.08(a).

Section 3.04                                Interim Deposits, Transfers and Withdrawals. On any Business Day, the Cash Manager upon the Operating Bank’s receipt thereof, may make, or direct the Operating Bank to make, without duplication, the following deposits, transfers and withdrawals to and from the Accounts, in each case as specified in a prior Written Notice of the Cash Manager to the Trustee, the Security Trustee and the Operating Bank (which Written Notice of the Cash Manager shall, as a condition to any such deposit, withdrawal and transfer be accompanied by a Written Notice of the Financial Administrative Agent setting forth the amounts of such deposits, withdrawals and transfers):

(a)                                  withdraw from a Lessee Funded Account to the extent that funds on deposit therein or available thereunder may be withdrawn or drawn pursuant to the terms of the related Lease for payment thereof, to discharge any Expense then due and payable and pay such amount to the appropriate payees thereof;

(b)                                 withdraw from the Expense Account (to the extent of funds on deposit therein) such amount as is needed to discharge (i) any Primary Expenses and (ii) any Modification Payments or Refinancing Expenses in respect of which a Permitted Accrual was previously effected by a deposit in the Expense Account (whether or not any such deposit has been previously used to pay any other Primary Expense but excluding any portion of such deposit previously used to pay any Modification Payments or Refinancing Expenses) then due and payable and pay such amount to the appropriate payees thereof;

(c)                                  transfer from the Collections Account from time to time (but in no event on less than one Business Day’s prior Written Notice to the Trustee (unless such one Business Day’s notice requirement is waived by the Trustee)) other amounts to the Expense Account, in each case only to the extent that such funds are to be applied to Primary Expenses that become due and payable during such Interest Accrual Period and for the payment of which there are insufficient funds in the Expense Account; provided that no such transfer from the Collections Account in respect of Primary Expenses shall be made prior to the next succeeding Payment Date if, in the reasonable judgment of the Cash Manager, such transfer would have a material adverse effect on the ability of the Issuer to make payments of accrued and unpaid interest on the Senior Class then Outstanding on the next Payment Date therefor in accordance with Section 3.09;

(d)                                 withdraw Segregated Funds from a Lessee Funded Account or draw under or cause to be drawn under any applicable Related Collateral Document, in any case to the extent required by or necessary in connection with a Lease or any documents related thereto and the Related Collateral Documents, for deposit in the Collections Account to satisfy any default in Rental Payments under any related Lease;

(e)                                  transfer any Segregated Funds from the Collections Account to a Lessee Funded Account in accordance with the terms of any Lease; and

(f)                                    withdraw from the Aircraft Conversion Account an amount equal to the Conversion Payment for any Aircraft Conversion, to the extent the relevant Conversion Agreement requires payment on that Business Day.

Section 3.05                                Withdrawals and Transfers Relating to the Acquisition of Aircraft. (a)  Acquisition. On the Acquisition Date (other than a Closing Date) with respect to a Remaining New Aircraft, the Cash Manager may make, or direct the Operating Bank to make, the following deposits, withdrawals and transfers to and from the Accounts, in each case as specified in a Written Notice of the Cash Manager to the Trustee, the Security Trustee and the Operating Bank (which Written Notice of the Cash Manager shall, as a condition to any such deposit, withdrawal and transfer be accompanied by a Written Notice of the Administrative Agent (i) stating that the conditions to payment for an Aircraft specified in the applicable Acquisition Agreement have been fulfilled and (ii) setting forth the amounts of such deposits, withdrawals and transfers):

(i)                                     transfer from the Collections Account and deposit into the relevant Lessee Funded Account, an amount equal to any Segregated Funds for the Lease related to such Aircraft;

(ii)                                  pay out of the Aircraft Purchase Account for such Aircraft to the Seller or at the direction of the Seller the Aircraft Allocation Amount for such Aircraft and any Investment Earnings thereon minus the amount of any security deposits that are not Segregated Funds held by an Issuer Subsidiary as lessor under the Lease with respect to such Aircraft; and

(iii)                               pay out of the Aircraft Purchase Account for such Aircraft to the Collections Account the amount of any security deposits that are not Segregated Funds held by an Issuer Subsidiary as lessor under the Lease with respect to such Aircraft.

(b)                                 Aircraft Payments. The payments of the Aircraft Allocation Amount for any Aircraft (other than Additional Aircraft) to be made pursuant to Section 3.05(a)(ii) to any Seller shall, subject to the delivery as to such Aircraft of the Written Notice referred to in Section 3.05(a), be made as so provided notwithstanding the giving of any Default Notice or any other exercise of remedies hereunder.

(c)                                  Delivery Expiry Date. Upon Written Notice of the Administrative Agent to the Cash Manager, the Trustee, the Security Trustee and the Operating Bank that the Issuer is no longer required, pursuant to the terms of the applicable Acquisition Agreement, to purchase any New Aircraft or Additional Aircraft (whether by reason of the passing of the Delivery Expiry Date, the occurrence of a Non-Delivery Event, the exercise by the Issuer of any termination right under that Acquisition Agreement or otherwise), the Cash Manager shall direct the Operating Bank to (i) transfer from the Aircraft Purchase Account for each Aircraft so affected to the Collections Account (for application in accordance with Section 3.09) the Aircraft Allocation Amount for each such Aircraft and (ii) transfer to the Note Account for the Class E Notes, an amount equal to the Investment Earnings remaining in such Aircraft Purchase Account.

(d)                                 Rent Payment Reimbursement Amount. On each Payment Date prior to an Acquisition Date with respect to a Remaining New Aircraft, the Cash Manager shall direct the Operating Bank to pay to the Seller an amount equal to the Rent Payment Reimbursement Amount (as defined in the Second Share Purchase Agreement) for such Remaining New Aircraft for the Rent Transfer Period (as defined in the Second Share Purchase Agreement and as specified by the Financial Administrative Agent in a Written Notice to the Cash Manager) ending immediately preceding such Payment Date, such payment to made from first, the Investment Earnings in the Aircraft Purchase Account for such Remaining New Aircraft accrued during such Rent Transfer Period and second, from the Collections Account in accordance with Section 3.09.

Section 3.06                                Interim Deposits and Withdrawals for Aircraft Sales. The Cash Manager shall direct the Operating Bank to deposit any and all proceeds received in respect of any Aircraft Sale by or on behalf of any Issuer Group Member in the Collections Account (other than in connection with any sale of all or substantially all of the assets of the Issuer Group, in which case the Cash Manager shall direct the Operating Bank to deposit any and all proceeds thereof into the Defeasance/Redemption Account in connection with the redemption of each subclass of the Notes) in each case as specified in a Written Notice of the Cash Manager to the Trustee, the Security Trustee and the Operating Bank (which Written Notice of the Cash Manager shall, as a condition to any such deposit be accompanied by a Written Notice of the Financial Administrative Agent setting forth the amount of such deposit). Any funds then on deposit in a Lessee Funded Account related to the Aircraft subject to such sale or other disposition shall be applied on a basis consistent with the terms of the Lease related to such Aircraft, if any, or as otherwise provided by the relevant agreements related to such sale or other disposition.

Section 3.07                                Calculation Date Calculations. (a)  Calculation of Required Amounts. The Cash Manager shall determine, as soon as practicable after each Calculation Date, but in no event later than four Business Days preceding the immediately succeeding Payment Date, based on information known to the Cash Manager or Relevant Information (and, without limitation, in the case of clauses (ii), (iii), (iv), and (v) below, a Written Notice from the Financial Administrative Agent received by the Cash Manager no later than 10:00 a.m. New York City time on the day after such Calculation Date setting forth the amounts required for the calculations in such clauses) provided to the Cash Manager, the Collections received during the period commencing on the close of business on the preceding Calculation Date and ending on the close of business on such Calculation Date and calculate the following amounts:

(i)                                     the balance of funds on deposit in the Accounts on the Calculation Date, the Required Amount with respect to each Cash Collateral Account on such Calculation Date and the amount available under all Eligible Credit Facilities on such Calculation Date;

(ii)                                  the Required Expense Amount for such Payment Date and any amount to be deposited in respect of Permitted Accruals as of such Calculation Date;

(iii)                               the Available Collections on such Calculation Date (separately listing any Senior Hedge Payments, Subordinated Hedge Payments and Hedge Breakage Costs) (provided that, in making such determination, the Cash Manager may assume that any amount from a Hedge Provider to be paid on such Payment Date pursuant to any Hedge Agreement will be paid on such Payment Date);

(iv)                              the net Segregated Funds, if any, available to be transferred into the Collections Account on such Calculation Date;

(v)                                 the Required Amount for any Cash Collateral Account and any amounts to be transferred in respect of Eligible Credit Facilities under clause (iv) of Section 3.09(a) or clause (ii) of Section 3.09(b); and

(vi)                              any amount to be transferred from any Aircraft Purchase Account and the Aircraft Conversion Account, to the Collections Account as provided, respectively, in Section 3.05(c) or Section 3.04(f).

(b)                                 Calculation of Interest Amounts. The Cash Manager shall, not later than four Business Days prior to each Payment Date, make the following calculations or determinations with respect to Interest Amounts due on such Payment Date:

(i)                                     based on Relevant Information provided to it by the Reference Agent, the applicable interest rate on each subclass of Floating Rate Notes based on LIBOR determined on the Reference Date for the relevant Interest Accrual Period;

(ii)                                  the Interest Amount in respect of each class or subclass of Floating Rate Notes on such Payment Date;

(iii)                               the Interest Amount in respect of each class or subclass of Fixed Rate Notes on such Payment Date;

(iv)                              the Policy Premium due and owing to the Policy Provider on such Payment Date; and

(v)                                 any interest due and owing to the Policy Provider on, or interest amounts that constitute, Policy Provider Obligations.

(c)                                  Calculation of Principal and Other Amounts. The Cash Manager shall, not later than four Business Days prior to each Payment Date, calculate or determine the following:

(i)                                     the Outstanding Principal Balance of each class and subclass of the Notes on such Payment Date immediately prior to any principal payment on such date;

(ii)                                  the Adjusted Portfolio Value and the Assumed Portfolio Value on such Payment Date;

(iii)                               the Expected Target Principal Balance for each subclass of the Class G Notes Outstanding on such Payment Date with respect to each subclass of the Class G Notes; and

(iv)                              the Outstanding Principal Balance, if any, to be paid with respect to each class or subclass of Notes.

(d)                                 Calculation of Refinancing Amounts. The Cash Manager shall, not later than two Business Days prior to each Business Day on which a Refinancing or Redemption of any subclass of Notes is scheduled to occur, perform the calculations necessary to determine the Redemption Price (including LIBOR Break Costs, if any) of and the accrued and unpaid interest on such Notes.

(e)                                  Application of the Available Collections. The Cash Manager shall, not later than 1:00 p.m. New York City time on the third Business Day prior to each Payment Date, determine the amounts to be applied on such Payment Date to make each of the payments contemplated by

Section 3.09(a) or 3.09(b), as applicable, setting forth separately, the amount to be applied on such Payment Date pursuant to each clause of Section 3.09(a) or 3.09(b), as applicable, including, where applicable, the allocation of principal of the Notes in accordance with Section 3.10.

(f)                                    Aircraft Acquisitions. No later than four Business Days prior to the Acquisition Date for each Aircraft, the Cash Manager (as directed by the Financial Administrative Agent) shall determine, and give the Trustee and Security Trustee a Written Notice setting out, the amounts to be paid under Section 3.03 or Section 3.05 for the applicable Aircraft (as applicable), the Acquisition Date and that the conditions to the purchase of such Aircraft set forth in each relevant Acquisition Agreement have been fulfilled.

(g)                                 Calculations in respect of Initial Primary Liquidity Facility Drawings. The Cash Manager shall make the following calculations or determinations in respect of the Initial Primary Liquidity Facility and the Required Expense Amount, the Senior Hedge Payments and the Class G Notes:

(i)                                     as soon as practicable after each Calculation Date, but in no event later than 12:00 p.m. New York City time on the date which is the third Business Day prior to each Payment Date, determine (after giving effect to the application of Available Collections in accordance with the applicable payment priorities set forth in Section 3.09), whether a shortfall exists as of such Calculation Date in the Available Collections to make payment on the next succeeding Payment Date of the Required Expense Amount due on such Payment Date (any such shortfall in respect of the Required Expense Amount and any Payment Date, a “Required Expenses Shortfall” therefor);

(ii)                                  as soon as practicable after each Calculation Date, but in no event later than 12:00 p.m. New York City time on the date which is the third Business Day prior to each Payment Date, determine (after giving effect to the application of Available Collections in accordance with the applicable payment priorities set forth in Section 3.09) any shortfall (determined as of such Calculation Date) in the amount necessary for the payment in full of the Senior Hedge Payments to each applicable Hedge Provider due on such Payment Date (any such shortfall of Senior Hedge Payments, the “Senior Hedge Payments Shortfall” therefor); and

(iii)                               as soon as practicable after each Calculation Date, but in no event later than 12:00 p.m. New York City time on the date which is the third Business Day prior to each Payment Date, determine (after giving effect to the application of Available Collections in accordance with the applicable payment priorities set forth in Section 3.09), whether a shortfall exists as of such Calculation Date in the Available Collections to make payment on the next succeeding Payment Date of the Interest Amount due on the Class G-3 Notes on such Payment Date (any such shortfall in respect of the Class G-3 Notes and any Payment Date, a “Liquidity Facility Interest Class G Shortfall” therefor).

(h)                                 Calculations in respect of Policy Drawings. The Cash Manager shall make the following calculations or determinations in respect of the Policy and the Class G Notes:

(i)                                     as soon as practicable after each Calculation Date, but in no event later than 12:00 p.m. New York City time on the date which is the third Business Day prior to each Payment Date, determine (after giving effect to the application of Available Collections in accordance with the applicable payment priorities set forth in Section 3.09, the application of LF Drawings to be made pursuant to the Initial Primary Liquidity Facility (or drawings under any Replacement Primary Liquidity Facility), any withdrawals from the Initial Primary Liquidity Reserve Account, any drawings under any other applicable Eligible Credit Facility and any withdrawals from any applicable Cash Collateral Account), whether a shortfall exists as of such Calculation Date in the Available Collections to make payment on the next succeeding Payment Date of Accrued Class G Interest (but not, for the avoidance of doubt, Certain Interest on Unpaid Interest) due on the Class G-3 Notes on such Payment Date (any such shortfall in respect of the Class G-3 Notes and any Payment Date, an “Interest Class G Shortfall” therefor);

(ii)                                  as soon as practicable after the Calculation Date next succeeding the date of a sale or other disposition of an Aircraft or of an Issuer Subsidiary which owns an Aircraft, but in no event later than 12:00 p.m. New York City time on the date which is the third Business Day prior to the next succeeding Payment Date, determine, the shortfall, if any, between the Class G Note Target Price (determined as of the date of disposition) of the disposed Aircraft (or of the Aircraft owned by the disposed Issuer Subsidiary) by or on behalf of, or at the direction of, the Controlling Party after an Acceleration of the Notes and the Net Sale Proceeds (as provided to the Cash Manager and the Policy Provider in a Written Notice from the Primary Servicer specifying the amounts of such proceeds) from the sale or other disposition of the relevant Aircraft (or of the Issuer Subsidiary owning such Aircraft) (the “Deficiency Class G Shortfall” with respect to the next succeeding Payment Date);

(iii)                               as soon as practicable after the Calculation Date immediately preceding the Final Maturity Date for the Class G-3 Notes, but in no event later than 12:00 p.m. New York City time on the date which is the third Business Day prior to such Final Maturity Date, determine (after giving effect to the application of Available Collections in accordance with the applicable payment priorities set forth in Section 3.09 and the application of any withdrawals from any Cash Collateral Account, in accordance with the terms hereof) any shortfall (determined as of such Calculation Date) in the amount necessary for the payment in full of the Outstanding Principal Balance of the Class G-3 Notes (less any Policy Drawings previously paid in respect of principal of the Class G-3 Notes) on the Final Maturity Date therefor together with accrued and unpaid interest thereon (at the Applicable Rate of Interest for the Class G-3 Notes) (any such shortfall of principal and interest in respect of the Class G-3 Notes on the Final Maturity Date, the “Outstanding Amount” therefor);

(iv)                              as promptly as practicable after the date of any Avoided Payment, calculate the amount of such Avoided Payment; and

(v)                                 as soon as practicable after each Calculation Date on or following the date that is twenty-four months after the date (as determined by the Trustee and notified to the Policy Provider in writing) of the occurrence of an Event of Default under Section 4.01(a) or Section 4.01(b) that is continuing as of such Calculation Date or an Acceleration of the Notes, but in no event later than 12:00 p.m. New York City time on the date which is the third Business Day prior to the immediately succeeding Payment Date, determine (after giving effect to all payments and transfers to be made with respect to such Payment Date and the application of Available Collections in accordance with the applicable payment priorities set forth in Section 3.09 and the application of any LF Drawings to be made pursuant to the Initial Primary Liquidity Facility (or drawings under any Replacement Primary Liquidity Facility), any withdrawals from the Initial Primary Liquidity Reserve Account, any drawings under any other applicable Eligible Credit Facility and any withdrawals from any Cash Collateral Account, if any, in accordance with the terms hereof) the shortfall (determined as of such Calculation Date), if any, of Available Collections and such other amounts for the payment on the next succeeding Payment Date of the Insured Minimum Principal Payment Amount, if any, of the Class G-3 Notes for such Payment Date (with respect to any such Payment Date, a “Minimum Class G Principal Shortfall”).

Section 3.08                                Payment Date First Step Withdrawals and Transfers. Two Business Days prior to each Payment Date, the Cash Manager shall direct the Operating Bank to make, on such Payment Date, the following withdrawals from and transfers to the Accounts in each case as specified in a Written Notice of the Cash Manager to the Trustee, the Security Trustee and the Operating Bank (and, in the case of clauses (c) and (d) below, such direction shall be based on information provided by the Financial Administrative Agent in a Written Notice to the Cash Manager specifying the amounts for such clauses):

(a)                                  transfer the net proceeds of any Refinancing of any Notes from the Refinancing Account to any Cash Collateral Account established for the related Refinancing Notes (up to the Required Amount therefor in accordance with Section 3.03) and/or as Reserved Cash to the Collections Account (in accordance with Section 3.03) and the balance to the applicable Note Accounts, in each case in accordance with Sections 2.10(b) and 5.02(f);

(b)                                 transfer any amounts on deposit in the Defeasance/Redemption Account in respect of any Redemption that is not a Refinancing to the applicable Note Accounts;

(c)                                  transfer from each Lessee Funded Account to the Collections Account any available Segregated Funds that are no longer required to be maintained in a segregated account under the applicable Leases;

(d)                                 transfer from the Collections Account to the relevant Lessee Funded Accounts the amount of any Segregated Funds then on deposit in the Collections Account;

(e)                                  transfer from any Account (other than the Collections Account, the Aircraft Purchase Accounts and the Initial Primary Liquidity Reserve Account to the Collections Account the amount of Investment Earnings (net of losses and investment expenses), if any, on investments of funds on deposit therein during the preceding Interest Accrual Period, except that (a) earnings on any portion of the funds on deposit in any Account required under the terms of the related Lease to be repaid to the related Lessee shall be retained therein and (b) in the case of the Aircraft Purchase Account, any earnings on any portion of the purchase price funds in respect of an Aircraft on deposit in the Aircraft Purchase Account shall be retained therein for application in accordance with Section 3.05;

(f)                                    after payment in full of all Conversion Payments to be made for any Aircraft Conversion, transfer any balance of the amount originally deposited in the Aircraft Conversion Account in respect of such Aircraft Conversion from the Aircraft Conversion Account to the Collections Account for application in accordance with Section 3.09; and

(g)                                 after the giving of a Default Notice, during the continuation of an Acceleration Default or following the Interest Accrual Period in which an Aircraft Sale occurs with respect to the last remaining Aircraft, transfer any amounts remaining in the relevant Lessee Funded Account (other than amounts required to be maintained in such account pursuant to the terms of the related Lease or Aircraft Agreement) into the Collections Account.

Section 3.09                                Payment Date Second Step Withdrawals. (a)  On each Payment Date, after the withdrawals and transfers provided for in Section 3.08 have been made, the Cash Manager shall direct the Operating Bank to distribute from the Collections Account (or retain in the Collections Account, if so indicated in the relevant clause below) in each case as specified in a Written Notice of the Cash Manager to the Trustee, the Security Trustee and the Operating Bank at least two Business Days prior to such Payment Date, the amounts set forth below in the order of priority set forth below but, in each case, only to the extent that all Prior Ranking Amounts then required to be paid (or retained in the Collections Account, as applicable) have been paid (or retained in the Collections Account, as applicable) (provided that the amount to be paid shall be reduced in inverse order of priority by the amount of any payment by a Hedge Provider under a Hedge Agreement that was assumed pursuant to Section 3.07(a)(iii) to be, but has not in fact been, paid on such Payment Date). All payments of Available Collections to be made to or for the account of Holders of any subclass of Notes pursuant to this Section 3.09 shall be made through a direct transfer of funds to the applicable Note Account with respect to such subclass of Notes.

(i)                                     to the Expense Account, an amount such that the amount on deposit therein is at least equal to the Required Expense Amount for such Payment Date (including Policy Expenses);

(ii)                                  in no order of priority inter se, but pro rata as to the amounts described below in clauses (A), (B) and (C) as follows:  (A) to the Note Account for each subclass of Class G Notes, the Interest Amount on such subclass of Class G Notes in no order of priority inter se but pro rata according to the amount of accrued and unpaid interest on each such subclass of Class G Notes less the amount of any Interest Class G Drawing, if any, relating to such subclass of Class G Notes paid on or before such Payment Date by the Policy Provider under the Policy prior to such Payment Date to the extent not theretofore reimbursed to the Policy Provider as of such Payment Date and less the amount of any LF Drawing, if any, in respect of the Interest Amount due on such subclass of Class G Notes paid on or before such Payment Date by the Initial Primary Liquidity Facility Provider under the Initial Primary Liquidity Facility to the extent not theretofore reimbursed to the Initial Primary Liquidity Facility Provider as of such Payment Date, (B) pro rata, to any Hedge Provider, an amount equal to any Senior Hedge Payment due from any Issuer Group Member pursuant to any Hedge Agreement, and (C) to the Policy Provider, an amount equal to accrued interest (at the Applicable Rate of Interest with respect to the related subclass of Class G Notes) on the amount of a Policy Drawing paid by the Policy Provider under the Policy in respect of such subclass of Class G Notes prior to such Payment Date;

(iii)                               to the Policy Provider, (A) the amounts so paid by the Policy Provider in respect of any such Interest Class G Drawings referred to in clause (ii) above and (B) an amount equal to any Senior Hedge Payment made by the Policy Provider on behalf of an Issuer Group Member, in each case to the extent not theretofore reimbursed to the Policy Provider as of such Payment Date;

(iv)                              in no order of priority inter se, but pro rata as to the amounts described in clauses (A), (B) and (C) as follows:  (A) to the Initial Primary Liquidity Reserve Account, such amount so that the amount on deposit in such Account is equal to the Required Amount therefor, (B) to any Persons providing any Eligible Credit Facilities, any Credit Facility Advance Obligations payable to such Persons under the terms of their respective Eligible Credit Facilities (after giving effect to any payments made by the Policy Provider to the Persons providing such Eligible Credit Facilities as provided in the definition of “Controlling Party”) and, to the extent any such Eligible Credit Facility consists of a Cash Collateral Account (other than the Initial Primary Liquidity Reserve Account), such amount so that the amount on deposit in each such Account is equal to the Required Amount therefor and (C) if the Policy Provider has paid any such Credit Facility Obligations, as so provided, to the Policy Provider, the amount of such payments to the extent not theretofore reimbursed to the Policy Provider (plus interest accrued thereon at the applicable rate under such Eligible Credit Facility that would have otherwise been payable to the Persons providing such Eligible Credit Facility from the date of such payment);

(v)                                 to the Policy Provider, any Policy Premium due and owing to the Policy Provider and any accrued and unpaid interest on any Policy Premium;

(vi)                              to the Expense Account, such amount as an accrual (the “Permitted Accruals”) in respect of any Modification Payments or Refinancing Expenses as the Cash Manager shall determine;

(vii)                           to the Note Accounts for each subclass of the Class G Notes, in the order of priority by subclass set forth in Section 3.10, an amount equal to the Outstanding Principal Balance of each such subclass;

(viii)                        to pay Special Indemnity Payments to the applicable party pro rata;

(ix)                                payments to Hedge Providers, pro rata inter se, that are Subordinated Hedge Payments;

(x)                                   to the Note Accounts for each subclass of Class E Notes, the Interest Amount on such subclass of Class E Notes in no order of priority inter se, but pro rata according to the amount of accrued and unpaid interest on such subclass of Class E Notes;

(xi)                                to the Note Account for each subclass of Class E Notes, in the order of priority by subclass set forth in Section 3.10, an amount equal to the Outstanding Principal Balance of each such subclass; and

(xii)                             to the Charitable Trustee for the Charitable Trust, all remaining amounts.

(b)                                 Anything to the contrary contained in Section 3.09(a) notwithstanding, following delivery to the Issuer and the Cash Manager of a Default Notice or during the continuance of an Acceleration Default, the allocation of payments described in Section 3.09(a) shall not apply and the Cash Manager shall direct the Operating Bank in writing to cause all amounts on deposit in the Collections Account and the Expense Account to be applied on each Payment Date in the following order of priority:

(i)                                     to the Expense Account, an amount such that the amount on deposit therein is equal to the Required Expense Amount for such Payment Date (including Policy Expenses);

(ii)                                  in no order of priority inter se, but pro rata as to the amounts described in clauses (A) and (B) as follows:  (A) to any Persons providing any Eligible Credit Facilities, pro rata inter se, any Credit Facility Advance Obligations payable to such Persons under the terms of their respective Eligible Credit Facilities (after giving effect to any payments made by the Policy Provider to the Persons providing such Eligible Credit Facilities as provided in the definition of “Controlling Party”) and (B) if the Policy Provider has paid any such Credit Facility Advance Obligations, as so provided, to the Policy Provider the amount of such payments to the extent not theretofore reimbursed to the Policy Provider (plus interest accrued thereon at the applicable rate under such Eligible Credit Facility that would have otherwise been payable to the Persons providing such Eligible Credit Facility from the date of such payment);

(iii)                               to the Policy Provider, any Policy Premium due and payable to the Policy Provider and any accrued and unpaid interest on any Policy Premium;

(iv)                              in no order of priority inter se, but pro rata as to the amounts described in clauses (A), (B) and (C):  (A) first, to the Note Accounts for each subclass of Class G Notes, the Interest Amount on such subclass of Class G Notes in no order of priority inter se but pro rata according to the amount of accrued and unpaid interest on such subclass of Class G Notes less the amount of any Interest Class G Drawing, if any, relating to such subclass of Class G Notes paid on or before such Payment Date by the Policy Provider under the Policy prior to such Payment Date to the extent not theretofore reimbursed to the Policy Provider as of such Payment Date and less the amount of any LF Drawing, if any, in respect of the Interest Amount due on such subclass of Class G Notes paid on or before such Payment Date by the Initial Primary Liquidity Facility Provider under the Initial Primary Liquidity Facility to the extent not theretofore reimbursed to the Initial Primary Liquidity Facility Provider as of such Payment Date, and second, to the Policy Provider, (I) the amounts so paid by the Policy Provider in respect of such Interest Class G Drawings to the extent not theretofore reimbursed to the Policy Provider as of such Payment Date and (II) an amount equal to any Senior Hedge Payment made by the Policy Provider on behalf of an Issuer Group Member, in each case to the extent not theretofore reimbursed to the Policy Provider; (B) pro rata to any Hedge Provider, such amounts as are required to make any Senior Hedge Payments due to such Hedge Provider pursuant to any Hedge Agreement and (C) to the Policy Provider, an amount equal to the accrued interest (at the Applicable Rate of Interest with respect to the relevant subclass of Class G Notes) on any amounts paid by the Policy Provider under the Policy in respect of a subclass of Class G Notes prior to such Payment Date to the extent not theretofore reimbursed to the Policy Provider;

(v)                                 first, to the Note Accounts for each subclass of Class G Notes, the Outstanding Principal Balance of such subclass of Class G Notes in no order of priority inter se but pro rata according to the amount of the principal of such subclass of Class G Notes less the amounts of Policy Drawings in respect of the principal of the Class G Notes, if any, paid by the Policy Provider under the Policy for periods prior to such Payment Date to the extent not theretofore reimbursed to the Policy Provider, and second, to the Policy Provider, an amount equal to the amount of Policy Drawings in respect of principal of the Class G Notes paid by the Policy Provider under the Policy prior to such Payment Date to the extent not theretofore reimbursed to the Policy Provider as of such Payment Date,

(vi)                              to pay Special Indemnity Payments to the applicable party pro rata;

(vii)                           to any Hedge Provider, pro rata inter se, such amounts as are required to make any Subordinated Hedge Payments due to such Hedge Provider;

(viii)                        in no order of priority inter se, but pro rata in respect of amounts outstanding or payable on such date, to the Note Accounts for each subclass of Class E Notes, all accrued and unpaid interest on, and the Outstanding Principal Balance of such subclass of Class E Notes; and

(ix)                                to the Charitable Trustee for the Charitable Trust, all remaining amounts.

Section 3.10                                Allocations of Principal Payments Among Subclasses of the Notes. To the extent that any payment of principal pursuant to Section 3.09(a) is allocable to any class of Notes on any Payment Date, such payment will be applied to repay all Notes in such class in the following order of priority:  (i) First, to each such subclass, in no order of priority inter se, but pro rata according to the amount of, but not to exceed, the excess, if any, of the Outstanding Principal Balance of each such subclass over the product of the applicable Pool Factor on such Payment Date and the initial principal balance of each such subclass; (ii) Second, to each such subclass with an Expected Final Payment Date that falls on or before such Payment Date, in order of the earliest issued subclass; provided that in the case of two or more subclasses issued on the same date, the Available Collections will be applied to such subclasses in order of the subclass with the earliest Expected Final Payment Date and, with respect to any two or more subclasses having the same Expected Final Payment Date, the Available Collections will be applied to such subclasses pro rata according to the Outstanding Principal Balance of each such subclass (after giving effect to any payment under clause (i) above) on such Payment Date; and (iii) Third, to each such subclass in order of the earliest Expected Final Payment Date, provided, in the case of two or more subclasses having the same Expected Final Payment Date, in no order of priority inter se, but pro rata, according to the Outstanding Principal Balance of each such subclass (after giving effect to any payment under clauses (i) and (ii) above) on such Payment Date.

Section 3.11                                Certain Redemptions; Certain Premiums. (a)  Optional Redemption.  Subject to the provisions of Section 3.11(c), on any Business Day the Issuer may elect to redeem (including in connection with any Refinancing) any subclass of the Class G Notes in whole or in part (provided, that, any such Refinancing prior to the third anniversary of the Second Closing Date shall require the Policy Provider’s consent whether or not a Policy Non-Consent Event will occur in connection with such Refinancing) out of amounts available in the Defeasance/Redemption Account or, in the case of a Refinancing, the Refinancing Account, for such purpose, if any, other than, in either such case, any funds constituting part of the Available Collections, at the Redemption Price (including any LIBOR Break Costs) plus any accrued and unpaid interest (after giving effect to any payment thereof on such Redemption Date under Section 3.09) on the Notes to be redeemed on the Redemption Date plus the Policy Redemption Premium, if any; provided that after the giving of a Default Notice or the Acceleration of any Notes, the Notes may be redeemed only in whole but not in part pursuant to this Section 3.11(a); and provided further that Written Notice of any such Redemption shall be given by the Issuer (or the Administrative Agent on its behalf) to the Trustee not less than ten days and not more than thirty days prior to such Redemption Date.

(b)                                 Redemption for Taxation Reasons. Subject to the provisions of Section 3.11(c), if, at any time,

(i)                                     the Issuer is, or on the next succeeding Payment Date will be, required to make any withholding or deduction under the laws or regulations of any applicable tax authority with respect to any payment on any subclass of Class G Notes; or

(ii)                                  the Issuer is or will be subject to any circumstance (whether by reason of any law, regulation, regulatory requirement or double-taxation convention, or the interpretation or application thereof, or otherwise) that has resulted or will result in the imposition of a tax (whether by direct assessment or by withholding at source) or other similar imposition by any jurisdiction that would (A) materially increase the cost to the Issuer of making payments in respect of any subclass of Class G Notes or of complying with its obligations under or in connection with the Notes; (B) materially increase the operating or administrative expenses of the Issuer or the Charitable Trust under which 95.1% of the ordinary share capital of the Issuer is held; or (C) otherwise obligate the Issuer or any of its subsidiaries to make any material payment on, or calculated by reference to, the amount of any sum received or receivable by the Issuer, or by the Cash Manager on behalf of the Issuer Group as contemplated by the Cash Management Agreement;

then the Issuer shall inform the Trustee in writing at such time of any such requirement or imposition and shall use commercially reasonable efforts to avoid the effect of the same; provided that no actions shall be taken by the Issuer to avoid such effects without a Rating Agency Confirmation and the prior written consent of the Policy Provider. If, after using its commercially reasonable efforts to avoid the adverse effects described above, any Issuer Group Member has not avoided such effects, the Issuer may, at its election, redeem the affected subclass of Class G Notes on any Business Day, in whole, at the Outstanding Principal Balance thereof plus accrued and unpaid interest (after giving effect to any payment thereof on such Redemption Date under Section 3.09) thereon to such Business Day but without premium and plus the Policy Redemption Premium, if any; provided, however, that any such Redemptions may not occur more than 30 days prior to such time as the requirement or imposition described in (i) or (ii) above is to become effective; provided further that Written Notice of any such Redemption shall be given by the Issuer (or the Administrative Agent on its behalf) to the Trustee and the Policy Provider not less than ten days and not more than thirty days prior to the Redemption Date for such Redemption.

(c)                                  Method of Redemption. Upon receipt of notice from the Issuer or the Administrative Agent under Section 3.11(a) or 3.11(b), the Trustee shall give Written Notice in respect of any such redemption of any subclass of Class G Notes under Section 3.11(a) or 3.11(b) (a “Redemption”) to the Depositary (and each Holder of Class E Notes), to each holder of interests in such subclass of Class G Notes (if such holder is an Institutional Accredited Investor) and the Policy Provider and, for so long as any Notes are admitted to the Official List of the Irish Stock Exchange and to trading on the Alternative Securities Market, to the Listing Agent for delivery on its behalf to the Companies Announcement Office of the Irish Stock Exchange, at least three Business Days before the Redemption Date for such Redemption. The Depositary shall forward such notice of Redemption to DTC or its nominee with any additional instructions applicable to owners of book-entry interests. If a Redemption is of less than all of the Class G Notes of any subclass, Class G Notes of such subclass to be redeemed will be repaid pro rata according to the Outstanding Principal Balance of each such subclass, to the extent moneys are available. Except in the case of a Refinancing or a Redemption (subject to the conditions specified in clause (e) below), the Trustee shall not deliver any notice under this Section 3.11(c) unless and until the Trustee shall have received certification that all conditions precedent to such Redemption have been satisfied and evidence satisfactory to it that the amounts required to be deposited pursuant to Section 3.11(d) are, or will on or before the Redemption Date be, deposited in the Defeasance/Redemption Account. Each notice in respect of a Redemption given pursuant to this Section 3.11(c) shall state (i) the applicable Redemption Date and that such Redemption may be revoked or cancelled as provided in clause (e) below, (ii) the Trustee’s arrangements for making payments in respect of such Redemption, (iii) the Redemption Price or the Outstanding Principal Balance of each subclass of Class G Notes to be redeemed, (iv) in the case of a Redemption of the Class G Notes of any subclass in whole, the Class G Notes of such subclass to be redeemed in whole must be surrendered to the Trustee to collect the Redemption Price (including LIBOR Break Costs, if any) plus accrued and unpaid interest on such Notes and (v) in the case of a Redemption of the Class G Notes of any subclass in whole, that, unless the Redemption Price and any accrued and unpaid interest thereon is not paid, interest on the subclass of Class G Notes called for Redemption shall cease to accrue on and after the Redemption Date.

(d)                                 Deposit of Redemption Amount. On or before 10:00 a.m. (New York City time) on the Redemption Date in respect of a Redemption under Section 3.11(a) unless such Redemption has been revoked or cancelled as provided in clause (e) below, the Issuer shall, to the extent an amount equal to the Redemption Price of Class G Notes to be redeemed and all accrued and unpaid interest (after giving effect to any payment thereof on such Redemption Date under Section 3.09) thereon, the Required Expense Amount and all unpaid Policy Provider Obligations as of the Redemption Date is not then held on deposit therein, deposit or cause to be deposited in the Defeasance/Redemption Account or, in the case of a Refinancing, the Refinancing Account, other than, in either case, any funds constituting part of the Available Collections, an amount in immediately available funds equal to such amount. On or before 10:00 a.m. (New York City time) on the Redemption Date in respect of a Redemption under Section 3.11(b) unless such Redemption has been revoked or cancelled as provided in clause (e) below, the Issuer shall, to the extent an amount equal to the Outstanding Principal Balance of Class G Notes to be redeemed and all accrued and unpaid interest (after giving effect to any payment thereof on such Redemption Date under Section 3.09) thereon, the Required Expense Amount and all unpaid Policy Provider Obligations as of the Redemption Date is not then held on deposit therein, deposit or cause to be deposited in the Defeasance/Redemption Account or, in case of a Refinancing, the Refinancing Account, an amount in immediately available funds equal to such amount.

(e)                                  Notes Payable on Redemption Date. After notice has been given under Section 3.11(c), the Outstanding Principal Balance of the Class G Notes to be redeemed on such Redemption Date shall, unless such Redemption has been revoked or cancelled as provided in the next succeeding sentence, become due and payable at the Corporate Trust Office of the Trustee, and from and after such Redemption Date (unless the applicable amount to be redeemed is not paid) such principal amount shall cease to bear interest. The Issuer may revoke or cancel a Redemption at any time if after the date of the issuance of the notice of Redemption, there shall have occurred any change or any development which would reasonably be expected to result in a prospective change in or affect the ability of the Issuer to perform its obligations under this Indenture or any other Related Document or in the general economic, political or financial conditions in the United States or elsewhere, the effect of which, in the judgment of the Board, is material and adverse and makes it impracticable or inadvisable to proceed with the Redemption of the applicable subclass of Notes on the Redemption Date. Upon surrender of any Class G Note for redemption in accordance with such notice, the Redemption Price or the Outstanding Principal Balance (as applicable) of such Note, together with accrued and unpaid interest on such Note plus LIBOR Break Costs (if any) shall be paid as provided for in this Section 3.11. If any Class G Note to be redeemed shall not be so paid upon surrender thereof for redemption, the amount in respect thereof shall continue to bear interest until paid from the Redemption Date at the interest rate applicable to such Note.

Section 3.12                                Adjustment of Certain Factors and Balances. Upon the issuance of any Additional Notes or Refinancing Notes, subject to Sections 5.02(f) and 5.02(h) (as applicable), the Pool Factors and the Expected Target Principal Balances for any subclass of Notes may be adjusted to take into account the issuance of such Additional Notes or Refinancing Notes, as the case may be, in the manner specified in the Board Resolution providing for such action; provided that no Pool Factor or Expected Target Principal Balance for any subclass of Notes may be adjusted so as to extend the original Expected Final Payment Date of the affected subclass of Notes (as determined as of the date of such issuance, and specified in the offering document related to such issuance) by more than twelve months. The Administrative Agent shall include such adjusted Pool Factors and Expected Target Principal Balances in each Quarterly Report and Annual Report.

Section 3.13                                Eligible Credit Facilities. Notwithstanding Section 3.09, Article X, or anything else to the contrary contained in this Indenture or the Security Trust Agreement, all amounts available in any Cash Collateral Account or drawn against any other Eligible Credit Facility shall be paid to Holders of the subclass of Notes (and holders of other obligations) for whose benefit such Eligible Credit Facility is stated to be established except to the extent otherwise provided in the Board Resolutions providing for such Eligible Credit Facility.

Section 3.14                                Initial Primary Liquidity Facility. (a)  LF Drawings. If the Cash Manager determines that on any Payment Date after making all withdrawals (for the avoidance of doubt, prior to any drawings under the Initial Primary Liquidity Facility or the Policy and/or withdrawals, if any, from the Initial Primary Liquidity Reserve Account) and transfers to be made with respect to such Payment Date, there will be insufficient funds in the Collections Account (x) to transfer to the Expense Account an amount such that the amount on deposit therein is equal to the Required Expense Amount for such Payment Date, (y) to pay Senior Hedge Payments to each applicable Hedge Provider, in each case as provided in Section 3.09 or (z) to pay the Interest Amount for the Class G-3 Notes as provided in Section 3.09, the Cash Manager shall so notify the Trustee in writing under Section 3.07 and shall, no later than 6:00 p.m. (New York City time) three Business Days prior to such Payment Date, request a drawing (each such drawing, an “LF Drawing”) under the Initial Primary Liquidity Facility, to be paid on such Payment Date, in an amount equal to the lesser of (a) an amount equal to the related aggregate shortfall in making the payments set forth in clauses (x), (y) and (z) above and (b) the Available Amount under the Initial Primary Liquidity Facility.

(b)                                 Application of LF Drawings. The Cash Manager shall direct the Initial Primary Liquidity Facility Provider to distribute the proceeds of any LF Drawing to the Initial Primary Liquidity Payment Account, and the Cash Manager shall direct the Operating Bank to withdraw such proceeds from the Initial Primary Liquidity Payment Account and the Trustee shall, as set out in a Written Notice from the Cash Manager, apply such amount, first, to the Expense Account an amount such that the amount on deposit therein is at least equal to the Required Expense Amount for the applicable Payment Date, and second, in no order of priority inter se, but pro rata, (1) to the Note Account for the Class G-3 Notes, the Interest Amount on the Class G-3 Notes and (2) pro rata, to any Hedge Provider, an amount equal to any Senior Hedge Payment due from any Issuer Group Member pursuant to any Hedge Agreement.

(c)                                  Downgrade Drawings. The Initial Primary Liquidity Provider shall notify the Issuer and the Policy Provider promptly upon the occurrence of a Downgrade Event with respect to the Initial Primary Liquidity Provider. Upon the occurrence of a Downgrade Event with respect to the Initial Primary Liquidity Facility, unless (i) the Initial Primary Liquidity Provider or the Issuer arranges for a Replacement Primary Liquidity Provider to issue and deliver a Replacement Primary Liquidity Facility to the Issuer within 10 days after receiving notice of such Downgrade Event (but not later than the expiration date of the Initial Primary Liquidity Facility) or (ii) the Initial Primary Liquidity Facility Provider shall have received a Rating Agency Confirmation for the Class G Notes with respect to the Downgrade Event (and the written consent of the Policy Provider to the retention of such Initial Primary Liquidity Facility Provider shall have been obtained and the Policy Provider shall have confirmed in writing that such downgrading will not constitute a “Downgrade Event” with respect to the Initial Primary Liquidity Facility) within such 10-day period, the Cash Manager shall, on such 10th day (or if such 10th day is not a Business Day, on the next succeeding Business Day) (or, if earlier, the expiration date of the Initial Primary Liquidity Facility), request a drawing in accordance with and to the extent permitted by the Initial Primary Liquidity Facility (such drawing, a “Downgrade Drawing”) of the Available Amount thereunder. Amounts drawn pursuant to a Downgrade Drawing shall be deposited into the Initial Primary Liquidity Reserve Account.

(d)                                 Non-Extension Drawings. If the Initial Primary Liquidity Facility is scheduled to expire on a date (the “Stated Expiration Date”) prior to the date that is 15 days after the Final Maturity Date with respect to the Class G Notes, then, no earlier than the 60th day and no later than the 30th day prior to the applicable Stated Expiration Date then in effect, the Cash Manager shall request that the Initial Primary Liquidity Facility Provider extend the Stated Expiration Date until the earlier of (i) the date which is 15 days after the Final Maturity Date with respect to the Class G Notes and (ii) the date that is the day immediately preceding the 364th day occurring after the Stated Termination Date then in effect (unless the obligations of the Initial Primary Liquidity Facility Provider under the Initial Primary Liquidity Facility are earlier terminated in accordance with the Initial Primary Liquidity Facility). If on or before the date which is 10 days prior to the Stated Expiration Date, (A) the Initial Primary Liquidity Facility shall not have been replaced in accordance with Section 3.14(e) or (B) the Initial Primary Liquidity Facility Provider fails irrevocably and unconditionally to advise the Cash Manager that such Stated Expiration Date then in effect shall be so extended, the Cash Manager shall immediately, in accordance with the terms of the Initial Primary Liquidity Facility (a “Non-Extended Facility”), request a drawing under the Initial Primary Liquidity Facility (such drawing, a “Non-Extension Drawing”) of the Available Amount thereunder. Amounts drawn pursuant to a Non-Extension Drawing shall be deposited into the Initial Primary Liquidity Reserve Account.

(e)                                  Issuance of Replacement Liquidity Facility. (i)  If the Initial Primary Liquidity Provider shall determine not to extend the Initial Primary Liquidity Facility in accordance with Section 3.14(d), then either the Initial Primary Liquidity Facility Provider or the Issuer may, at their respective options, arrange for a Replacement Primary Liquidity Facility to replace the Initial Primary Liquidity Facility during the period no earlier than 35 days and no later than 10 days prior to the then effective Stated Expiration Date.

(ii)                                  If a Downgrade Event shall have occurred with respect to the Initial Primary Liquidity Facility in accordance with Section 3.14(c), then either the Initial Primary Liquidity Facility Provider or the Issuer may, at their respective options, arrange for a Replacement Primary Liquidity Facility to replace the Initial Primary Liquidity Facility within 10 days after receiving notice of such Downgrade Event (but not later than the expiration date of the Initial Primary Liquidity Facility); provided, however, that the Initial Primary Liquidity Facility Provider may, at its option, arrange for a Replacement Primary Liquidity Facility at any time following a Downgrade Drawing so long as the Issuer has not already arranged for a Replacement Primary Liquidity Facility and no withdrawal by the Cash Manager has been previously made from the Initial Primary Liquidity Reserve Account under Section 3.14(f)(iii).

(iii)                               (A)                              At any time after the then Stated Expiration Date of the Initial Primary Liquidity Facility has been extended for a period in excess of a 364-day period, the Initial Primary Liquidity Facility Provider may, at its option, arrange for a Replacement Primary Liquidity Facility to replace the Initial Primary Liquidity Facility.

(B)                                No Replacement Primary Liquidity Facility arranged by the Initial Primary Liquidity Facility Provider or the Issuer in accordance with clauses (i), (ii) and (iii)(A) above shall become effective and no such Replacement Primary Liquidity Facility shall be deemed an “Eligible Credit Facility” under this Indenture, unless and until (x) each of the conditions referred to in subclause (C) below shall have been satisfied, and (y) in the case of a Replacement Primary Liquidity Facility arranged by the Initial Replacement Liquidity Facility Provider, such Replacement Primary Liquidity Facility is acceptable to the Issuer.

(C)                                In connection with the issuance of each Replacement Primary Liquidity Facility, (x) the Cash Manager shall, prior to the issuance of such Replacement Primary Liquidity Facility, have received a Rating Agency Confirmation with respect to the Class G Notes (without regard to any downgrading of any rating of the Initial Primary Liquidity Facility Provider being replaced pursuant to Section 3.14(c) hereof and without regard to the Policy), (y) upon receipt of a Written Notice from the Financial Administrative Agent to the Cash Manager setting forth the amount of Credit Facility Obligations then owing to the replaced Initial Primary Liquidity Facility Provider, the Cash Manager shall direct the Operating Bank to pay to the replaced Initial Primary Liquidity Facility Provider all Credit Facility Obligations then owing to the replaced Initial Primary Liquidity Facility Provider (which payment shall be made first from available funds in the Initial Primary Liquidity Reserve Account, and thereafter from any other available source, including, without limitation, a drawing under the Replacement Primary Liquidity Facility) and (z) the issuer of the Replacement Primary Liquidity Facility shall deliver the Replacement Primary Liquidity Facility to the Cash Manager, together with a legal opinion opining that such Replacement Primary Liquidity Facility has been duly authorized, executed and delivered by, and is an enforceable obligation of, such Replacement Primary Liquidity Facility Provider, such legal opinion to be reasonably satisfactory to the Policy Provider unless the legal opinion of counsel to the Replacement Primary Liquidity Provider is in form and substance substantially the same as the legal opinion of counsel to the Initial Primary Liquidity Facility Provider delivered on the Second Closing Date.

(D)                               Upon satisfaction of the conditions set forth in clauses (B) and (C) of this Section 3.14(e)(iii) with respect to a Replacement Primary Liquidity Facility, (w) the replaced Initial Primary Liquidity Facility shall terminate, (x) the Cash Manager shall, if and to the extent so requested by the Issuer or the Initial Primary Liquidity Facility Provider being replaced, execute and deliver any certificate or other instrument required in order to terminate the replaced Initial Primary Liquidity Facility, shall surrender the replaced Initial Primary Liquidity Facility to the Initial Primary Liquidity Facility Provider being replaced and shall execute and deliver the Replacement Primary Liquidity Facility, (y) each of the parties hereto shall enter into any amendments to this Indenture and any other Related Documents necessary to give effect to (1) the replacement of the applicable Initial Primary Liquidity Facility Provider with the applicable Replacement Primary Liquidity Provider and (2) the replacement of the applicable Initial Primary Liquidity Facility with the applicable Replacement Primary Liquidity Facility and (z) such Replacement Primary Liquidity Provider shall be deemed to be a provider of an Eligible Credit Facility with the rights and obligations of the Initial Primary Liquidity Facility Provider hereunder and under the other Related Documents and such Replacement Primary Liquidity Facility shall be deemed to be an Eligible Credit Facility (and, if so designated by the Board, the “Initial Primary Liquidity Facility”) hereunder and under the other Related Documents.

(f)                                    Cash Collateral Account; Withdrawals; Investments. In the event the Cash Manager shall draw all available amounts under the Initial Primary Liquidity Facility pursuant to Section 3.14(c), 3.14(d) or 3.14(i), or in the event amounts are to be deposited into the Initial Primary Liquidity Reserve Account pursuant to clause (v) of Section 3.09(a), amounts so drawn or to be deposited, as the case may be, shall be deposited by the Cash Manager into the Initial Primary Liquidity Reserve Account. All amounts on deposit in the Initial Primary Liquidity Reserve Account shall be invested and reinvested in accordance with Section 3.02. The Cash Manager shall provide the Initial Primary Liquidity Facility Provider with read only access to the Initial Primary Liquidity Reserve Account which will indicate the Investment Earnings held in the Initial Primary Liquidity Reserve Account as of the applicable Calculation Date. On each Payment Date, the Cash Manager shall direct the Operating Bank to pay to the Initial Primary Liquidity Facility Provider all Investment Earnings on amounts on deposit in the Initial Primary Liquidity Reserve Account. In addition, from and after the date funds are deposited in the Initial Primary Liquidity Reserve Account, the Cash Manager shall make withdrawals from such account as follows:

(i)                                     in accordance with Section 3.01(n);

(ii)                                  on any Payment Date, if the amount in the Initial Primary Liquidity Reserve Account exceeds the Required Amount therefor, then the Cash Manager shall direct the Operating Bank to withdraw from the Initial Primary Liquidity Reserve Account such excess and pay such amount to the Initial Primary Liquidity Facility Provider;

(iii)                               if a Replacement Primary Liquidity Facility shall be delivered to the Cash Manager following the date on which funds have been deposited into the Initial Primary Liquidity Reserve Account, the Cash Manager shall direct the Operating Bank to withdraw all amounts on deposit in the Initial Primary Liquidity Reserve Account and shall pay such amounts to the replaced Initial Primary Liquidity Facility Provider until all Credit Facility Obligations owed to such Person shall have been paid in full, and shall deposit any remaining amount in the Collections Account;

(iv)                              upon the payment in full of the Outstanding Principal Balance of, and accrued interest on, the Class G Notes, the Cash Manager shall direct the Operating Bank to withdraw all amounts from the Initial Primary Liquidity Reserve Account and pay such amounts to the Initial Primary Liquidity Facility Provider until all Credit Facility Obligations owed to the Initial Primary Liquidity Facility Provider shall have been paid in full, and to deposit any remaining amount in the Collections Account; and

(v)                                 15 days after the Final Maturity Date with respect to the Class G Notes, the Cash Manager shall direct the Operating Bank to withdraw all amounts on deposit in the Initial Primary Liquidity Reserve Account and shall pay such amounts to the Initial Primary Liquidity Facility Provider until all Credit Facility Obligations owed to such Person shall have been paid in full and shall deposit any remaining amount in the Collections Account.

(g)                                 Reinstatement. With respect to any LF Drawing under the Initial Primary Liquidity Facility, upon the reimbursement to the Initial Primary Liquidity Facility Provider in full or in part of the amount of such LF Drawing, together with any accrued interest thereon, the Available Amount of the Initial Primary Liquidity Facility shall be reinstated by an amount equal to the amount of such LF Drawing so reimbursed to the Initial Primary Liquidity Facility Provider but not to exceed the Maximum Commitment; provided, however, that the Initial Primary Liquidity Facility shall not be so reinstated in part or in full at any time if (x) a Liquidity Event of Default shall have occurred and be continuing or (y) a Downgrade Drawing, Non-Extension Drawing or Final Drawing shall have occurred.

(h)                                 Reimbursement. The amount of each LF Drawing under the Initial Primary Liquidity Facility and any amounts withdrawn from the Initial Primary Liquidity Reserve Account following a Downgrade Drawing, Non-Extension Drawing or a Final Drawing shall be due and payable, together with interest thereon, on the dates and at the rates, respectively, provided in the Initial Primary Liquidity Facility but only to the extent that Available Collections are sufficient to pay such amounts in the order of priority set forth in Section 3.09.

(i)                                     Final Drawing. Upon receipt from the Initial Primary Liquidity Provider of a Termination Notice with respect to the Initial Primary Liquidity Facility, the Cash Manager shall, not later than the date specified in such Termination Notice, in accordance with the terms of the Initial Primary Liquidity Facility, request a drawing under the Initial Primary Liquidity Facility of the Available Amount thereunder (a “Final Drawing”). Amounts drawn pursuant to a Final Drawing shall be deposited into the Initial Primary Liquidity Reserve Account.

(j)                                     Initial Primary Liquidity Facility Provider Consent. To the extent that the Initial Primary Liquidity Facility Provider’s consent or approval is required under this Indenture or any other Related Document, such consent is not required in the event that (x) no Class G Notes are Outstanding and (y) no Credit Facility Advance Obligations are due and owing to the Initial Primary Liquidity Facility Provider (and, in the case of any issuance of any Additional Notes, an Initial Primary Liquidity Facility Non-Consent Event has occurred).

Section 3.15                                The Policy. The Policy Provider shall issue a Policy in favor of the Trustee for the benefit of the Holders of the Class G-3 Notes, and the following shall apply to the Policy and to the Class G-3 Notes subject thereto:

(a)                                  Interest Drawings. If the Cash Manager determines that there is an Interest Class G Shortfall in respect of the Class G-3 Notes for any Payment Date (other than the Final Maturity Date and the date of the Final Policy Election) the Cash Manager shall, prior to 12:00 p.m. (New York City time) on the third Business Day prior to such Payment Date, instruct the Trustee to request and the Trustee shall, no later than 12:00 p.m. (New York City time) on the second Business Day prior to such Payment Date, request a Policy Drawing (each, an “Interest Class G Drawing”) under the Policy in respect of the Class G-3 Notes (for payment into the related Note Account) in an amount equal to the Interest Class G Shortfall for the Class G-3 Notes with respect to such Payment Date. Any request received after 12:00 p.m. (New York City time) on any Business Day shall be deemed to have been received by the Policy Provider on the next Business Day. Upon receipt of any such request for a Policy Drawing, the Policy Provider or its fiscal agent shall pay, no later than 12:00 p.m. (New York City time) on the later of (i) the applicable Payment Date and (ii) the second Business Day following the Business Day on which the Policy Provider received the Trustee’s request referred to above, into the Note Account for the Class G-3 Notes the amount of the Interest Class G Shortfall for the Class G-3 Notes with respect to such Payment Date. Upon receipt, the Trustee shall direct the payment of the amount in such Note Account to the Holders of the Class G-3 Notes in payment of the Interest Class G Shortfall therefor.

(b)                                 Proceeds Deficiency Drawing. If at any time after an Event of Default with respect to the Class G Notes (including, for the avoidance of doubt, any Event of Default described in Section 4.01(d), (e), (f), (g) and (h)), there is a sale or other disposition of an Aircraft or of an Issuer Subsidiary that owns an Aircraft in each case, by or on behalf of, or at the direction of, the Controlling Party after an Acceleration of the Notes, and there is a Deficiency Class G Shortfall resulting therefrom (calculated as provided in Section 3.07(h)(ii)), the Cash Manager shall, prior to 12:00 p.m. (New York City time) on the third Business Day prior to the next succeeding Payment Date, instruct the Trustee to request and the Trustee, no later than 12:00 p.m. (New York City time) on the second Business Day prior to such Payment Date, shall request a Policy Drawing (each, a “Deficiency Drawing”) under the Policy in respect of the Class G-3 Notes (for payment into the related Note Account) in an amount equal to the Deficiency Class G Shortfall for the Class G-3 Notes with respect to such Payment Date (for payment into the related Note Account) on such Payment Date. Any request received after 12:00 p.m. (New York City time) on any Business Day shall be deemed to have been received by the Policy Provider on the next Business Day. Upon receipt of any such request, the Policy Provider or its fiscal agent shall, no later than 12:00 p.m. (New York City time) on the later of (i) the applicable Payment Date and (ii) the second Business Day following the Business Day on which the Policy Provider received Trustee’s request referred to above, pay under the Policy, in respect of the Class G-3 Notes an amount equal to the Deficiency Class G Shortfall for the Class G-3 Notes with respect to such Payment Date. Upon receipt, the Trustee shall direct the payment of the amount in such Note Account to the Holders of the Class G-3 Notes in payment of the Deficiency Class G Shortfall therefor.

(c)                                  No Proceeds Drawing. If, on any Payment Date (other than the Final Maturity Date of the Class G-3 Notes and the date of the Final Policy Election) falling on or after the date that is 24 months after the date of the occurrence of an Event of Default under Section 4.01(a) or Section 4.01(b) that is continuing as of the Calculation Date immediately preceding such Payment Date or an Acceleration of the Notes (the “Non-Performance Period”), there is a Minimum Class G Principal Shortfall in respect of the Notes for the then next succeeding Payment Date (calculated as provided in Section 3.07(h) (v)), the Cash Manager shall, no later than 12:00 p.m. (New York City time) on the third Business Day prior to such Payment Date, instruct the Trustee to request and the Trustee shall, no later than 12:00 p.m. (New York City time) on the second Business Day prior to such Payment Date, request, a Policy Drawing (each, a

“No Proceeds Drawing”) under the Policy (for payment into the applicable Note Account) in an amount equal to the Minimum Class G Principal Shortfall with respect to such Payment Date. Any request received after 12:00 p.m. (New York City time) on any Business Day or on any day that is not a Business Day shall be deemed to have been received by the Policy Provider on the next Business Day. Upon receipt of such request, the Policy Provider or its fiscal agent shall, no later than 12:00 p.m. (New York City time) on the later of (i) the applicable Payment Date and (ii) the second Business Day following the Business Day on which the Policy Provider receives the Trustee’s request referred to above, pay under the Policy an amount equal to the Minimum Class G Principal Shortfall with respect to such Payment Date. Upon receipt, the Trustee shall direct the payment of the amount in the related Note Account to the Holders of the Class G-3 Notes in payment of the Minimum Class G Principal Shortfall therefor.

Notwithstanding the preceding paragraph, with respect to any Payment Date occurring on or after the date of the occurrence of an Event of Default with respect to the Class G-3 Notes that is continuing on the date of the Final Policy Election, and subject to the occurrence of the earlier of (x) the date of a Policy Drawing and (y) the fifth anniversary of the Second Closing Date, the Policy Provider may, so long as a Policy Provider Default shall not have occurred and be continuing, elect (a “Final Policy Election”), upon at least four Business Days’ prior written notice to the Trustee (with a copy to the Cash Manager), to pay on such Payment Date, an amount sufficient (after giving effect to the application of Available Collections in accordance with the applicable payment priorities set forth in Section 3.09, the application of drawings to be made pursuant to the Initial Primary Liquidity Facility (or drawings under any Replacement Primary Liquidity Facility), any withdrawals from the Initial Primary Liquidity Reserve Account, any drawings under any other applicable Eligible Credit Facility, of any LF Drawings and any withdrawals from the Cash Collateral Account, if any, in accordance with the terms hereof) to pay the then Outstanding Principal Balance of the Class G-3 Notes (less any Policy Drawings previously paid in respect of the principal of the Class G-3 Notes), plus accrued and unpaid interest thereon (at the Applicable Rate of Interest for the Class G-3 Notes), for the period from the immediately preceding Payment Date to the date of such payment (any such amount to be paid by such Policy Provider, the “Outstanding Balance”). Upon receipt of any such notice, the Cash Manager shall (a) calculate the then Outstanding Balance of the Class G-3 Notes and (b) prior to 12:00 p.m. (New York City time) on the third Business Day prior to such Payment Date, instruct the Trustee to request, and the Trustee shall request no later than 12:00 p.m. (New York City time) on the second Business Day prior to such Payment Date, a Policy Drawing in respect of the Class G-3 Notes in the amount of the then Outstanding Balance of the Class G-3 Notes. Upon receipt of any such request, the Policy Provider or its fiscal agent shall, no later than 12:00 p.m. (New York City time) on the later of (i) the applicable Payment Date and (ii) the second Business Day following the Business Day on which the Policy Provider receives the Trustee’s request referred to above, pay under the Policy, in respect of the Class G-3 Notes, an amount equal to the Outstanding Balance for the Class G-3 Notes. Upon receipt, the Trustee shall pay the amount in the applicable Note Account to the Holders of the Class G-3 Notes in payment of the Outstanding Balance therefor.

(d)                                 Final Policy Drawing. If the Cash Manager determines (calculated as provided in Section 3.07(h)(iii)) that on the Final Maturity Date of the Class G-3 Notes there will be insufficient funds available for the payment in full of the Outstanding Amount in respect of the Class G-3 Notes as of such date, the Cash Manager shall, prior to 12:00 p.m. (New York City time) on the third Business Day prior to such Final Maturity Date, instruct the Trustee to request, and the Trustee shall, no later than 12:00 p.m. (New York City time) on the second Business Day prior to such Final Maturity Date, request a Policy Drawing under the Policy (for payment into the related Note Account) in an amount sufficient to pay the Outstanding Amount for the Class G-3 Notes. Upon receipt of such request for a Policy Drawing, the Policy Provider or its fiscal agent shall, no later than 12:00 p.m. (New York City time) on the later of (i) such Final Maturity Date and (ii) the second Business Day following the Business Day on which the Policy Provider receives the Trustee’s request referred to above, pay under and in accordance with the terms of the Policy, in respect of the Class G-3 Notes an amount sufficient to pay the Outstanding Amount for the Class G-3 Notes. Any request received by the Policy Provider after 12:00 p.m. (New York City time) on any Business Day shall be deemed to have been received by the Policy Provider on the next Business Day. Upon receipt, the Trustee shall direct the payment of the amount in the applicable Note Account to the Holders of the Class G-3 Notes in payment of the Outstanding Amount therefor.

(e)                                  Avoidance Drawings. If at any time a Responsible Officer of the Trustee shall have received written notice of the issuance of any Final Order, the Trustee shall promptly give notice thereof to the Policy Provider and the Cash Manager. The Cash Manager shall thereupon determine the relevant Avoided Payments in respect of the Class G-3 Notes resulting therefrom and shall promptly:  (a) send to the Holders of the Class G-3 Notes a Written Notice of such amounts and (b) prior to the expiration of the Policy, deliver to the Trustee a Written Notice instructing the Trustee to, and the Trustee shall immediately, deliver to the Policy Provider or its fiscal agent a Notice of Avoided Payment under the Policy, together with a copy of the documentation required by the Policy with respect thereto, requesting a Policy Drawing (each, an “Avoidance Drawing”) thereunder (for payment to the receiver, conservator, debtor-in-possession, trustee in bankruptcy, and/or the Trustee for deposit into the related Note Account, as applicable) in an amount equal to the amount of relevant Avoided Payment. To the extent any portion of such Avoided Payment is to be paid to a receiver, conservator, debtor-in-possession or trustee in bankruptcy, the Trustee shall pay such portion to such Person. To the extent that any portion of such Avoided Payment is to be paid to the Trustee in respect of the Class G-3 Notes, such Written Notice shall also set the date for the distribution of such portion of the proceeds of such Policy Drawing which date shall constitute a Special Distribution Date and shall be the third Business Day following the date the Policy Provider has received the documentation referred to in clause (b) above. Upon receipt, the Trustee shall pay the portion of such Avoided Payment paid to the Trustee to the Holders of the Class G-3 Notes.

(f)                                    Application of Policy Drawings. Notwithstanding anything to the contrary contained in this Indenture, all payments received by the Trustee in respect of a Policy Drawing (including, without limitation, that portion, if any, of the proceeds of a Policy Drawing for any Avoided Payment that is to be paid to the Trustee and not to any receiver, conservator, debtor-in-possession or trustee in bankruptcy as provided in the Policy) shall be promptly paid to the Holders of the Class G-3 Notes. To the extent any portion of such Avoided Payment is to be paid to a receiver, conservator, debtor-in-possession or trustee in bankruptcy, the Trustee shall pay such portion to such Person.

(g)                                 Resubmission of a Notice of Payment. If the Policy Provider at any time informs the Trustee in accordance with a Policy that a Notice of Nonpayment or Notice of Avoided Payment submitted by the Trustee does not satisfy the requirements of the Policy, the Trustee shall, as promptly as possible after being so informed, submit to the Policy Provider an amended and revised Notice of Nonpayment or Notice of Avoided Payment, as the case may be, and shall transfer to the Note Account the amount received pursuant to such amended or revised Notice of Nonpayment or Notice of Avoided Payment, as the case may be, when received.

(h)                                 No Discharge of the Issuer’s Obligations. Except to the extent reimbursed to the Policy Provider, payments in respect of principal of or interest on the Class G-3 Notes with funds drawn under the Policy shall not reduce the Outstanding Principal Balance of, or interest due, on the Class G-3 Notes, or be deemed to discharge the Issuer’s obligation to repay such funds drawn under the Policy to the Policy Provider, which obligation shall continue in full force and effect.

(i)                                     Interest Coverage. The interest payable by the Policy Provider under the Policy shall include interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding. The interest payable by the

Policy Provider under the Policy shall not include Certain Interest on Unpaid Interest or Redemption Premium on the Class G-3 Notes.

(j)                                     Policy Provider Consent. The Policy Provider agrees that to the extent its consent or approval is required under this Indenture or any other Related Document, such consent is not required in the event that (x) no Class G Notes are Outstanding and no Policy Provider Obligations are due and owing (and, in the case of any issuance of any Additional Notes, the Policy Non-Consent Event has occurred), or (y) in the case of any consent required under Section 5.02(t) or Section 5.03, a Policy Provider Default (as defined in clause (a) but not clause (b) of the definition thereof if either (i) a Policy Drawing has been made on or before the date such consent is required and such Policy Drawing has not been reimbursed as of the date such consent is required or (ii) the Policy is assumed or otherwise found to be enforceable against the Policy Provider in the applicable proceeding giving rise to such Policy Provider Default) has occurred and is continuing. If the consent of the Policy Provider is required pursuant to any provision of Section 5.03 of this Indenture or Section 7.04 of the Servicing Agreement, the Policy Provider shall provide the Issuer with a written response confirming its consent or rejection of any proposed action submitted to it by the Issuer or the Servicer as promptly as practicable following its receipt of a proposal from the Issuer or the Servicer and in any event within the time period indicated by the Issuer in its proposal, acting reasonably, which time period shall in any event not be less than three Business Days after receipt of such a proposal by the Policy Provider. If the Policy Provider fails to provide any party hereto with a written response within the time indicated by the Issuer or the Servicer in its proposal, the Policy Provider shall be deemed to have approved such proposal.

(k)                                  Release of Policy Provider. Notwithstanding anything to the contrary herein, and for the avoidance of doubt, if the Policy is terminated and surrendered to the Policy Provider for cancellation, all obligations of the Policy Provider under this Indenture (including, but not limited to, all obligations set forth in this Section 3.15) shall be terminated and released.

ARTICLE IV

DEFAULT AND REMEDIES

Section 4.01                                Events of Default. Each of the following events shall constitute an “Event of Default” hereunder with respect to any subclass of Notes, and each such Event of Default shall be deemed to exist and continue so long as, but only so long as, it shall not have been remedied:

(a)                                  failure by the Issuer to pay when due interest on any Note of such subclass, and the continuance of such default unremedied for a period of five Business Days after the same shall have become due and payable;

(b)                                 failure by the Issuer to pay when due principal of any Note of such subclass no later than the applicable Final Maturity Date;

(c)                                  failure by the Issuer to pay any amount (other than interest) when due and payable in connection with any Notes of such subclass to the extent that there are, on any Payment Date, amounts available for such payment in the Collections Account or the Cash Collateral Account with respect to the Notes of such subclass, and the continuance of such default for a period of five or more Business Days after such Payment Date;

(d)                                 failure of any of the representations or warranties of the Issuer under this Indenture to be true and correct or failure by the Issuer to comply with any of the covenants, obligations, conditions or provisions binding on it under this Indenture or any of the Notes (other than a payment default for which provision is made in clause (a), (b) or (c) of this Section 4.01), if in any such case such failure materially adversely affects the Holders of such subclass of Notes and continues for a period of 30 days or more (or, if such failure is capable of remedy within 90 days (or in case of a breach of failure with respect to a covenant contained in Section 5.03, 180 days) of the date of the written notice referred to below and the Administrative Agent has promptly provided the Trustee with a certificate stating that the Issuer has commenced, or will promptly commence, and diligently pursue all reasonable efforts to remedy such failure, 90 days (or 180 days, as applicable) so long as the Issuer or any Issuer Subsidiary is diligently pursuing such remedy but in any event no longer than 90 days (or 180 days, as applicable)) after written notice thereof has been given to the Issuer by the Controlling Party or by the Holders of a majority of the aggregate Outstanding Principal Balance of the Notes of the Senior Class);

(e)                                  a court having jurisdiction in the premises enters a decree or order for (i) relief in respect of the Issuer or any direct or indirect subsidiary thereof (other than a Non-Significant Subsidiary), under any Applicable Law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examination, relief of debtors or other similar law now or hereafter in effect; (ii) appointment of a receiver, liquidator, examiner, assignee, custodian, trustee, sequestrator or similar official of the Issuer or any direct or indirect subsidiary thereof (other than a Non-Significant Subsidiary); or (iii) the winding up or liquidation of the affairs of the Issuer or any direct or indirect subsidiary thereof (other than a Non-Significant Subsidiary) and, in each case, such decree or order shall remain unstayed or such writ or other process shall not have been stayed or dismissed within 90 days from entry thereof;

(f)                                    the Issuer or any direct or indirect subsidiary thereof (other than a Non-Significant Subsidiary) (i) commences a voluntary case under any Applicable Law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examination, relief of debtors or other similar law now or hereafter in effect, or consents to the entry of an order for relief in any involuntary case under any such law; (ii) consents to the appointment of or taking possession by a receiver, liquidator, examiner, assignee, custodian, trustee, sequestrator or similar official of the Issuer or any direct or indirect subsidiary thereof (other than a Non-Significant Subsidiary) or for all or substantially all of the property and assets of the Issuer or any direct or indirect subsidiary thereof (other than a Non-Significant Subsidiary); or (iii) effects any general assignment for the benefit of creditors;

(g)                                 one or more judgments or orders for the payment of money that are in the aggregate in excess of 5% of the Adjusted Portfolio Value shall be rendered against the Issuer or any Issuer Subsidiary or any other Issuer Group Member and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not be an Event of Default under this Section 4.01(g) if and for so long as (i) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (ii) such insurer, which shall be rated at least “A” by A.M. Best Company or any similar successor entity, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order; or

(h)                                 the constitutional documents creating the Issuer cease to be in full force and effect without replacement documents having the same terms being in full force and effect.

For the avoidance of doubt, any payment under an Eligible Credit Facility (or a drawing of funds from a Cash Collateral Account) shall constitute a payment by the Issuer for purposes of clauses (a), (b) and (c) above.

Section 4.02                                Acceleration, Rescission and Annulment. (a)  If an Event of Default with respect to the Senior Class (other than an Event of Default under clause (e) or (f) of Section 4.01) occurs and is continuing, the Controlling Party may, and (if the Controlling Party is solely the Senior Trustee) upon the written direction of Holders of a majority of the aggregate Outstanding Principal Balance of the Senior Class, shall, give a Default Notice to the Issuer, the Cash Manager, the Administrative Agent, the Security Trustee and the Trustee declaring the Outstanding Principal Balance of the Notes and all accrued and unpaid interest thereon to be due and payable. Upon delivery of a Default Notice, such Outstanding Principal Balance and all accrued and unpaid interest thereon shall be due and payable. At any time after the Controlling Party has declared the Outstanding Principal Balance of the Notes to be due and payable and prior to the exercise of any other remedies pursuant to this Article IV, the Controlling Party may (and if the Controlling Party is the Senior Trustee, upon the written direction of Holders of a majority of the aggregate Outstanding Principal Balance of the Senior Class, shall) by Written Notice to the Issuer, the Senior Trustee (if not the Controlling Party), the Cash Manager, the Administrative Agent, the Security Trustee and the Trustee, subject to Section 4.05(a), rescind and annul such declaration and thereby annul its consequences if:  (i) there has been paid to or deposited with the Senior Trustee an amount sufficient to pay all overdue installments of interest on the Notes, and the principal or Redemption Price of the Notes that would have become due otherwise than by such declaration of acceleration, (ii) the rescission would not conflict with any judgment or decree and (iii) all other Defaults and Events of Default, other than nonpayment of interest and principal on the Notes that have become due solely because of such acceleration, have been cured or waived. If the Controlling Party is the Policy Provider or the Initial Primary Liquidity Facility Provider, only it may give a notice of annulment. If an Event of Default under clause (e) or (f) of Section 4.01 occurs, the Outstanding Principal Balance of the Notes and all accrued and unpaid interest thereon shall automatically become due and payable without any further action by any party.

(b)                                 No Person other than the Controlling Party may give or direct the giving of a Default Notice or exercise or direct the exercise of any remedy in respect of any Event of Default.

(c)                                  The Trustee shall provide each Rating Agency with a copy of any Default Notice it receives pursuant to this Indenture.

Section 4.03                                Other Remedies. If an Event of Default occurs and is continuing, the Senior Trustee (at the direction of the Controlling Party if the Senior Trustee is not the Controlling Party and at the written direction of Holders of a majority of the aggregate Outstanding Principal Balance of the Senior Class if the Controlling Party is the Senior Trustee) may pursue any available remedy by proceeding at law or in equity to collect the payment of principal or Redemption Price of, or interest, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Senior Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

Section 4.04                                Limitation on Suits. Without limiting the provisions of Section 4.09 and the final sentence of Section 12.04(a), no Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, the Security Trust Agreement or the Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)                                  the Senior Trustee is the sole Controlling Party;

(b)                                 such Holder holds Notes of the Senior Class and has previously given written notice to the Senior Trustee of a continuing Event of Default;

(c)                                  the Holders of a majority of the aggregate Outstanding Principal Balance of the Senior Class make a written request to the Senior Trustee to pursue a remedy hereunder;

(d)                                 such Holder or Holders offer to the Senior Trustee an indemnity reasonably satisfactory to the Senior Trustee against any costs, expenses and liabilities to be Incurred in complying with such request;

(e)                                  the Senior Trustee does not comply with such request within 60 days after receipt of the request and the offer of indemnity; and

(f)                                    during such 60-day period, Holders of a majority of the Outstanding Principal Balance of the Senior Class do not give the Senior Trustee a revocation or direction inconsistent with such request.

No one or more Holders may use this Indenture to affect, disturb or prejudice the rights of another Holder or to obtain or seek to obtain any preference or priority not otherwise created by this Indenture and the terms of the Notes over any other Holder or to enforce any right under this Indenture, except in the manner herein provided.

Section 4.05                                Waiver of Existing Defaults. (a)  The Controlling Party or (if the Controlling Party is the Senior Trustee) the Holders of a majority of the Outstanding Principal Balance of the Senior Class by notice to the Senior Trustee and the Issuer may waive any existing Default hereunder and its consequences, except no waiver may be given with respect to a Default:  (i) in the deposit or distribution of any payment required to be made on any Notes, (ii) in the payment of the interest on, principal of or premium, if any, with respect to any Note or (iii) in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Note affected thereby. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon. Each such notice of waiver shall also be given to each Rating Agency.

(b)                                 Any written waiver of a Default or an Event of Default given by the Controlling Party or the Holders to the Senior Trustee and the Issuer in accordance with the terms of this Indenture shall be binding upon the Trustee and the other parties hereto. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence which gave rise to the Default or Event of Default so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

Section 4.06                                Restoration of Rights and Remedies. If the Trustee or any Holder of Notes of the Senior Class has instituted any proceeding to enforce any right or remedy under this Indenture, and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or such Holder, then in every such case the Issuer, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 4.07                                Remedies Cumulative. Each and every right, power and remedy herein given to the Trustee (or the Controlling Party) specifically or otherwise in this Indenture shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Trustee (or the Controlling Party), and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Trustee (or the Controlling Party) in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any Default on the part of the Issuer or to be an acquiescence therein.

Section 4.08                                Authority of Courts Not Required. The parties hereto agree that, to the greatest extent permitted by law, the Trustee shall not be obliged or required to seek or obtain the authority of, or any judgment or order of, the courts of any jurisdiction in order to exercise any of its rights, powers and remedies under this Indenture, and the parties hereby waive any such requirement to the greatest extent permitted by law.

Section 4.09                                Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, or interest, on its Note on or after the respective due dates therefor expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 4.10                                Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of any Holder allowed in any judicial proceedings relating to any obligor on the Notes, its creditors or its property.

Section 4.11                                Undertaking for Costs. All parties to this Indenture agree, and each Holder by its acceptance thereof shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defense made by the party litigant. This Section 4.11 does not apply to a suit instituted by the Trustee, a suit instituted by any Holder for the enforcement of the payment of principal or Redemption Price of, or interest, on its Note on or after the respective due dates expressed in such Note, or a suit by a Holder or Holders of more than 10% of the Outstanding Principal Balance of any class or subclass of the Notes.

Section 4.12                                Remedies; Rights of Controlling Party. Subject always to the provisions of this Article IV, the Controlling Party shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee; provided that (a) such direction shall not be in conflict with any rule of law or other applicable provisions of this Indenture and other Related Documents and would not involve the Trustee in personal liability or expense; and (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 4.13                                Purchase Rights of Holders. Each Holder of a Class E Note shall have the right on any Payment Date occurring on or after the date of the occurrence and continuance of an Event of Default with respect to any subclass of the Class G Notes, upon at least twenty Business Days’ written notice to the Trustee (with a copy to the Cash Manager), to purchase all, but not less than all, of the Class G Notes, for a purchase price equal to the then Outstanding Principal Balance of each subclass of Class G Notes, plus accrued and unpaid interest (at the Applicable Rate of Interest for the related subclass of Class G Notes) on such Outstanding Principal Balance (any such principal and interest in respect of any such subclass of Class G Notes, the “Outstanding Priority Balance”). Upon receipt of any such notice, the Cash Manager shall calculate the then Outstanding Priority Balance.

ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 5.01                                Representations and Warranties. The Issuer represents and warrants to the parties hereto on each Closing Date as follows:

(a)                                  Due Organization. The Issuer is a limited liability public company duly incorporated under the laws of Jersey, Channel Islands, and each Issuer Subsidiary is a corporation duly incorporated in its respective jurisdiction of incorporation, in each case with full power and authority to conduct its business; and none of the Issuer or any Issuer Subsidiary is in liquidation, bankruptcy or suspension of payments.

(b)                                 Special Purpose Status. The Issuer has not engaged in any activities since its incorporation (other than those related to the issuance of the Initial Notes, the transactions contemplated by the Original Indenture and those incidental to its incorporation and other appropriate corporate steps including the issue of shares and arrangements for the payment of fees to, and director’s and officer’s insurance for, the members of its Board, the authorization and the issuance of the Second Issuance Notes, the execution of the Related Documents and the activities referred to in or contemplated by such agreements), and the Issuer has not paid any dividends or other distributions since its incorporation.

(c)                                  Non-Contravention. The acquisition of the New Aircraft and interests in the New Leases through the purchase of the Companies pursuant to the Second Share Purchase Agreement, the creation of the Second Issuance Notes, the issuance, execution and delivery by the Issuer of, and the compliance by the Issuer with the terms of the Second Issuance Notes, and the execution and delivery by each Issuer Group Member of, and compliance by it with the terms of each of the Related Documents to which it is a party:

(i)                                     do not and will not at the Second Closing Date or any Payment Date conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, the Memorandum and Articles of Association of the Issuer or the constituent documents of any Issuer Subsidiary or with any existing law, rule or regulation applying to or affecting the Issuer or any Issuer Subsidiary or any judgment, order or decree of any government, governmental body or court having jurisdiction over the Issuer or any Issuer Subsidiary; and

(ii)                                  do not and will not at the Second Closing Date or any Payment Date constitute a default under, any deed, indenture, agreement or other instrument or obligation to which the Issuer or any Issuer Subsidiary is a party or by which any of them or any part of their undertaking, assets, property or revenues are bound.

(d)                                 Due Authorization. The acquisition of the New Aircraft and interests in the New Leases through the purchase of the Companies pursuant to the Second Share Purchase Agreement, the creation, execution and issuance of the Second Issuance Notes, the execution and issue or delivery by the Issuer and each Issuer Subsidiary of the Related Documents executed by it and the performance by each of them of their obligations hereunder and thereunder and the arrangements contemplated hereby and thereby to be performed by each of them have been duly authorized by each of them.

(e)                                  Validity and Enforceability. This Indenture constitutes, and the Related Documents, when executed and delivered and, in the case of the Second Issuance Notes, when issued and authenticated, will constitute valid, legally binding and (subject to general equitable principles, insolvency, liquidation, reorganization and other laws of general application relating to creditors’ rights or claims or the concepts of materiality, reasonableness, good faith and fair dealing) enforceable obligations of the Issuer and each Issuer Subsidiary executing the same.

(f)                                    No Defaults. There exists no Default, Event of Default nor any event which, had the Second Issuance Notes already been issued, would constitute a Default or an Event of Default.

(g)                                 No Encumbrances. Subject to the Security Interests created in favor of the Security Trustee and except for Permitted Encumbrances, there exists no Encumbrance over the assets or undertaking of (i) the Issuer which ranks prior to or pari passu with the obligation to make payments on the Second Issuance Notes and the Class E-1 Notes or (ii) any Issuer Subsidiary.

(h)                                 No Consents. All consents, approvals, authorizations or other orders of all regulatory authorities required (excluding any required by the other parties to the Related Documents) for or in connection with the execution and performance of the Related Documents by the Issuer and each Issuer Subsidiary and the issue and performance of the Second Issuance Notes and the offering of the Second Issuance Notes by the Issuer have been obtained and are in full force and effect and not contingent upon fulfillment of any condition.

(i)                                     No Litigation. There is no action, suit, investigation or proceeding pending against, or to the knowledge of the Issuer, threatened against or affecting, the Issuer or any Issuer Subsidiary before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Indenture (including the Exhibits and Schedules attached hereto) and the Related Documents or which could reasonably be expected to have a material adverse effect on the ability of the Issuer or any Issuer Subsidiary to perform its obligations under the Related Documents.

(j)                                     Employees, Subsidiaries. The Issuer and each Issuer Subsidiary have no employees. Set forth in Schedule 2 is a true and complete list, as of the date hereof, of all Issuer Subsidiaries existing on the Second Closing Date, together with their jurisdictions of incorporation.

(k)                                  Ownership. The Issuer or an Issuer Subsidiary is the beneficial owner of the Pledged Shares, the Pledged Debt, the Pledged Beneficial Interest, the Pledged Membership Interest, the Agreement Collateral, the Non-Trustee Accounts and other Collateral, free from all Encumbrances and claims whatsoever other than Permitted Encumbrances.

(l)                                     No Filings. Under the laws of Jersey, the State of New York, the Federal laws of the United States of America or the laws of the jurisdiction of organization of any Issuer Subsidiary, it is not necessary or desirable that this Indenture or any Related Document to which the Issuer or an Issuer Subsidiary is a party (other than evidences of the Security Interests) be filed, recorded or enrolled (other than the filing of the Memorandum and Articles of Association of the Issuer in Jersey which filing has been made and this Indenture in Jersey which filing will have been made within five Business Days after the Second Closing Date) with any court or other authority in any such jurisdictions or that any stamp, registration or similar tax be paid on or in relation to this Indenture or any of the other Related Documents.

(m)                               Aircraft Assets. Schedule 1 contains a true and complete list of all Aircraft constituting Current Aircraft as of the Second Closing Date and each Person within the Issuer Group that (i) owns each Initial Aircraft as of the Second Closing Date and (ii) will own each New Aircraft as of the applicable Delivery Date. Except as otherwise set forth therein, once each New Aircraft listed in Schedule 1 is a Delivered Aircraft, each Person within the Issuer Group listed as an owner of an Aircraft on such Schedule will have such title to such Aircraft as was conveyed to such Person, free and clear of all Liens created by or through such Person.

(n)                                 Aircraft Assets Related Documents. Each Aircraft Assets Related Document is a legal, valid and binding agreement of the Person within the Issuer Group that is a party thereto (including by way of assignment or novation) and is enforceable against such Person within the Issuer Group that is a party thereto in accordance with its terms except where enforceability may be limited by general equitable principles, insolvency, liquidation, reorganization and other laws of general application relating to creditors’ rights or claims or the concepts of materiality, reasonableness, good faith and fair dealing. No Person within the Issuer Group has modified, amended or waived any provision of or terminated any Aircraft Assets Related Document referred to in Schedule 4.02 to the Servicing Agreement except as disclosed therein.

(o)                                 Other Representations. The representations and warranties made by the Issuer and each Issuer Subsidiary in any of the other Related Documents are true and accurate.

(p)                                 Insurance. Each Lessee under a Current Lease carries War Risk Coverage in an amount at least equal to the Current War Risk Coverage Amount set forth in Schedule 7 hereto with respect to such Lessee.

Section 5.02                                General Covenants. The Issuer hereby covenants as follows:

(a)                                  No Release of Obligations. The Issuer shall not take, or knowingly permit any Issuer Subsidiary to take, any action which would amend, terminate (other than any termination in connection with the replacement of such agreement with an agreement on terms substantially no less favorable to the Issuer Group than the agreement being terminated) or discharge or prejudice the validity or effectiveness of this Indenture (other than as permitted herein), the Security Trust Agreement, any Acquisition Agreement, any organizational document of any Issuer Subsidiary, the Loan, Expenses Apportionment and Guarantee Agreement, the Administrative Agency Agreement, the Policy (other than as expressly provided hereunder), the Cash Management Agreement, the Reference Agency Agreement, the Servicing Agreement or any other Related Document to which the Issuer or any Issuer Subsidiary is a party or permit any party to any such document to be released from such obligations, except, in each case, as permitted or contemplated by the terms of such document and except that in no event shall the Policy be so terminated (other than as expressly provided hereunder), and provided that such actions may be taken or permitted, and such releases may be permitted (other than with respect to the termination of the Policy), if the Issuer shall have first obtained a Board Resolution determining that such action, permitted action or release does not materially adversely affect the interests of the Holders or the Policy Provider and having given prior notice thereof to the Rating Agencies and the prior written consent of the Policy Provider has been obtained; and provided further that, in any case (i) the Issuer shall not take any action which would result in any amendment or modification to the conflicts standard or duty of care in such agreements, (ii) except in the circumstances expressly contemplated in this Indenture, the Issuer may not amend the Policy without the unanimous consent of the Holders of Class G Notes and without obtaining a Rating Agency Confirmation and (iii) there must be at all times an administrative agent with respect to the Issuer Group Services (as defined in the Administrative Agency Agreement) and a servicer with respect to all Aircraft in the Portfolio.

(b)                                 Limitation on Encumbrances. The Issuer shall not, and shall not permit any Issuer Subsidiary to, create, Incur, assume or suffer to exist any mortgage, pledge, lien, encumbrance, charge or security interest (in each case, an “Encumbrance”), including, without limitation, any conditional sale, any sale with recourse against, the Issuer, any Issuer Subsidiary or any Affiliate of any Issuer Subsidiary, or any agreement to give any security interest over or with respect to, any of the Issuer’s or any Issuer

Subsidiary’s assets (other than the segregation of the Segregated Funds) including, without limitation, all shares of capital stock, all beneficial interests in trusts, all ordinary shares and preferred shares and any options, warrants and other rights to acquire such shares or interests (“Ownership Interest”) and any Indebtedness of any Issuer Subsidiary held by the Issuer or any Issuer Subsidiary.

Notwithstanding the foregoing, the Issuer may create, Incur, assume or suffer to exist (i) any Permitted Encumbrance, (ii) any security interest created or required to be created under the Security Documents, (iii) Encumbrances over rights in or derived from Leases, upon prior written consent of the Policy Provider and receipt of a Rating Agency Confirmation (provided that any transaction or series of transactions resulting in such Encumbrance, taken as a whole, does not materially adversely affect the amount of Collections that would have been received by the Issuer and any other Issuer Group Member from such Lease had such Encumbrance not been created), or (iv) any other Encumbrance the validity or applicability of which is being contested in good faith in appropriate proceedings by the Issuer or any Issuer Subsidiary.

For the purposes of this Indenture, “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with, such Person or is a director or officer of such Person; “Control” of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting Ownership Interest, by contract or otherwise. For the purposes of this Indenture, “Permitted Encumbrance” means (i) any lien for taxes, assessments and governmental charges or levies not yet due and payable or which are being contested in good faith by appropriate proceedings; (ii) in respect of any Aircraft, any lien of a repairer, carrier or hangar keeper arising in the ordinary course of business by operation of law or any engine or parts-pooling arrangements or other similar lien; (iii) any permitted lien or encumbrances on any Aircraft, Engines or Parts as defined under any Lease thereof (other than liens or encumbrances created by the relevant lessor); (iv) any lien created by or through or arising from debt or liabilities or any act or omission of any Lessee in each case either in contravention of the relevant Lease (whether or not such Lease has been terminated) or without the consent of the relevant lessor (provided that if such lessor becomes aware of any such lien, it shall use commercially reasonable efforts to have any such lien lifted); (v) any head lease, lease, conditional sale agreement or Purchase Option under the Current Lease of any Current Aircraft existing (x) in the case of the Initial Aircraft on the Second Closing Date and (y) in the case of the New Aircraft on the Acquisition Date of such Aircraft or otherwise existing on the relevant Closing Date or any other Aircraft Agreement meeting the requirements of clause (c)(iii) or (c)(v) of the second paragraph of Section 5.02(g); (vi) any lien for air navigation authority, airport tending, gate or handling (or similar) charges or levies; (vii) any lien created in favor of the Issuer, the Issuer Group or the Security Trustee securing the Secured Obligations; and (viii) any Encumbrance arising under an Eligible Credit Facility.

(c)                                  Limitation on Restricted Payments. The Issuer shall not, and shall not permit any Issuer Subsidiary to:

(i)                                     declare or pay any dividend or make any distribution on its Ownership Interest held by persons other than the Issuer or any Issuer Subsidiary;

(ii)                                  purchase, redeem, retire or otherwise acquire for value any shares of Ownership Interest of the Issuer or any Issuer Subsidiary held by or on behalf of Persons other than the Issuer or any Issuer Subsidiary and other Persons permitted under Section 5.02(l)(ii)(C);

(iii)                               make any payment of principal, interest or premium, if any, on the Notes or make any voluntary or optional repurchase, defeasance or other acquisition or retirement for value of Indebtedness of the Issuer or such Issuer Subsidiary that is not owed to the Issuer or such Issuer

Subsidiary other than in accordance with Articles II, III and XI, the Policy Provider Documents and otherwise provided for in the Related Documents; provided that the Issuer or any of its Affiliates may repurchase, defease or otherwise acquire or retire any of the Notes other than from the Available Collections so long as any new notes of the Issuer issued in connection with such transaction rank pari passu with the Notes being repurchased, defeased, acquired or retired and the Directors shall determine that such action does not materially adversely affect the Holders and shall have obtained prior written consent of the Policy Provider and a Rating Agency Confirmation; or

(iv)                              make any Investments (other than Permitted Account Investments, Allowed Restructurings, Investments permitted under Section 5.02(e) and Investments in any Issuer Group Member pursuant to any Acquisition Agreement or a Permitted Additional Aircraft Acquisition; provided that written notification of the organization or acquisition of each such Issuer Group Member shall have been given to each Rating Agency, the Initial Primary Liquidity Facility Provider and the Policy Provider).

The term “Investment” for purposes of the above restriction means any loan or advance to a Person, any purchase or other acquisition of any beneficial interest, capital stock, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other Investment in such Person. For the avoidance of doubt, “Investment” shall not include any obligation of a purchaser of an Aircraft to make deferred or installment payments pursuant to any Aircraft Agreement specified in (c)(iii) or (c)(v) of the second paragraph of Section 5.02(g) so long as the Issuer Group retains a security interest in the relevant Aircraft until all such obligations are discharged.

(d)                                 Limitation on Dividends and Other Payment Restrictions. The Issuer shall not, and shall not permit any Issuer Subsidiary to, create or otherwise suffer to exist any consensual encumbrance or restriction of any kind on the ability of any Issuer Subsidiary to (i) declare or pay dividends or make any other distributions permitted by Applicable Law, or purchase, redeem or otherwise acquire for value, the Ownership Interest of the Issuer or such Issuer Subsidiary, as the case may be; (ii) pay any Indebtedness owed to the Issuer or such Issuer Subsidiary; (iii) make loans or advances to the Issuer or such Issuer Subsidiary; or (iv) transfer any of its property or assets to the Issuer or any other Issuer Subsidiary.

The foregoing provisions shall not restrict any consensual encumbrances or other restrictions: (i) which are Permitted Encumbrances, (ii) existing on the Initial Closing Date, the Second Closing Date or, in the case of any Aircraft, the Acquisition Date of such Aircraft, under any Related Document, and any amendments, extensions, refinancings, renewals or replacements of such documents; provided that such consensual encumbrances and restrictions in any such amendments, extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those previously in effect and being amended, extended, refinanced, renewed or replaced; or (iii) in the case of clause (iv) of the preceding paragraph, that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset.

(e)                                  Limitation on Engaging in Business Activities. The Issuer shall not, and shall not permit any Issuer Subsidiary to, engage in any business or activity other than:

(i)                                     purchasing or otherwise acquiring (subject to Section 5.02(h)), owning, holding, converting, maintaining, modifying, managing, operating, leasing, re-leasing and, subject to the limitations set forth in Section 5.02(g), selling or otherwise disposing of the Aircraft (including Permitted Tax-Related Dispositions) and entering into all contracts and engaging in all related activities incidental thereto, including from time to time accepting, exchanging, holding or permitting any Issuer Subsidiary to accept, exchange or hold promissory notes, contingent payment obligations or equity interests, of Lessees or their Affiliates issued in connection with the bankruptcy, reorganization or other similar process, or in settlement of delinquent obligations or obligations anticipated to be delinquent, of such Lessees or their respective Affiliates in the ordinary course of business (an “Allowed Restructuring”);

(ii)                                  providing loans to, guaranteeing or otherwise supporting the obligations and liabilities of any Issuer Group Member, in each case on such terms and in such manner as the Board sees fit and (whether or not the Issuer or any Issuer Subsidiary derives a benefit therefrom) so long as such loans, guarantees or other supports are provided in connection with the purposes set forth in clause (i) of this Section 5.02(e); provided that written notification shall have been given to each Rating Agency, the Policy Provider and the Initial Primary Liquidity Facility Provider of such loan, guarantee or other support, provided that, no such notice shall be required for any guarantee provided by an Issuer Group Member with respect to any obligations of another Issuer Group Member in respect of the lease, purchase, maintenance, modification, refurbishment, repair or sale of any Aircraft or otherwise in the ordinary course of the aircraft operating lease business;

(iii)                               subject to Section 5.02(f), financing or refinancing the business activities described in clause (i) of this Section 5.02(e) through the offer, sale and issuance of any securities of the Issuer upon such terms and conditions as the Board sees fit, for cash or in payment or in partial payment for any property purchased or otherwise acquired by any Issuer Group Member;

(iv)                              engaging in currency and interest rate exchange transactions for the purposes of avoiding, reducing, minimizing, hedging against or otherwise managing the risk of any loss, cost, expense or liability arising, or which may arise, directly or indirectly, from any change or changes in any interest rate or currency exchange rate or in the price or value of any of the Issuer’s or any Issuer Subsidiary’s property or assets, within limits and with providers specified by a Board Resolution providing therefor from time to time and submitted to the Rating Agencies, the Policy Provider and the Initial Primary Liquidity Facility Provider, including, but not limited to, dealings, whether involving purchases, sales or otherwise, in foreign currency, spot and forward interest rate exchange contracts, forward interest rate agreements, caps, floors and collars, futures, options, swaps and any other currency, interest rate and other similar hedging arrangements and such other instruments as are similar to, or derivatives of, any of the foregoing; provided, however, that the Issuer shall not, and shall not permit any Issuer Subsidiary to, enter into any such hedging arrangements or other instruments that (x) are not entered into solely for hedging interest rate or currency risks associated with the Notes and/or the Leases or (y) are not U.S. dollar-denominated interest rate hedges, currency hedges, Swaptions, caps or floors (except in instances where the hedging instrument is entered into substantially to hedge risks associated with non-U.S. dollar-denominated Leases) without the receipt of a Rating Agency Confirmation and the prior written consent of the Policy Provider; provided further that the Issuer shall not, and shall not permit any Issuer Subsidiary to (unless with respect to any action permitted under Section 5.02(g) and Section 5.02(j) with respect to disposition or transfer to another Issuer Group Member), (A) terminate or transfer such hedging arrangements without the prior written consent of the Policy Provider and (B) enter into any Hedge Agreement after the Second Closing Date without the prior written consent of the Policy Provider unless such Hedge Agreement contains the Material Hedge Agreement Terms that are no less favorable to the Issuer, any applicable Issuer Subsidiary and the Policy Provider than those contained in the Hedge Agreements existing on the Second Closing Date (including the New Hedge Agreements);

(v)                                 (A) establishing, promoting and aiding in promoting, constituting, forming or organizing companies, trusts, syndicates, partnerships or other entities of all kinds in any part of the world for the purposes set forth in clause (i) above; provided that written notification shall have been given to each Rating Agency, the Policy Provider and the Initial Primary Liquidity Facility Provider that such company, trust, syndicate, partnership or other entity is set up in compliance with this Indenture, (B) acquiring, holding and disposing of shares, securities and other interests in any such company, trust syndicate, partnership or other entity and (C) disposing of shares, securities and other interests in, or causing the dissolution of, any existing subsidiary; provided that any such disposition which results in the disposition of an Aircraft meets the requirements set forth in Section 5.02(g);

(vi)                              taking out, acquiring, surrendering and assigning policies of insurance and assurances with any insurance company or companies which the Issuer or any Issuer Subsidiary may think fit and to pay the premiums thereon; and

(vii)                           engaging in the transactions contemplated by the Policy Provider Documents and the Initial Primary Liquidity Facility.

(f)                                    Limitation on Indebtedness. The Issuer shall not, and shall not permit any Issuer Subsidiary to, incur, create, issue, assume, guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, whether present or future (in any such case, to “Incur”), Indebtedness.

Notwithstanding the foregoing, but subject to the last sentence of this Section 5.02(f), the Issuer and any Issuer Subsidiary may Incur each and all of the following:

(i)                                     Indebtedness in respect of any Notes issued on or prior to the Second Closing Date;

(ii)                                  Indebtedness in respect of any Refinancing Notes; provided that (A) the prior written consent of each of the Policy Provider (unless the Policy Non-Consent Event has occurred) and the Initial Primary Liquidity Facility Provider (unless the Liquidity Facility Non-Consent Event has occurred) has been obtained with respect to such Refinancing and (B) the net proceeds of any such Refinancing shall be applied only (x) to repay the Redemption Price plus the Refinancing Expenses of the subclass of Notes being so refinanced and pay any Policy Premium and/or Policy Redemption Premium due and unpaid to the Policy Provider and (y) to fund any Cash Collateral Account established for the related Refinancing Notes (up to the Required Amount therefor);

(iii)                               Indebtedness in respect of guarantees by any Issuer Group Member in favor of Lessees, or otherwise related to the Aircraft that are in the ordinary course of business and that are in respect of the obligations of other Issuer Group Members;

(iv)                              Indebtedness in respect of any Additional Notes (including Class E Notes) the net proceeds of which are applied (A) to finance a Permitted Additional Aircraft Acquisition or to make Conversion Payments, (B) to fund any Cash Collateral Account established for such Additional Notes (up to the Required Amount therefor) and (C) to fund expenses related thereto; provided that (x) the prior written consent of each of the Policy Provider (unless the Policy Non-Consent Event has occurred) and the Initial Primary Liquidity Facility Provider (unless the Liquidity Facility Non-Consent Event has occurred) is obtained prior to the Incurrence of such Indebtedness and (y) such Additional Notes will be cross-collateralized with all Secured Obligations by the Collateral under the Security Trust Agreement;

(v)                                 obligations to each Seller under each Acquisition Agreement and any related lease assignment and assumption agreements and the documents related thereto, including any Indebtedness owed to any Lessee under any such agreement or the Lease with respect to maintenance contributions;

(vi)                              Indebtedness under the Loan, Expenses Apportionment and Guarantee Agreement and any other Indebtedness under any agreements between the Issuer or any Issuer Subsidiary and any other Issuer Group Members (each, an “Intercompany Loan”); provided that the agreements or promissory notes evidencing such Indebtedness shall be pledged to the Security Trustee and written notification shall have been given to each Rating Agency, the Policy Provider and the Initial Primary Liquidity Facility Provider of the Incurrence of such Indebtedness;

(vii)                           Indebtedness of the Issuer under any Eligible Credit Facility, provided that a Rating Agency Confirmation and the prior written consent of each of the Policy Provider and the Initial Primary Liquidity Facility Provider is obtained prior to entering into such new Eligible Credit Facility;

(viii)                        Indebtedness of the Issuer in respect of any Additional Class E Note, provided that (A) a Rating Agency Confirmation and the prior written consent of each of the Policy Provider and the Initial Primary Liquidity Facility Provider is obtained prior to the issuance of any such Additional Class E Note, (B) each Additional Class E Note shall be unsecured and neither any such Additional Class E Note or the holders thereof shall be given or deemed to have any Encumbrance on any asset of any Issuer Group Member, whether through the Security Trust Agreement or otherwise, and (C) the terms of any such Additional Class E Note shall contain no provision inconsistent with the terms of this Indenture; and

(ix)                                Indebtedness of the Issuer under the Policy Provider Documents.

(g)                                 Limitation on Aircraft Dispositions. The Issuer shall not, and shall not permit any Issuer Subsidiary to, sell, transfer or otherwise dispose of any Aircraft or any interest therein other than as provided in the Servicing Agreement.

In addition and notwithstanding any provision of the Servicing Agreement, the Issuer and any Issuer Subsidiary shall only be permitted to sell, transfer or otherwise dispose of, directly or indirectly:

(i)                                     any Engine or Part purchased on the date such Aircraft is acquired,

(ii)                                  any Engine or Part in connection with the replacement or exchange of such Engine or Part in accordance with a Lease, or

(iii)                               one or more Aircraft:

(A)                              pursuant to a Purchase Option or other agreement of a similar character existing with respect to a Current Aircraft on or prior to the Second Closing Date, or, with respect to any Substitute Aircraft or Additional Aircraft, on the Closing Date therefor,

(B)                                within or among the Issuer and the Issuer Subsidiaries without limitation; provided that no such sale, transfer or disposition shall be made if such sale, transfer or disposition would materially adversely affect the Holders or the Policy Provider;

provided, further, that written notification shall have been given to the Policy Provider of such sale, transfer or disposition,

(C)                                pursuant to any Aircraft Agreement; provided that such sale does not result in a Concentration Default and the net present value of the cash Net Sale Proceeds thereof is not less than the Note Target Price with respect to such Aircraft,

(D)                               pursuant to receipt of insurance proceeds in connection with a Casualty Occurrence or Total Loss or Event of Loss (each as defined in the relevant Lease),

(E)                                 pursuant to an Aircraft Agreement (including pursuant to a Purchase Option) the net present value of the cash Net Sale Proceeds of which is less than the Note Target Price, provided that, (x) in any one calendar year such sales do not exceed 10% of the Adjusted Portfolio Value as determined by the most recent Appraisal obtained for such calendar year, (y) each such sale does not result in a Concentration Default, and (z) a Board Resolution delivered to the Trustee confirms that each such sale would not materially adversely affect the Holders, or

(F)                                 pursuant to an Aircraft Agreement that is designed to allow a Person that is unrelated to the Issuer or any Issuer Subsidiary to realize tax benefits associated with the Aircraft or other assets being sold (any such sale, transfer or other disposition, a “Permitted Tax-Related Disposition”), provided that the Issuer receives Rating Agency Confirmation in respect thereof;

provided, however, that in the case of clauses (C), (E) and (F) above the prior written consent of the Policy Provider shall have been obtained prior to any such sale, transfer or other disposition.

For the purpose of this Section 5.02(g), the net present value of the cash Net Sale Proceeds of any sale, transfer or other disposition of any Aircraft shall mean the present value of all payments received or to be received by the Issuer or any Issuer Subsidiary in respect of such Aircraft from the date of execution or option granting date, as the case may be, of the relevant Aircraft Agreement through and including the date of transfer of title to such Aircraft, discounted back to the date of execution or option granting date, as the case may be, of such Aircraft Agreement at the weighted average cost of funds of the Issuer Group (based on the cost of funds on the Payment Date immediately preceding such date (excluding for such purpose any interest accrued on the Class E Notes but taking into account any Hedge Agreements)).

(h)                                 Limitation on Aircraft Acquisitions. The Issuer shall not, and shall not permit any Issuer Subsidiary to, purchase or otherwise acquire any Aircraft other than the Current Aircraft or any interest therein.

Notwithstanding the foregoing, the Issuer may, and may permit any Issuer Subsidiary to, (A) purchase or otherwise acquire, directly or indirectly, any Aircraft owned by another Issuer Group Member and (B) purchase or acquire, directly or indirectly, Additional Aircraft from time to time (a “Permitted Additional Aircraft Acquisition”); provided that, in the case of Clause (B), (i) no Event of Default shall have occurred and be continuing, (ii) the acquisition does not result in a Concentration Default (unless a Rating Agency Confirmation from Moody’s has been received), (iii) the prior written consent of each of the Policy Provider and the Initial Primary Liquidity Facility Provider has been obtained and a Rating Agency Confirmation has been received, and (iv) all Additional Aircraft hold or are capable of holding a noise reduction certificate issued under Chapter 3 of Volume I, Part II of annex 16 of the Chicago Convention or comply with the Stage 3 noise levels set out in Section 36.3 of Appendix C of Part 36 of the United States Federal Aviation Regulations (in each case without the use of noise reduction kits).

(i)                                     Limitation on Modification Payments and Capital Expenditures. The Issuer shall not, and shall not permit any Issuer Subsidiary to, make any capital expenditures for the purpose of effecting any optional improvement or modification of any Aircraft, including without limitation the optional conversion (an “Aircraft Conversion”) of any Aircraft from a passenger aircraft to a freighter or mixed-use aircraft, or for the purpose of purchasing or otherwise acquiring any Engines or Parts outside of the ordinary course of business, excluding any capital expenditure made in the ordinary course of business in connection with a new lease of such Aircraft (each such non-excluded expenditure, a “Modification Payment”, and each Modification Payment in respect of an Aircraft Conversion, a “Conversion Payment”) and excluding any capital expenditures made under Leases under provisions in effect on the Closing Date therefor.

Notwithstanding the foregoing, the Issuer may, and may permit any Issuer Subsidiary to:  (x) make Modification Payments (in the case of Conversion Payments, with respect to those not financed by Additional Notes); provided that (i) each Modification Payment, together with all other Modification Payments made after the Second Closing Date pursuant to this Section 5.02(i) with respect to any single Aircraft, does not exceed the aggregate amount of funds that would be necessary to perform one incidence of heavy maintenance (as described in the Servicing Agreement) on such Aircraft, including the airframe and the related Engines thereof; (ii) (A) such Modification Payment is included in the annual operating budget of the Issuer Group and approved by the Board or (B) the amount of funds necessary to make such Modification Payment shall have been accrued in advance as a Permitted Accrual in the Expense Account through transfers into the Expense Account pursuant to Section 3.09(a)(vi) or otherwise allowed to be paid under Section 5.02(f); (iii) the aggregate amount of all Modification Payments made by all Issuer Group Members, taken as a whole, pursuant to this Section 5.02(i) after the Second Closing Date, including such Modification Payment, shall not exceed 5% of the aggregate Initial Appraised Value of all Aircraft acquired by the Issuer Group and (iv) such Modification Payment is made with the prior written consent of the Policy Provider and (y) make any Conversion Payment from the proceeds of Additional Notes issued in accordance with Section 2.11 in which case the limitations in clause (x) do not apply (other than the limitation in clause (iv) of clause (x)).

(j)                                     Limitation on Consolidation, Merger and Transfer of Assets. The Issuer shall not, and shall not permit any Issuer Subsidiary to, consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of its property and assets (as an entirety or substantially an entirety in one transaction or in a series of related transactions) to, any other Person, or permit any other Person to merge with or into the Issuer or any Issuer Subsidiary, unless:

(i)                                     the resulting entity is a special purpose entity, the charter of which is substantially similar to the Memorandum of Association of the Issuer or the equivalent charter document of such Issuer Subsidiary, as the case may be, and, after such consolidation, merger, sale, conveyance, transfer, lease or other disposition, payments from such resulting entity to the Holders do not give rise to any withholding tax payments less favorable to the Holders than the amount of any withholding tax payments which would have been required had such event not occurred,

(ii)                                  in the case of any consolidation, merger or transfer by the Issuer, the surviving successor or transferee entity shall expressly assume all of the obligations of the Issuer under this Indenture, the Notes and each other Related Document to which the Issuer is then a party (with, in the case of a transfer only, the Issuer thereupon being released) and in the case of any consolidation, merger or transfer by any other Issuer Group Member, the surviving successor or transferee entity shall expressly assume all of the obligations of such Issuer Group Member under each Related Document to which it is then a party (with, in the case of a transfer only, the Issuer Group Member thereupon being released),

(iii)                               each of a Rating Agency Confirmation and the prior written consent of each of the Policy Provider (unless the Policy Non-Consent Event has occurred) and the Initial Primary Liquidity Facility Provider (unless the Initial Primary Liquidity Facility Non-Consent Event has occurred) is obtained with respect to such merger, sale, conveyance, transfer, lease or disposition,

(iv)                              immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing, and

(v)                                 the Issuer delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture comply with the above criteria and, if applicable, Section 5.02(g) and that all conditions precedent provided for herein relating to such transaction have been complied with;

provided that this covenant shall not apply to any such consolidation, merger, sale, conveyance, transfer, lease or disposition (a) within and among the Issuer Group if such consolidation, merger, sale, conveyance, transfer, lease or disposition, as the case may be, would not materially adversely affect the Holders and written notification of such act is given to each Rating Agency by the Issuer or its agent and the prior written consent of each of the Policy Provider and the Initial Primary Liquidity Facility Provider has been obtained in connection therewith, (b) complying with the terms of Section 5.02(g) or Section 5.02(l) or (c) effected as part of a single transaction providing for the redemption or defeasance of Notes in accordance with Section 3.12 or Article XI, respectively.

(k)                                  Limitation on Transactions with AerCap and Affiliates. The Issuer shall not, and shall not permit any Issuer Subsidiary, directly or indirectly, to enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with AerCap and its Affiliates or any Affiliate of the Issuer or any Issuer Subsidiary, except upon fair and reasonable terms no less favorable to the Issuer or such Issuer Subsidiary than could be obtained, at the time of such transaction or at the time of the execution of the agreement providing therefor, in a comparable arm’s-length transaction with a Person that is not such an Affiliate and pursuant to enforceable agreements.

(l)                                     Limitation on the Issuance, Transfer and Sale of Ownership Interests. The Issuer shall not (i) issue, deliver or sell any shares, beneficial interests, participations or other equivalents in equity (however designated, whether voting or non-voting), including, without limitation, all ordinary shares of the Issuer (other than the issuance of shares, beneficial interests, participations or other equivalents existing on or prior to the Second Closing Date), or (ii) sell, or permit any Issuer Subsidiary, directly or indirectly, to issue, deliver or sell, any shares, beneficial interests, participations or other equivalents in equity (however designated, whether voting or non-voting, other than such shares, beneficial interests, participations or other equivalents existing on or prior to the Second Closing Date), except (A) the issuance, sale, delivery, transfer or pledge of Ownership Interests in any Issuer Group Member to or for the benefit of any other Issuer Group Member, (B) the issuance of 95.1% of the shares of the Issuer to the Charitable Trustee (or its nominees) and of 4.9% of the shares of the Issuer to AerCap Ireland, (C) issuances or sales of Ownership Interests of Issuer Subsidiaries incorporated outside of Jersey, Ireland or The Netherlands to nationals in the jurisdiction of incorporation or organization of such Issuer Subsidiary, as the case may be, to the extent required by applicable law or necessary in the determination of the Board to avoid adverse tax consequences or to facilitate the registration or leasing of Aircraft, provided that the prior written consent of the Policy Provider has been obtained in connection therewith, (D) the pledge of the Pledged Shares, Pledged Membership Interests and Pledged Beneficial Interests pursuant to the Security Documents, and (E) the issuance, sale, delivery, transfer or pledge of any Ownership Interests of an Issuer Subsidiary in order to effect the sale of all Aircraft owned by such Issuer

Subsidiary in compliance with Section 5.02(g) (including in connection with a Permitted Tax-Related Disposition).

(m)                               Bankruptcy and Insolvency; Corporate Governance. The Issuer (i) shall promptly provide the Trustee, the Policy Provider, the Initial Primary Liquidity Facility Provider and the Rating Agencies with written notice of the institution of any proceeding by or against the Issuer or any Issuer Subsidiary, as the case may be, seeking to adjudicate any of them bankrupt or insolvent, or seeking liquidation, Irish law examinership, winding up, reorganization, arrangement, adjustment, protection, relief or composition of their debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for either all or for any substantial part of its property; (ii) shall not take any action to waive, repeal, amend, vary, supplement or otherwise modify its charter document, or those of any Issuer Subsidiary in a manner that would adversely affect the rights, privileges or preferences of any Holder of the Notes; and (iii) shall not, without an affirmative unanimous written resolution of the Board, take any action to waive, repeal, amend, vary, supplement or otherwise modify the provisions of its charter documents or those of any Issuer Subsidiary and shall not permit any Issuer Subsidiary to take any such action without an affirmative unanimous written resolution of the board of directors of such Issuer Subsidiary.

(n)                                 Payment of Principal, Redemption Premium, if any, and Interest. The Issuer shall duly and punctually pay or provide for payment of the principal, Redemption Premium, if any, and interest on the Notes in accordance with the terms of this Indenture and the Notes.

(o)                                 Limitation on Employees. The Issuer shall not, and shall not permit any Issuer Subsidiary to, employ or maintain any employees; provided that trustees and directors shall not be deemed to be employees for purposes of this Section 5.02(o).

(p)                                 Compliance and Agreement. The Issuer shall comply, and shall cause each Issuer Subsidiary to comply, with the provisions of the Related Documents and the constitutional documents of the Issuer Group Members. The Issuer shall ensure that title to each Aircraft shall not be held by the Issuer and shall be held in a separate special purpose entity (including a trust) whose constitutional documents contain restrictions similar (subject to local law requirements) to the restrictions (including, but not limited to, the provisions regarding limited purpose and maintaining separateness from other entities in accordance with the terms of Section 5.02(q)(ii)) contained in the constitutional documents of the Issuer Subsidiaries existing on the Second Closing Date.

(q)                                 Maintenance of Separate Existence. Except to the extent provided in this Indenture or the other Related Documents, the Issuer shall, and shall cause each Issuer Subsidiary to, maintain certain policies and procedures relating to its existence as a separate corporation, company or other legal entity as follows:

(i)                                     the Issuer acknowledges its receipt of a copy of that certain opinion letter issued by McCann FitzGerald, dated as of the Second Closing Date addressed to, among others, the Trustee, the Policy Provider, the Initial Primary Liquidity Facility Provider and the Rating Agencies and addressing the issue of substantive consolidation as it may relate to the Issuer and each Issuer Subsidiary (which is incorporated under the laws of Ireland), on the one hand, and the Primary Servicer, the Insurance Servicer, the Financial Administrative Agent and the Primary Administrative Agent (each, an “AerCap Entity” and, collectively, the “AerCap Entities”), on the other. The Issuer hereby agrees to maintain, and to cause each Issuer Subsidiary to maintain, in place all policies and procedures, and take and continue to take all actions, described in the factual assumptions set forth in such opinion letter and relating to the Issuer or such Issuer

Subsidiaries, as applicable; provided, however, that the Issuer or any such Issuer Subsidiary may cease to maintain any policy or procedure if and to the extent that the Issuer or such Issuer Subsidiary delivers to the Trustee, the Initial Primary Liquidity Facility Provider and the Policy Provider an Opinion of Counsel reasonably acceptable to the Trustee, the Initial Primary Liquidity Facility Provider and the Policy Provider providing that such policy or procedure is no longer necessary, due to a change in law or otherwise, for the rendering of such earlier opinion relating to the issue of substantive consolidation.

(ii)                                  The Issuer shall, and shall cause each Issuer Subsidiary to:

(A)                              maintain its own books and records and bank accounts separate from those of each AerCap Entity and any other Person except as otherwise contemplated by the constitutional documents of the Issuer Group Members or the Related Documents;

(B)                                maintain its assets in such a manner that it is not difficult to segregate, identify or ascertain such assets;

(C)                                have a board of directors separate from that of each AerCap Entity and any other Person; provided that the individuals serving as directors of each board of directors may be the same individuals on each board of directors;

(D)                               cause its board of directors to meet at least annually or act pursuant to written consent and keep minutes of such meetings and actions and observe all other corporate and other legal formalities;

(E)                                 hold itself out to creditors and the public as a legal entity separate and distinct from each AerCap Entity and any other Person;

(F)                                 prepare separate financial statements and separate tax returns, and if separate returns for the Issuer and each AerCap Entity are required under applicable tax law, or if part of a consolidated group, then it will be shown as a separate member of such group, and pay any taxes required to be paid under applicable tax law;

(G)                                allocate and charge fairly and reasonably any common overhead shared with Affiliates;

(H)                               conduct business in its own name, use separate invoices, stationery and checks and strictly comply with all organizational formalities to maintain its separate existence or, in communicating through any agent, the Issuer or any Issuer Subsidiary will ensure that such agent identifies the individual entity for whom it is acting;

(I)                                    not commingle its assets or funds with those of any other Person except as otherwise contemplated by the Related Documents and the Loan, Expenses Apportionment and Guarantee Agreement;

(J)                                   not hold out its credit or assets as being available to satisfy the obligations of others except as otherwise contemplated by the Related Documents and the Loan, Expenses Apportionment and Guarantee Agreement;

(K)                               not assume, guarantee or pay the debts or obligations of any other Person or otherwise pledge its assets for the benefit of any other Person except as otherwise contemplated by the Related Documents and the Loan, Expenses Apportionment and Guarantee Agreement;

(L)                                 correct any known misunderstanding regarding its separate identity;

(M)                            pay its own liabilities only out of its own funds other than where indemnified by another party as contemplated by the Related Documents;

(N)                               not acquire the securities of any AerCap Entity or any Affiliate thereof; and

(O)                               cause its Board of Directors and any officers, managers, agents and other representatives of the Issuer or such Issuer Subsidiary, as applicable, to act at all times with respect to the Issuer or such Issuer subsidiary, as the case may be, consistently and in furtherance of the foregoing and in compliance with applicable law.

(r)                                    Tombo Aircraft. Unless the Aircraft subject to a Tombo Lease remains registered on the aircraft register of Japan, the Issuer shall cause the relevant Issuer Subsidiary to exercise the purchase option with respect to the Tombo Aircraft at the expiration of the Tombo Lease.

(s)                                  Jersey Filings. The Issuer shall file a copy of this Indenture with the Registrar of Companies in Jersey within five Business Days after the Second Closing Date.

(t)                                    Independent Director. The Issuer shall cause each of its Subsidiaries (except any trust of which the Issuer or an Issuer Subsidiary is the holder of the beneficial interest) to have at least one Independent Director and, upon the resignation or removal of any Independent Director, the Issuer shall not permit such Independent Director to be replaced without the consent of the Policy Provider (such consent not to be unreasonably withheld).

(u)                                 Registered Office. The Issuer shall cause each of the Issuer Subsidiaries that is incorporated under the laws of Ireland to (a) maintain its registered office in Ireland in accordance with the Irish Companies Acts 1963 to 2005 and every other enactment which is to be read together with any of those Acts and (b) maintain its centre of main interest (as that phrase is used in Article 3(l) of Council Regulation (EC) No. 1346/2000 on Insolvency Proceedings) in Ireland.

Section 5.03                                Operating Covenants. The Issuer covenants with the parties as follows:

(a)                                  Concentration Limits. Without prior written notification to each of the Rating Agencies, a receipt of a written confirmation in advance from Moody’s that such action or transaction in and of itself will not result in the lowering, qualification or withdrawal by Moody’s of its then current credit rating, if any, of any subclass of Notes (such rating, in the case of the Class G Notes, as determined without regard to the Policy) and the prior written consent of the Policy Provider, the Issuer shall not permit any Issuer Subsidiary to lease or re-lease any Aircraft if entering into such proposed Lease would cause the Portfolio to exceed any of the Concentration Limits set forth in Exhibit C hereto (as such limits may be adjusted by the Issuer from time to time, subject to a Rating Agency Confirmation from Moody’s and the prior written consent of the Policy Provider, the “Concentration Limits”). The Issuer shall not permit any Issuer Group Member to lease or re-lease any Aircraft (i) to any Lessee habitually based or domiciled in any of the jurisdictions set forth as “Prohibited” in the last section of the Concentration Limits set forth on Exhibit C hereto and as amended from time to time upon receipt of a Rating Agency Confirmation from Moody’s and the prior written consent of the Policy Provider (each such jurisdiction, a “Prohibited Country”), (ii) enter into any Lease (including any renewal or extension of any existing

Lease) that expressly permits the Lessee to sublease an Aircraft to a sublessee habitually based or domiciled in a Prohibited Country, or (iii) consent to a sublease of an Aircraft to a sublessee of an Aircraft habitually based or domiciled in a Prohibited Country.

(b)                                 Compliance with Law, Maintenance of Permits. The Issuer shall (i) comply, and cause each Issuer Subsidiary to comply, in all material respects with all Applicable Laws, (ii) obtain, and cause each Issuer Subsidiary to obtain, all material governmental (including regulatory) registrations, certificates, licenses, permits and authorizations required for the use and operation of the Aircraft owned by it, including, without limitation, a current certificate of airworthiness for each such Aircraft (issued by the Applicable Aviation Authority and in the appropriate category for the nature of the operations of such Aircraft), except that (A) no certificate of airworthiness shall be required for any Aircraft (x) during any period when such Aircraft is undergoing maintenance, modification or repair, or (y) following the withdrawal or suspension by such Applicable Aviation Authority of certificates of airworthiness in respect of all aircraft of the same model or period of manufacture as such Aircraft (in which case the Issuer shall comply, and cause each Issuer Subsidiary to comply, with all directions of such Applicable Aviation Authority in connection with such withdrawal or suspension), (B) no registrations, certificates, licenses, permits or authorizations required for the use or operation of any Aircraft need be obtained with respect to any period when such Aircraft is not being operated and (C) no such registrations, certificates, licenses, permits or authorizations shall be required to be maintained for any Aircraft that is not the subject of a Lease, except to the extent required under Applicable Laws, (iii) not cause or knowingly permit, directly or indirectly, through any Issuer Subsidiary, any Lessee to operate any Aircraft under any Lease in any material respect contrary to any Applicable Law and (iv) not knowingly permit, directly or indirectly, through any Issuer Subsidiary, any Lessee not to obtain all material governmental (including regulatory) registrations, certificates, licenses, permits and authorizations required for such Lessee’s use and operation of any Aircraft under any operating Lease except as provided, mutatis mutandis, in clauses (ii)(A) and (ii)(B) above.

Notwithstanding the foregoing, no breach of this Section 5.03(b) shall be deemed to have occurred by virtue of any act or omission of a Lessee or sub-lessee, or of any Person which has possession of the Aircraft or any Engine for the purpose of repairs, maintenance, modification or storage, or by virtue of any requisition, seizure, or confiscation of the Aircraft (other than seizure or confiscation arising from a breach by the Issuer or an Issuer Subsidiary of this Section 5.03(b)) (each, a “Third Party Event”); provided that (i) neither the Issuer nor any Issuer Subsidiary consents or has consented to such Third Party Event; and (ii) the Issuer or Issuer Subsidiary which is the lessor or owner of such Aircraft promptly and diligently takes such commercially reasonable actions as a leading international aircraft operating lessor would reasonably take in respect of such Third Party Event, including, as deemed appropriate (taking into account, inter alia, the laws of the jurisdictions in which the Aircraft are located), seeking to compel such Lessee or other relevant Person to remedy such Third Party Event or seeking to repossess the relevant Aircraft or Engine.

(c)                                  Appraisal of Aircraft. The Issuer shall, at least once a year and in no event later than September 30 of each year (commencing in 2008), deliver to the Trustee, the Cash Manager, the Initial Primary Liquidity Facility Provider and the Policy Provider for inclusion in its next Monthly Report (with no obligation of review or inquiry on the part of the Trustee) three appraisals of the Base Value of each of the Aircraft from each of Initial Appraisers or, if any of the Initial Appraisers is unable to provide an appraisal, from the remaining Initial Appraisers and such other independent appraisers that are members of the International Society of Transport Aircraft Trading or similar professional aircraft appraisal organization (each, an “Appraiser”) selected by the Issuer with the prior written consent of the Policy Provider, each such appraisal to be dated within 30 days prior to its delivery to the Trustee and the Policy Provider.

(d)                                 Maintenance of Assets. The Issuer shall (i) with respect to each Aircraft and Engine that is subject to a Lease, cause, directly or indirectly, through any Issuer Subsidiary, such Aircraft and Engine to be maintained in a state of repair and condition consistent with the reasonable commercial practice of leading international aircraft operating lessors with respect to similar aircraft under lease, taking into consideration, among other things, the identity of the relevant Lessee (including the credit standing and operating experience thereof), the age and condition of the Aircraft and the jurisdiction in which such Aircraft will be operated or registered under such Lease and (ii) with respect to each Aircraft that is not subject to a Lease, maintain, and cause each Issuer Subsidiary to maintain, such Aircraft in a state of repair and condition consistent with the reasonable commercial practice of leading international aircraft operating lessors with respect to aircraft not under lease. Notwithstanding the foregoing, no breach of this Section 5.03(d) shall be deemed to have occurred by virtue of any Third Party Event; provided that (i) neither the Issuer nor any Issuer Subsidiary consents or has consented to such Third Party Event; and (ii) the Issuer or such Issuer Subsidiary which is the lessor or owner of such Aircraft promptly and diligently takes such commercially reasonable actions as a leading international aircraft operating lessor would reasonably take in respect of such Third Party Event, including as deemed appropriate, seeking to compel such Lessee or other relevant Person to remedy such Third Party Event or seeking to repossess the relevant Aircraft or Engine.

(e)                                  Notification of Trustee, Policy Provider, Initial Primary Liquidity Facility Provider, Administrative Agent and Cash Manager. The Issuer shall notify the Trustee, the Policy Provider, the Administrative Agent, the Initial Primary Liquidity Facility Provider and the Cash Manager in writing as soon as the Issuer or any Issuer Subsidiary becomes aware of any loss, theft, damage or destruction to any Current Aircraft, Additional Aircraft or Engine if the potential cost of repair or replacement of such asset (without regard to any insurance claim related thereto) may exceed the lower of $5,000,000 and the damage notification threshold specified in the relevant Lease.

(f)                                    Leases. (i)  The Issuer shall adopt and shall cause the Primary Servicer to utilize the pro forma lease in the form provided to the Issuer on the Second Closing Date as such pro forma lease agreement or agreements may be revised for purposes of the Issuer Group specifically or generally from time to time by the Primary Servicer in a manner consistent with the Primary Servicer’s “Standard of Care” (as defined in the Servicing Agreement) and in accordance with the procedure set forth in clause (f)(iv) of this Section 5.03 (the “Servicer’s Pro Forma Lease”), for use by the Primary Servicer on behalf of the Issuer or any Issuer Subsidiary as a starting point in the negotiation of Future Leases with Persons who are not Issuer Group Members; provided, however, that with respect to any Future Lease entered into in connection with (x) the renewal or extension of a Current Lease, (y) the leasing of an Aircraft to a Person that is or was a Lessee under a Current Lease or (z) the leasing of an Aircraft to a Person that is or was the lessee under an operating lease of an aircraft that is being managed or serviced by the Primary Servicer (such Future Lease, a “Renewal Lease”), a form of lease substantially similar to such Current Lease or operating lease (a “Precedent Lease”), as the case may be, may be used by the Primary Servicer in lieu of the Servicer’s Pro Forma Lease on behalf of the Issuer or any Issuer Subsidiary as a starting point in the negotiation of such Future Lease with Persons who are not Issuer Group Members.

(ii)                                  Provided that the Primary Servicer commences the negotiation of a lease of any Aircraft in accordance with clause (i) above, the terms of any executed Lease may vary from the terms of the Servicer’s Pro Forma Lease or the Precedent Lease employed by the Primary Servicer in accordance with such clauses. It is the intention of the parties that following the execution and delivery of any Lease with respect to Aircraft the Primary Servicer shall deliver a copy of the executed Lease, together with a copy thereof marked to reflect changes from the precedent employed in accordance with the foregoing procedures, to the Policy Provider and, if requested by the Issuer, to the Issuer within 20 Business Days of such execution and delivery.

(iii)                               60 days prior to each anniversary of the Second Closing Date for purposes of the annual review of the Servicer’s Pro Forma Lease (the “Annual Review”), the Primary Servicer shall provide the Issuer, the Policy Provider, the Initial Primary Liquidity Facility Provider and the Administrative Agent with a copy of the Revisions (as defined below) made since the last Annual Review, or, in the case of the first Annual Review, since the Second Closing Date. At each Annual Review, the Issuer may propose amendments to the Servicer’s Pro Forma Lease (provided that the Issuer may not propose amendments which would require the Primary Servicer to obtain lease terms which are not reasonably commercially available) and the Primary Servicer shall revise the Servicer’s Pro Forma Lease in accordance with such proposed amendments. The Issuer may take independent advice as to whether any such amendments should be made.

(iv)                              At any time and from time to time the Primary Servicer may make revisions (the “Revisions”) to the Servicer’s Pro Forma Lease to conform it to the Primary Servicer’s then current pro forma lease used in its Own Business (as defined in the Servicing Agreement) and shall commence the negotiation of any Lease thereafter with the Servicer’s Pro Forma Lease as so revised; provided that the Core Lease Provisions and the specific terms of the Core Lease Provisions of the Servicer’s Pro Forma Lease may not be amended without the prior written consent of the Policy Provider and the Issuer. The Issuer shall not enter into, and shall not permit any Issuer Subsidiary to enter into, any Future Lease the rental payments under which are denominated in a currency other than U.S. dollars without a Rating Agency Confirmation and the prior written consent of the Policy Provider.

(g)                                 Opinions. The Issuer shall not enter into, and shall not permit any Issuer Subsidiary to enter into, any Future Lease with any Person that is not an Issuer Group Member or change the jurisdiction of registration of any Aircraft that is subject to a Lease, unless, upon entering into such Future Lease or changing the jurisdiction of registration of such Aircraft (or within a commercially reasonable period thereafter), the Primary Servicer obtains such legal opinions, if any, with regard to compliance with the registration requirements of the relevant jurisdiction, enforceability of the Future Lease, matters relating to the Cape Town Convention (if applicable) and such other matters customary for such transactions to the extent that receiving such legal opinions is consistent with the reasonable commercial practice of leading international aircraft operating lessors.

(h)                                 Insurance. The Issuer shall maintain or cause, directly or indirectly through the Issuer Subsidiaries, to be maintained with reputable and responsible insurers or, provided that the applicable insurance policy contains a cut-through clause requiring the reinsurers to pay the insured directly (other than in any instances where local law requirements mandate otherwise), with insurers that maintain relevant reinsurance with reputable and responsible reinsurers (i) airline hull insurance for each Aircraft in an amount at least equal to the Note Target Price (except that such amount may be less than the Note Target Price if a Rating Agency Confirmation and the prior written consent of the Policy Provider has been obtained) for such Aircraft (or the equivalent thereof from time to time if such insurance is denominated in a currency other than U.S. dollars) and (ii) airline liability insurance for each Aircraft and occurrence in an amount at least equal to the relevant amount set forth on Exhibit D hereto for each model of aircraft and as amended from time to time with the approval of the Rating Agencies and the prior written consent of the Policy Provider and (iii) airline repossession insurance (“Repossession Insurance”) for each Aircraft subject to a Lease to a Lessee habitually based or domiciled in a jurisdiction set forth under the “Repossession Guidelines” set forth in Exhibit C hereto, which may be amended from time to time only with the approval of the Rating Agencies and the prior written consent of the Policy Provider, in an amount at least equal to the Note Target Price (or the equivalent thereof from time to time if such insurance is denominated in a currency other than U.S. dollars) for such Aircraft; provided, further, that with respect to any such insurance for any Aircraft subject to a Lease, such insurance may be subject to commercially reasonable deductible and self-insurance arrangements (taking into account, inter alia, the creditworthiness and experience of the Lessee, if any, the type of aircraft and market practices in the aircraft insurance industry generally). The coverage and terms (including endorsements, deductibles and self-insurance arrangements) of any insurance maintained with respect to any Aircraft not subject to a Lease shall be substantially consistent with the commercial practices of leading international aircraft operating lessors regarding similar aircraft. In determining the amount of insurance required to be maintained by this Section 5.03(h), the Issuer may take into account any indemnification from, or insurance provided by, any governmental, supranational or inter-governmental authority or agency (other than, with respect to Repossession Insurance, any governmental authority or agency of any jurisdiction for which Repossession Insurance must be obtained), the sovereign foreign currency debt rating of which is rated at least A-, or the equivalent, by at least one of the Rating Agencies (provided that such credit rating requirement shall not apply in the case of any War Risk Coverage), against any risk with respect to an Aircraft at least in an amount which, when added to the amount of insurance against such risk maintained by the Issuer (or which the Issuer has caused to be maintained), shall be at least equal to the amount of insurance against such risk otherwise required by this Section 5.03(h) (taking into account self-insurance permitted by this Section 5.03(h)). Any such indemnification or insurance provided by such government shall provide substantially similar protection as the insurance required by this Section 5.03(h).

The Issuer shall cause, or shall cause the applicable Issuer Subsidiary to cause, each Lessee to be obligated under its respective Lease to maintain War Risk Coverage as part of the insurance requirements in such Lease. The Issuer shall cause, or shall cause the applicable Issuer Subsidiary to cause, each Lessee to maintain War Risk Coverage in accordance with the requirements set forth in Exhibit D hereto. In the event that a Lessee does not maintain such requisite level of War Risk Coverage or allows such War Risk Coverage to lapse, the Issuer shall cause the applicable Issuer Subsidiary lessor to immediately bring enforcement proceedings against the applicable Lessee under the terms of the applicable Lease to repossess the applicable Aircraft and use its best efforts to ensure that such Aircraft does not operate without War Risk Coverage at such required levels; provided, however, that so long as the Issuer is in compliance with the requirements set forth in the next succeeding sentence and the applicable Lessee is not otherwise in default under the related Lease, the Issuer shall have 180 days to cause, or to cause the applicable Issuer Subsidiary lessor to cause, the Lessee to comply with the insurance requirements set forth herein and under the Lease prior to bringing any such enforcement proceedings; provided further, that if, for any reason, neither the Issuer nor the applicable Issuer Subsidiary lessor has a right under the applicable Lease to require a Lessee to maintain War Risk Coverage at the requisite levels, the Issuer shall nevertheless be obligated to cause such Lessee to maintain War Risk Coverage at the requisite levels described in Exhibit D hereto (by negotiating in good faith with such Lessee or otherwise), subject only to the additional time provided in the immediately preceding proviso if the Issuer is in compliance with requirements set forth in the next succeeding sentence and the applicable Lessee is not otherwise in default under the related Lease. The Issuer shall carry contingent and excess War Risk Coverage in accordance with the requirements set forth in Exhibit D hereto.

The obligations set forth in the foregoing paragraph may be waived upon receipt of the prior written consent of the Policy Provider and the receipt of a Rating Agency Confirmation from Moody’s.

(i)                                     Indemnity. The Issuer shall, and shall cause each Issuer Subsidiary to, include in each Lease between the Issuer or such Issuer Subsidiary and a Person who is not an Issuer Group Member an indemnity from such Person in respect of any losses or liabilities arising from the use or operation of the Aircraft during the term of such Lease, subject to such exceptions, limitations and qualifications as are consistent with the reasonable commercial practice of leading international aircraft operating lessors.

Section 5.04                                Compliance Through Agents. The Issuer shall be entitled to delegate the performance of any of its covenants hereunder to one or more Service Providers pursuant to one or more

Related Documents entered into in accordance with the terms of this Indenture so long as each such Related Document is subject to the Lien of the Security Trust Agreement. Nothing in this Section 5.04 is intended to, or shall, relieve the Issuer from any liability or consequences hereunder arising from the failure of the Issuer or any such Service Provider to perform any such covenant strictly in accordance with the terms of this Indenture.

ARTICLE VI

THE TRUSTEE

Section 6.01                                Acceptance of Trusts and Duties. The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein. The Trustee accepts the trusts hereby created and applicable to it and agrees to perform the same but only upon the terms of this Indenture and the TIA and agrees to receive and disburse all moneys received by it in accordance with the terms hereof. The Trustee in its individual capacity shall not be answerable or accountable under any circumstances, except for its own willful misconduct or negligence or breach of any of its representations or warranties set forth herein and the Trustee shall not be liable for any action or inaction of the Issuer or any other parties to any of the Related Documents. The fees and out-of-pocket expenses of the Trustee shall be Expenses of the Issuer.

Section 6.02                                Absence of Duties. Except in accordance with written instructions or requests furnished hereunder, the Trustee shall have no duty to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of any Lessee.

Section 6.03                                Representations or Warranties. The Trustee does not make and shall not be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Indenture, the Securities or any other document or instrument or as to the correctness of any statement contained in any thereof, except that the Trustee in its individual capacity hereby represents and warrants (i) that each such specified document to which it is a party has been or will be duly executed and delivered by one of its officers who is and will be duly authorized to execute and deliver such document on its behalf, and (ii) this Indenture is the legal, valid and binding obligation of Deutsche Bank Trust Company Americas, enforceable against Deutsche Bank Trust Company Americas in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally.

Section 6.04                                Reliance; Agents; Advice of Counsel. The Trustee may conclusively rely and shall be fully protected and incur no liability to anyone in acting or refraining from acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Trustee shall have no obligation to confirm the veracity of the content of any such item provided to it (absent manifest error). The Trustee may accept a copy of a resolution of, in the case of the Issuer, the Directors and, in the case of any other party to any Related Document, the governing body of such Person, certified in an accompanying Officer’s Certificate as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically described herein, the Trustee shall be entitled to receive and may for all purposes hereof conclusively rely on a certificate, signed by an officer of any duly authorized Person, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. The Trustee shall furnish to the Administrative Agent upon written request such information and copies of such documents as the Trustee may have and as are necessary for the Administrative Agent to perform its duties under Articles II and III hereof. The Trustee shall assume, and shall be fully protected in assuming, that the Issuer is authorized by its constitutional documents to enter into this Indenture and to take all action permitted to be taken by it pursuant to the provisions hereof, and shall not inquire into the authorization of the Issuer with respect thereto.

The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Controlling Party, in accordance with Section 4.12 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

The Trustee may consult with counsel as to any matter relating to this Indenture and any Opinion of Counsel or any advice of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel.

The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be Incurred therein or thereby (the basis of such costs, expense or liability, if in respect of any third party liability, shall be supported by an Opinion of Counsel).

The Trustee shall not be required to expend or risk its own funds or otherwise Incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Indenture shall in any event require the Trustee to perform, or be responsible or liable for the manner of performance of, any obligations of the Issuer or the Administrative Agent under this Indenture or any of the Related Documents.

The Trustee shall not be liable for any Costs or Taxes (except for Taxes relating to any compensation, fees or commissions of any entity acting in its capacity as Trustee hereunder) or in connection with the selection of Permitted Account Investments or for any investment losses resulting from Permitted Account Investments.

When the Trustee Incurs expenses or renders services in connection with an Event of Default specified in Section 4.01(e) or 4.01(f), such expenses (including the fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law or law relating to creditors’ rights generally.

The Trustee shall not be charged with knowledge of an Event of Default unless a Responsible Officer of the Trustee obtains actual knowledge of such event or the Trustee receives written notice of such event from the Issuer, the Administrative Agent or any Holder.

The Trustee shall have no duty to monitor the performance of the Issuer, the Cash Manager or any other party to the Related Documents, nor shall it have any liability in connection with the malfeasance or nonfeasance by such parties. The Trustee shall have no liability in connection with the appointment of the Administrative Agent or compliance by the Issuer, the Administrative Agent and the Cash Manager or any lessee under a Lease with statutory or regulatory requirements related to any Aircraft or any Lease. The Trustee shall have no obligation, or liability in respect thereto, to verify or recalculate any of the determinations made by the Administrative Agent pursuant to the Related Documents. The Trustee shall not make or be deemed to have made any representations or warranties with respect to any Aircraft or any Lease or the validity or sufficiency of any assignment or other disposition of any Aircraft or any Lease.

Section 6.05                                No Compensation from Holders. The Trustee agrees that it shall have no right against the Holders, the Policy Provider or, except as provided in Article III, the property of the Issuer, for any fee as compensation for its services hereunder.

Section 6.06                                Notice of Defaults. As promptly as practicable after, and in any event within 30 days after, the occurrence of any Default or Event of Default, the Trustee shall transmit by mail to the Issuer, any Paying Agent, the Cash Manager, the Policy Provider, the Initial Primary Liquidity Facility Provider, the Rating Agencies and the Holders holding Notes of the related subclass, notice of such Default or Event of Default actually known to a Responsible Officer of the Trustee, unless such Default or Event of Default shall have been cured or waived; provided, however, that, except in the case of a Default or Event of Default on the payment of the interest on or principal or Redemption Price of any Note, the Trustee shall be fully protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the best interests of the Holders of the related class; provided further that the Trustee shall in any event notify the Policy Provider and the Initial Primary Liquidity Facility Provider of any such Default or Event of Default.

Section 6.07                                May Hold Securities. The Trustee, any Paying Agent, the Registrar or any of their Affiliates or any other agent in their respective individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 310(b) and 311 of the TIA, may otherwise deal with the Issuer with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

Section 6.08                                Corporate Trustee Required; Eligibility. There shall at all times be a Trustee which shall be eligible to act as a trustee under Section 310(a) of the TIA and shall meet the Eligibility Requirements. If such corporation publishes reports of conditions at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 6.08, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published.

In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.08 to act as Trustee, the Trustee shall resign immediately as Trustee in the manner and with the effect specified in Section 7.01.

Section 6.09                                Disqualification of Trustee. If this Indenture is qualified under the TIA, the Trustee shall be subject to the provisions of Section 310(b) of the TIA during the period of time provided for therein. If this Indenture has been qualified under the TIA and the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the second to last paragraph of Section 310(b) of the TIA.

Section 6.10                                Preferential Collection of Claims Against Issuer. The Trustee shall comply with Section 311(a) of the TIA as if this Indenture were required to be qualified under the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent applicable and to the extent indicated therein.

Section 6.11                                Reports by the Issuer. The Issuer shall furnish to the Trustee, within 120 days after the end of each fiscal year, a brief certificate from a Director as to his or her knowledge of the Issuer’s compliance with all conditions and covenants under this Indenture (it being understood that for purposes of this Section 6.11, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture).

Section 6.12                                Holder Lists. The Issuer will furnish or cause to be furnished to the Trustee with respect to the Notes of each class:

(a)                                  semi-annually, not later than 15 days after such semi-annual dates as may be specified by the Trustee, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such semi-annual date, as the case may be, and

(b)                                 at such other times as the Trustee may request in writing, within 30 days after the receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, excluding from any such list names and addresses received by the Trustee in its capacity as Registrar.

Section 6.13                                Preservation of Information; Communications to Holders. (a)  The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 6.12 and the names and addresses of Holders received by the Trustee in its capacity as Registrar. The Trustee may destroy any list furnished to it as provided in Section 6.12 upon receipt of a new list so furnished.

(b)                                 If three or more Holders of Notes of any subclass (hereinafter referred to as “applicants”) apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Note of such subclass for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Notes of such subclass or with the Holders of all Notes with respect to their rights under this Indenture or under such Notes and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either:

(i)                                     afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 6.13(a), or

(ii)                                  inform such applicants as to the approximate number of Holders of Notes of such subclass or all Notes, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 6.13(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder of a Note of such subclass or to all Holders, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 6.13(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses in connection with such mailing.

(c)                                  Every Holder of Notes, by receiving and holding the same, agrees with the Issuer and the Trustee that neither the Issuer nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 6.13(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 6.13(b).

Section 6.14                                Tax Matters. The Trustee will comply with all withholding, backup withholding and information reporting requirements under the Code and the U.S. Treasury Regulations promulgated thereunder (including, but not limited to, the collection of Internal Revenue Service Forms W-8 and W-9 and the filing of Internal Revenue Service Forms 1042, 1042S and 1099).

ARTICLE VII

SUCCESSOR TRUSTEES

Section 7.01                                Resignation and Removal of Trustee. The Trustee may resign as to all or any of the subclasses of the Notes at any time without cause by giving at least 90 days’ prior written notice to the Issuer, the Policy Provider, the Initial Primary Liquidity Facility Provider the Administrative Agent, the Cash Manager, the Servicer and the Holders, such resignation to be effective only upon the acceptance of the appointment by a successor Trustee. Holders of a majority of the Outstanding Principal Balance of any subclass of the Notes (or, with respect to any subclass of Class G Notes, either the Policy Provider or the Initial Primary Liquidity Facility Provider, as applicable, so long as it is the Controlling Party) may at any time remove the Trustee as to such subclass without cause by an instrument in writing delivered to the Issuer, the Administrative Agent, the Cash Manager, the Servicer, the Security Trustee, the Senior Trustee and the Trustee being removed, such removal to be effective only upon the acceptance of the appointment by a successor Trustee. In addition, the Issuer may remove the Trustee as to any of the subclasses of the Notes if:  (a) if this Indenture has been qualified under the TIA, such Trustee fails to comply with Section 310 of the TIA after written request therefor by the Issuer or a Holder of the related subclass who has been a bona fide Holder for at least six months, (b) such Trustee fails to comply with Section 7.02(c), (c) such Trustee is adjudged a bankrupt or an insolvent, (d) a receiver or public officer takes charge of such Trustee or its property or (e) such Trustee becomes incapable of acting. References to the Trustee in this Indenture include any successor Trustee as to all or any of the subclasses of the Notes appointed in accordance with this Article VII.

Section 7.02                                Appointment of Successor. (a)  In the case of the resignation or removal of the Trustee as to any subclass of the Notes under Section 7.01, the Issuer shall promptly appoint a successor Trustee as to such subclass; provided that a majority of the Outstanding Principal Balance of such subclass of the Notes may appoint, within one year after such resignation or removal, a successor Trustee as to such subclass which may be other than the successor Trustee appointed by the Issuer, and such successor Trustee appointed by the Issuer shall be superseded by the successor Trustee so appointed by the Holders. If a successor Trustee as to any subclass of the Notes shall not have been appointed and accepted its appointment hereunder within 60 days after the Trustee gives notice of resignation as to such subclass, the retiring Trustee, the Issuer, the Administrative Agent, the Cash Manager, the Servicer, the Policy Provider, the Initial Primary Liquidity Facility Provider or a majority of the Outstanding Principal Balance of such subclass of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee as to such subclass. Any successor Trustee so appointed by such court shall immediately and without further act be superseded by any successor Trustee appointed as provided in the first sentence of this paragraph within one year from the date of the appointment by such court.

(b)                                 Any successor Trustee as to any subclass of the Notes, however appointed, shall execute and deliver to the Issuer, the Administrative Agent, the Cash Manager, the Servicer and the predecessor Trustee as to such subclass an instrument accepting such appointment (with a copy to the Rating Agencies), and thereupon such successor Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of such predecessor Trustee hereunder in the trusts hereunder applicable to it with like effect as if originally named the Trustee as to such subclass herein; provided that, upon the written request of such successor Trustee, such predecessor Trustee shall, upon payment of all amounts due and owing to it, execute and deliver an instrument transferring to such successor Trustee, upon the trusts herein expressed applicable to it, all the estates, properties, rights, powers and trusts of such predecessor Trustee, and such predecessor Trustee shall duly assign, transfer, deliver and pay over to such successor Trustee all moneys or other property then held by such predecessor Trustee hereunder solely for the benefit of such subclass of the Notes.

(c)                                  If a successor Trustee is appointed with respect to one or more (but not all) subclasses of the Notes, the Issuer, the predecessor Trustee and each successor Trustee with respect to each subclass of Notes shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the subclasses of Notes as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the Notes hereunder by more than one Trustee.

(d)                                 Each Trustee shall be an Eligible Institution and shall meet the Eligibility Requirements, if there be such an institution willing, able and legally qualified to perform the duties of a Trustee hereunder; provided that the Rating Agencies shall receive notice of any replacement Trustee.

(e)                                  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation to which substantially all the business of the Trustee may be transferred, shall, subject to the terms of paragraph (c) of this Section, be the Trustee under this Indenture without further act.

ARTICLE VIII

INDEMNITY

Section 8.01                                Indemnity. The Issuer shall indemnify the Trustee (and its officers, directors, employees and agents) for, and hold it harmless against, any loss, liability or expense Incurred by it without negligence or bad faith on its part in connection with the acceptance or administration of this Indenture and its duties under this Indenture, the Notes and the other Related Documents, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties and hold it harmless against, any loss, liability or reasonable expense Incurred without negligence or bad faith on its part, arising out of or in connection with actions taken or omitted to be taken in reliance on any Officer’s Certificate furnished hereunder, or the failure to furnish any such Officers’ Certificate required to be furnished hereunder. The Trustee shall notify the Issuer, the Rating Agencies, the Policy Provider and the Initial Primary Liquidity Facility Provider promptly of any claim asserted against the Trustee for which it may seek indemnity; provided, however, that failure to provide such notice shall not invalidate any right to indemnity hereunder. The Issuer shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuer shall pay reasonable fees and expenses of such counsel. The Issuer need not pay for any settlements made without its consent; provided that such consent shall not be unreasonably withheld or delayed. The Issuer need not reimburse any expense or indemnity against any loss or liability Incurred by the Trustee through negligence or bad faith. The provisions of this Section 8.01 and Section 8.02 shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee.

Section 8.02                                Holders’ Indemnity. The Trustee shall be entitled to be indemnified (except with respect to losses, damages or obligations arising from the Trustee’s negligence or bad faith) by the Holders of any subclass of the Notes before proceeding to exercise any right or power under this Indenture or the Cash Management Agreement at the request or direction of such Holders (the basis of any loss, damage or obligation, if in respect of any third party liability, should be supported by an Opinion of Counsel).

ARTICLE IX

MODIFICATION

Section 9.01                                Modification with Consent of Holders, the Policy Provider, the Initial Primary Liquidity Facility Provider. With the consent of Holders of a majority of the Outstanding Principal Balance of the Notes on the date of any vote of such Holders (voting as a single class) and the Policy Provider, the Initial Primary Liquidity Facility Provider, the Issuer, when authorized by a Board Resolution and after the receipt of a Rating Agency Confirmation, may amend or modify this Indenture or the Notes; provided that, any amendment may modify Sections 5.02(g) and (i) and 5.03 of this Indenture without the consent of the Initial Primary Liquidity Facility Provider unless such amendment is with respect to a provision which includes the Initial Primary Liquidity Facility Provider’s right of consent or approval thereunder; provided further that, without the consent of the Policy Provider, each provider of an Eligible Credit Facility and each Holder of any Notes, in each instance affected thereby, no such amendment may, except as otherwise provided in Section 3.12, modify the provisions of this Indenture or the Notes setting forth the frequency or the currency of payment of, the maturity of, or the method of calculation of the amount of, any interest, principal, or Redemption Price, Policy Redemption Premium or Policy Premium, if any, payable in respect of any subclass of Notes, or reduce the percentage of the aggregate Outstanding Principal Balance of any subclass of Notes required to approve any amendment or waiver of this Section 9.01 or, except as otherwise provided in Section 3.10, alter the manner or priority of payment of such subclass of Notes (each, a “Basic Terms Modification”).

It shall not be necessary for the consent of the Holders and each provider of an Eligible Credit Facility under this Section 9.01 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof; provided, however that it shall be necessary for the Policy Provider, the Initial Primary Liquidity Facility Provider to approve the particular form of any proposed amendment or waiver. Any such modification approved by the required Holders of any class or subclass of Notes will be binding on the Holders of the relevant class or subclass of Notes and each party to this Indenture.

The Issuer shall give each Rating Agency, the Policy Provider, the Initial Primary Liquidity Facility Provider, each provider of an Eligible Credit Facility and any paying agent, prior notice of any amendment under this Section 9.01, and, after an amendment under this Section 9.01 becomes effective, the Issuer shall mail to the Holders, the Policy Provider, the Initial Primary Liquidity Facility Provider, each provider of an Eligible Credit Facility and the Rating Agencies a notice briefly describing such amendment. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment.

After an amendment under this Section 9.01 becomes effective, it shall bind every Holder whether or not notation thereof is made on any Note held by such Holder.

Section 9.02                                Modification Without Consent of Holders, Providers of Eligible Credit Facilities and the Policy Provider. Subject to Section 9.01, the Trustee may agree with the Issuer, without the consent of any Holder or any provider of an Eligible Credit Facility (but in the case of clauses (c) and (d) below, with the consent of the Policy Provider and further, in the case of clause (c) below, with the consent of the Initial Primary Liquidity Facility Provider), (a) to any modification (other than a Basic Terms Modification) of, or the waiver or authorization of any breach or prospective breach of, any provision of any Related Document or of the relevant subclass of Notes to correct a manifest error or an error which is of a formal, minor or technical nature, (b) to modify the provisions of this Indenture or the Cash Management Agreement relating to the timing of movement of Rental Payments or other monies received or Expenses Incurred among the Accounts by the Cash Manager, (c) to add or replace any Eligible Credit Facility, (d) to any amendment, supplement or modification (other than a Basic Terms Modification) of any Related Document necessary or advisable to facilitate the issuance of Refinancing Notes and/or Additional Notes and related acquisition of Additional Aircraft (subject to receipt of a Rating Agency Confirmation), including to provide for credit support for such Refinancing Notes and/or Additional Notes substantially similar to the Policy (which credit support may be provided by a Person other than the Policy Provider) and to incorporate mechanics for multiple “Policies” and, if applicable, multiple “Policy Providers”, (e) in the case of any Related Document other than this Indenture, the Notes or the Security Trust Agreement, as provided in Section 5.02(a) or (f) to comply with the requirements of the Commission in connection with the qualification of this Indenture under the TIA. The Rating Agencies and any paying agent shall be given prior notice of any such modification, and such modification shall be notified to the Holders as soon as practicable thereafter and shall be binding on all the Holders.

Upon any such modification, the Issuer shall deliver to the Holders, the Trustee, the Policy Provider and the Initial Primary Liquidity Facility Provider a certificate of the Issuer certifying that such modification will not adversely affect the Holders, the Policy Provider or the Initial Primary Liquidity Facility Provider, except that the Issuer shall not be required to make such certification to any such Person if such Person’s prior consent is required to make such modification.

In addition, the Issuer may, without providing the certificate mentioned in the preceding paragraph, and without the consent of the Trustee, any Holder or any provider of an Eligible Credit Facility, the Policy Provider, or the Initial Primary Liquidity Facility Provider or any other party, cause the Notes to be admitted to the Official List of the Irish Stock Exchange and to trading on its unregulated market.

Section 9.03                                Subordination and Priority of Payments. The subordination provisions contained in Section 3.09, Section 3.10 and Article X may not be amended or modified without the consent of the Policy Provider (so long as any Class G Notes remain outstanding or any Policy Provider Obligations remain due and owing), each provider of an Eligible Credit Facility, each Holder of the subclass of Notes affected thereby and each Holder of any subclass of Notes ranking senior thereto. In no event shall the provisions set forth in Section 3.09 relating to the priority of the Expenses, Senior Hedge Payments and payments under all Eligible Credit Facilities be amended or modified.

Section 9.04                                Execution of Amendments by Trustee. In executing, or accepting the additional trusts created by, any amendment or modification to this Indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee’s own rights, duties, immunities or indemnities under this Indenture or otherwise.

ARTICLE X

SUBORDINATION

Section 10.01                          Subordination of the Securities and Other Subordinated Obligations. (a)  (i) The Issuer, each Holder (by its acceptance of its Note) and each other Secured Party (by its acceptance of the benefits of the Security Trust Agreement) agree that the Securities and the other Obligations shall be subject to the provisions of this Article X and, in the case of the Secured Obligations, to the provisions of Article VII of the Security Trust Agreement and (ii) each Junior Claimant (and each Junior Representative of any thereof) agrees for the benefit of each Senior Claimant (and the Controlling Party and the Trustee acting therefor) that each Junior Claim shall be subordinated fully in right of payment to each Senior Claim as provided in Section 3.09, Section 3.10 (if applicable), this Article X and Article VII of the Security Trust Agreement.

(b)                                 For the purposes of this Agreement, no Senior Claims shall be deemed to have been paid in full until and unless the Senior Claimant (or the Trustee therefor) of such Senior Claims shall have received payment in full in cash of such Senior Claims.

(c)                                  All payments or distributions upon or with respect to any Obligations that are received by any Junior Claimant (or any Junior Representative thereof) contrary to the provisions of this Indenture or in excess of the amounts to which such Junior Claimant is entitled under Section 3.09 shall be received for the benefit of the Senior Claimant, shall be segregated from other funds and property held by such Junior Claimant (or any Junior Representative thereof) and shall be forthwith paid over to the Trustee in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to or held as collateral (in the case of non-cash property or securities) for the payment or prepayment of the Senior Claims in accordance with the terms hereof.

(d)                                 Notwithstanding anything contained herein to the contrary, payments (i) deposited in any Cash Collateral Account or drawn under any Eligible Credit Facility (as provided in Section 3.13 or Section 3.14), (ii) drawn under the Policy or (iii) deposited in the Defeasance/Redemption Account (or, in the case of a Refinancing, the Refinancing Account) in respect of a Redemption under Section 3.11 or in respect of the defeasance of Notes pursuant to Article XI shall not be subordinated to the prior payment of any Senior Claimants in respect of any Senior Claims or subject to any other restrictions set forth in this Article X and Article VII of the Security Trust Agreement, and none of the Holders shall be obligated to pay over any payments from any such property to the Security Trustee or any other creditor of any of the Grantors (as defined in the Security Trust Agreement).

(e)                                  The Senior Representative is hereby authorized to demand specific performance of the provisions of this Article X at any time when any Junior Claimant (or any Junior Representative thereof) shall have failed to comply with any of such provisions applicable to them. The Junior Claimants (and each Junior Representative thereof) hereby irrevocably waive any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

Section 10.02                          Rights of Subrogation. The Junior Claimants (and each Junior Representative thereof) agree that no payment or distributions to any Senior Claimant (or the Trustee therefor) pursuant to the provisions of this Indenture shall entitle any Junior Claimant (or any Junior Representative thereof) to exercise any rights of subrogation in respect thereof until all Obligations constituting Senior Claims with respect to such Person shall have been paid in full.

Section 10.03                          Further Assurances of Junior Representatives. Each of the Junior Representatives shall, at the expense of the Issuer, at any time and from time to time promptly execute and deliver all further instruments and documents, and take all further action, that the Controlling Party may reasonably request, in order to effectuate the provisions of this Article X.

Section 10.04                          Enforcement. Each Junior Claimant (and the Junior Representative therefor) agrees that the provisions of this Article X shall be enforceable against it under all circumstances, including without limitation in any proceeding referred to in Sections 4.01(e) and 4.01(f).

Section 10.05                          Continued Effectiveness. The provisions of this Article X shall continue to be effective or shall be revived or reinstated, as the case may be, if at any time any payment of any of the Senior Claims is rescinded or must otherwise be returned by any Senior Claimant upon the insolvency, bankruptcy or reorganization of any Issuer Group Member, or otherwise, all as though such payment had not been made.

Section 10.06                          Senior Claims and Junior Claims Unimpaired. Nothing in this Article X shall impair, as between the Issuer and any Senior Claimant or any Junior Claimant, the obligations of the Issuer to such Person, including without limitation the Senior Claims and the Junior Claims; provided that it is understood that the enforcement of rights and remedies shall be subject to the terms of this Indenture and the Security Trust Agreement.

ARTICLE XI

DISCHARGE OF INDENTURE; DEFEASANCE

Section 11.01                          Discharge of Liability on the Notes; Defeasance. (a)  When (i) the Issuer delivers to the Trustee all Outstanding Notes (other than Notes that have been lost, stolen or destroyed and that have been replaced pursuant to Section 2.08) for cancellation or (ii) all Outstanding Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Section 3.11(c) and the Issuer irrevocably deposits in the Defeasance/Redemption Account funds sufficient to pay at maturity or upon redemption all Outstanding Notes, including interest thereon to maturity or the Redemption Date (other than Notes replaced pursuant to Section 2.08), and if in either case the Issuer pays all other sums payable hereunder by the Issuer, then this Indenture shall, subject to Section 11.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Issuer accompanied by an Officers’ Certificate and an Opinion of Counsel, at the cost and expense of the Issuer, to the effect that any conditions precedent to a discharge of this Indenture have been met.

(b)                                 Subject to Sections 11.01(c) and 11.02, the Issuer at any time may terminate (i) all its obligations under the Notes and this Indenture (“Legal Defeasance” option) or (ii) its obligations under Sections 4.01 (other than with respect to a failure to comply with Sections 4.01(a), 4.01(b), 4.01(c), 4.01(e) (only with respect to the Issuer), 4.01(f) (only with respect to the Issuer)), 5.02 and 5.03 (“Covenant Defeasance” option). The Issuer may exercise its Legal Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option.

If the Issuer exercises its Legal Defeasance option, payment of any Notes subject to such Legal Defeasance may not be accelerated because of an Event of Default. If the Issuer exercises its Covenant

Defeasance option, payment of the Notes may not be accelerated because of an Event of Default (other than with respect to a failure to comply with Sections 4.01(a), 4.01(b), 4.01(c), 4.01(e) (other than with respect to the Issuer), 4.01(f) (other than with respect to the Issuer)) and 5.02(n).

Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

(c)                                  Notwithstanding clauses (a) and (b) above, the Issuer’s obligations in Sections 2.01, 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09 and 5.02(n), Article VI, and Sections 8.01, 11.04, 11.05 and 11.06 shall survive until all the Notes have been paid in full. Thereafter, the Issuer’s obligations in Sections 8.01, 11.04 and 11.05 shall survive.

Section 11.02                          Conditions to Defeasance. The Issuer may exercise its Legal Defeasance option or its Covenant Defeasance option only if:

(a)                                  the Issuer irrevocably deposits in trust in the Defeasance/Redemption Account any one or any combination of (i) money, (ii) obligations of, and supported by the full faith and credit of, the U.S. Government (“U.S. Government Obligations”) or (iii) obligations of corporate issuers (“Corporate Obligations”) (provided that any such Corporate Obligations are rated AA+, or the equivalent, or higher, by the Rating Agencies at such time and shall not have a maturity of longer than three years from the date of defeasance) for the payment of all principal or Redemption Price and interest (A) on the Notes or any class or subclass of Notes being defeased, in the case of Legal Defeasance, or (B) on all of the Notes in the case of Covenant Defeasance, in either case, to maturity or redemption, as the case may be;

(b)                                 the Issuer delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations or the Corporate Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due (i) on each class or subclass of Notes being defeased, in the case of Legal Defeasance, or (ii) on all of the Notes in the case of Covenant Defeasance, in either case, to maturity or redemption, as the case may be;

(c)                                  91 days pass after the deposit described in clause (a) above is made and during the 91-day period no Event of Default specified in Section 4.01(e) or (f) with respect to the Issuer occurs which is continuing at the end of the period;

(d)                                 the deposit described in clause (a) above does not constitute a default under any other agreement binding on the Issuer;

(e)                                  the Issuer delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit described in clause (a) does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

(f)                                    in the case of the Legal Defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Issuer has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(g)                                 in the case of the Covenant Defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(h)                                 if the related Notes are then listed on any securities exchange, the Issuer delivers to the Trustee an Opinion of Counsel to the effect that such deposit, defeasance and discharge will not cause such Notes to be delisted;

(i)                                     a Rating Agency Confirmation and the prior written consent of each of the Policy Provider and the Initial Primary Liquidity Facility Provider is obtained relating to the defeasance contemplated by this Section 11.02;

(j)                                     all amounts due and owing to the Policy Provider and the Initial Primary Liquidity Facility Provider have been paid (or provided for under Section 11.02(a)); and

(k)                                  the Issuer delivers to the Trustee an Opinion of Counsel and an Officer’s Certificate that all conditions precedent to such defeasance have been satisfied.

Section 11.03                          Application of Trust Money. The Trustee shall hold in trust in the Defeasance/Redemption Account money, U.S. Government Obligations or Corporate Obligations deposited with it pursuant to this Article XI. It shall apply the deposited money and the money from U.S. Government Obligations or Corporate Obligations in accordance with this Indenture to the payment of principal, premium, if any, and interest on the class or subclass of Notes.

Section 11.04                          Repayment to Issuer. The Trustee shall promptly turn over to the Issuer upon written request any excess money or securities held by it at any time after application of the appropriate defeasance option.

Subject to any applicable abandoned property law, the Trustee shall pay to the Issuer upon written request any money held by it for the payment of principal or interest that remains unclaimed for two years and, thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors.

Section 11.05                          Indemnity for Government Obligations and Corporate Obligations. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or Corporate Obligations, or the principal and interest received on such U.S. Government Obligations or Corporate Obligations.

Section 11.06                          Reinstatement. If the Trustee is unable to apply any money or U.S. Government Obligations or Corporate Obligations in accordance with this Article XI by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application or otherwise, the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article XI until such time as the Trustee is permitted to apply all such money, U.S. Government Obligations or Corporate Obligations in accordance with this Article XI; provided, however, that, if the Issuer has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money, U.S. Government Obligations or Corporate Obligations held by the Trustee.

ARTICLE XII

MISCELLANEOUS

Section 12.01                          Right of Trustee to Perform. If the Issuer for any reason fails to observe or punctually to perform any of its obligations to the Trustee, whether under this Indenture or any of the other Related Documents or otherwise, the Trustee shall have power (but shall have no obligation), on behalf of or in the name of the Issuer or otherwise, to perform such obligations and to take any steps which the Trustee may, in its absolute discretion, consider appropriate with a view to remedying, or mitigating the consequences of, such failure by the Issuer; provided that no exercise or failure to exercise this power by the Trustee shall in any way prejudice the Trustee’s other rights under this Indenture or any of the other Related Documents.

Section 12.02                          Waiver. Any waiver by any party of any provision of this Indenture or any right, remedy or option hereunder shall only prevent and estop such party from thereafter enforcing such provision, right, remedy or option if such waiver is given in writing and only as to the specific instance and for the specific purpose for which such waiver was given. The failure or refusal of any party hereto to insist in any one or more instances, or in a course of dealing, upon the strict performance of any of the terms or provisions of this Indenture by any party hereto or the partial exercise of any right, remedy or option hereunder shall not be construed as a waiver or relinquishment of any such term or provision, but the same shall continue in full force and effect. No failure on the part of the Trustee to exercise, and no delay on its part in exercising, any right or remedy under this Indenture will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Indenture are cumulative and not exclusive of any rights or remedies provided by law. The Trustee shall notify the Paying Agent promptly of any waiver by any party of any provision of this Indenture pursuant to this Section 12.02.

Section 12.03                          Severability. In the event that any provision of this Indenture or the application thereof to any party hereto or to any circumstance or in any jurisdiction governing this Indenture shall, to any extent, be invalid or unenforceable under any applicable statute, regulation or rule of law, then such provision shall be deemed inoperative to the extent that it is invalid or unenforceable and the remainder of this Indenture, and the application of any such invalid or unenforceable provision to the parties, jurisdictions or circumstances other than to whom or to which it is held invalid or unenforceable, shall not be affected thereby nor shall the same affect the validity or enforceability of this Indenture. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by the Trustee hereunder is unavailable or unenforceable shall not affect in any way the ability of the Trustee to pursue any other remedy available to it.

Section 12.04                          Restrictions on Exercise of Certain Rights; Limited Recourse. (a)  Each of the parties hereto (other than the Trustee and, during the continuance of a payment Default with respect to the Senior Class, the Senior Trustee, in its capacity as trustee of such class) hereby agrees with the Trustee that, except as otherwise provided in Section 4.04, it shall not sue for recovery or take any other steps for the purpose of recovering any of the obligations hereunder or any other debts or liabilities whatsoever owing to it by the Issuer or any Issuer Subsidiary. Each of the parties hereto (other than the Trustee) hereby agrees with the Trustee that it shall not take any steps for the purpose of procuring the appointment of an administrative receiver, examiner, receiver or similar officer or the making of an administration order or for instituting any bankruptcy, reorganization, arrangement, insolvency, winding up, liquidation, composition, examination or any like proceedings under the laws of Jersey or any other jurisdiction in respect of either the Issuer or any Issuer Subsidiary or in respect of any of their respective liabilities.

(b)                                 Each of the parties hereto hereby agrees that all amounts payable by the Issuer or any Issuer Subsidiary in respect of the obligations hereunder shall be recoverable only from and to the extent of:

(i)                                     amounts on deposit in the Accounts;

(ii)                                  any other assets of the Issuer and the Issuer Subsidiaries and any proceeds thereof; and

(iii)                               in the case of any payments by way of indemnity to be made by the Issuer pursuant to any Related Document, to any liability insurance proceeds payable in respect of such indemnity obligation on the part of the Issuer; provided that recourse by any such party shall be made first to the relevant insurance in relation thereto, and provided further that any such liability insurance proceeds shall be held in trust for the Person entitled to the relevant indemnity by the recipient thereof, and in consequence the Trustee agrees (A) that it shall look solely to the foregoing property for payment of all amounts payable by the Issuer or any Issuer Subsidiary in respect of the obligations hereunder and that none of the Issuer nor any Issuer Subsidiary shall be otherwise personally liable therefor and (B) that it shall not petition for the bankruptcy, insolvency, winding up, liquidation, reorganization, amalgamation or dissolution of the Issuer or any Issuer Subsidiary; provided that if any such proceeding is commenced by any other Person, the Trustee shall be entitled to join, claim or prove in such proceeding; provided, however, that the foregoing provisions of this Section 12.04(b) shall not:

(1)                                  limit or restrict in any way the accrual of interest on any unpaid amount (although the limitations as to the personal liability of the Issuer and each Issuer Subsidiary shall apply to such interest on such unpaid amount); or

(2)                                  limit or restrict in any way the personal liability of the Issuer or any Issuer Subsidiary for the discharge or its nonmonetary obligations in relation to its covenants, undertakings, representations and warranties (or any monetary obligations arising from any breach thereof) under any Related Document.

Section 12.05                          Notices. All notices, demands, certificates, requests, directions, instructions and communications hereunder (“Notices”) shall be in writing and shall be effective (a) upon receipt when sent through the mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, or (b) one Business Day after delivery to an overnight courier, or (c) on the date personally delivered to an authorized officer of the party to which sent, or (d) on the date transmitted by legible telecopier transmission with a confirmation of receipt, in all cases addressed to the recipient as follows:

if to the Issuer, to:

Aircraft Lease Securitisation Limited

22 Grenville Street

St. Helier

Jersey JE4 8PX

Channel Islands

Attention:  Mourant & Co. Secretaries Limited

      – Company Secretary

Fax:  +44 1534 609 333

with a copy to:

AerCap Administrative Services Limited
AerCap House
Shannon, County Clare
Ireland
Attention:  Company Secretary
Fax:  +353 61 723850

if to Deutsche Bank Trust Company Americas, the Trustee, the Operating Bank, the Security Trustee, the Cash Manager, the Reference Agent, the Registrar or the Paying Agent, to:

Deutsche Bank Trust Company Americas
60 Wall Street
New York, New York  10005
Attention:  Trust and Security Services/
      Structured Finance Services
Fax:  +1-212-553-2461

with a copy to:

Deutsche Bank International Limited
Global Transaction Banking
Trust & Securities Services
Floor 4
St. Paul’s Gate
New Street
Jersey, Channel Islands
Attention:  Mark Rumbold
Fax:  +44 1534 889884

if to the Policy Provider, to:

MBIA Insurance Corporation
113 King Street
Armonk, New York  10504
Attention:  Insured Portfolio Management,
      Structured Finance
Fax:  +1-914-765-3163

if to the Initial Primary Liquidity Facility Provider, to:

Calyon
9, quai du Président Paul Doumer
92920 Paris la Défense Cedex
France
Attention:  Isaac Maria-Martin
Fax:  +33 157 87 17 58

for so long as Deutsche Bank Trust Company Americas shall act as Depositary pursuant to the Deposit Agreement, if to any Holder of a Global Note, to:

Deutsche Bank Trust Company Americas
60 Wall Street
New York, New York 10005
Attention:  Trust and Security Services/
Structured Finance Services
Fax:  +1-212-553-2461

if to any Holder of a Definitive Note, to such Holder at its address set forth in the Register as of the applicable Record Date;

for so long as the Notes are admitted to the Official List of the Irish Stock Exchange and to trading on its unregulated market, if to the Listing Agent or the Irish Paying Agent, to:

in the case of the Listing Agent:

McCann FitzGerald Listing Services Limited
Riverside One
Sir John Rogerson’s Quay
Dublin 2

Ireland
Attention:  Tony Spratt
Fax:  + 353 1 829 0010

and

in the case of the Irish Paying Agent:

Custom House Administration and Corporate Services Limited
25 Eden Quay
Dublin 1
Ireland
Attention:  Evelyn Meenaghan
Fax:  + 353 1 878 0827

A copy of each notice given hereunder to any party hereto shall also be given to each of the other parties hereto. Each party hereto may, by notice given in accordance herewith to each of the other parties hereto, designate any further or different address to which subsequent Notices shall be sent.

Section 12.06                          Assignments; Third Party Beneficiary. This Indenture shall be a continuing obligation of the Issuer and shall (a) be binding upon the Issuer and its successors and assigns and (b) inure to the benefit of and be enforceable by the Trustee, and by its successors, transferees and assigns. The Issuer may not assign any of its obligations under this Indenture, or other than as provided in Section 5.04 delegate any of its duties hereunder. Each Hedge Provider and each provider of an Eligible Credit Facility shall be a third party beneficiary of Sections 3.09, 9.01 and 9.03, as applicable.

Section 12.07                          Currency Conversion. (a)  If any amount is received or recovered by the Cash Manager or the Trustee in respect of this Indenture or any part thereof (whether as a result of the enforcement of the security created under the Security Trust Agreement or pursuant to this Indenture or any judgment or order of any court or in the liquidation or dissolution of the Issuer or by way of damages for any breach of any obligation to make any payment under or in respect of the Issuer’s obligations hereunder or any part thereof or otherwise) in a currency (the “Received Currency”) other than the currency in which such amount was expressed to be payable (the “Agreed Currency”), then the amount in the Received Currency actually received or recovered by the Trustee or the Cash Manager shall, to the fullest extent permitted by Applicable Law, only constitute a discharge to the Issuer to the extent of the amount of the Agreed Currency which the Cash Manager or the Trustee was or would have been able in accordance with its normal procedures to purchase on the date of actual receipt or recovery (or, if that is not practicable, on the next date on which it is so practicable), and, if the amount of the Agreed Currency which the Cash Manager or Trustee is or would have been so able to purchase is less than the amount of the Agreed Currency which was originally payable by the Issuer, the Issuer shall pay to the Cash Manager such amount as the Cash Manager shall determine to be necessary to indemnify the Trustee and the Cash Manager against any loss sustained by it as a result (including the cost of making any such purchase and any premiums, commissions or other charges paid or Incurred in connection therewith) and so that such indemnity, to the fullest extent permitted by Applicable Law, (i) shall constitute a separate and independent obligation of the Issuer distinct from its obligation to discharge the amount which was originally payable by the Issuer and (ii) shall give rise to a separate and independent cause of action and apply irrespective of any indulgence granted by the Cash Manager or the Trustee and continue in full force and effect notwithstanding any judgment, order, claim or proof for a liquidated amount in respect of the amount originally payable by the Issuer or any judgment or order and no proof or evidence of any actual loss shall be required.

(b)                                 For the purpose of or pending the discharge of any of the moneys and liabilities hereby secured the Cash Manager may, or cause the Operating Bank to, convert any moneys received, recovered or realized by the Cash Manager under this Indenture (including the proceeds of any previous conversion under this Section 12.07) or any funds currently maintained in any account hereunder from their existing currency of denomination into the currency of denomination (if different) of such moneys and liabilities and any conversion from one currency to another for the purposes of any of the foregoing shall be made at the Trustee’s then prevailing spot selling rate at its office by which such conversion is made. If not otherwise required to be applied in the Received Currency, the Cash Manager, acting on behalf of the Security Trustee, shall promptly convert any moneys in such Received Currency other than U.S. dollars into U.S. dollars. Each previous reference in this Section 12.07 to a currency extends to funds of that currency and funds of one currency may be converted into different funds of the same currency. The cost and expense of any such conversion shall be added to and reflected in the rate obtained for conversion and in no event shall the Cash Manager or any of its affiliates be liable in respect of the exchange rate obtained for any such conversion or any related cost or expense.

Section 12.08                          Application to Court. The Senior Trustee may at any time after the service of a Default Notice apply to any court of competent jurisdiction for an order that the terms of this Indenture be carried into execution under the direction of such court and for the appointment of a Receiver of the Collateral or any part thereof and for any other order in relation to the administration of this Indenture as the Senior Trustee shall deem fit and it may assent to or approve any application to any court of competent jurisdiction made at the instigation of any of the Holders or the Policy Provider and shall be indemnified by the Issuer against all costs, charges and expenses Incurred by it in relation to any such application or proceedings.

Section 12.09                          Governing Law. THIS INDENTURE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 12.10                          Jurisdiction. (a)  Each of the parties hereto agrees that the United States federal and New York state courts located in the borough of Manhattan in the city of New York shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Indenture and, for such purposes, submits to the jurisdiction of such courts. Each of the parties hereto waives any objection which it might now or hereafter have to the United States federal or New York state courts located in the city of New York being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Indenture and agrees not to claim that any such court is not a convenient or appropriate forum. Each of the parties hereto (except for the Cash Manager, Operating Bank, Trustee and Policy Provider) agrees that the process by which any suit, action or proceeding is begun may be served on it by being delivered in connection with any suit, action or proceeding in the city of New York to Corporation Service Company, with an office on the date hereof at 1133 Avenue of the Americas, Suite 3100, New York, New York 10036, and each of the parties hereby appoints Corporation Service Company its designee, appointee and agent to receive, accept and acknowledge for and on its behalf such service of legal process, with the exception of the Trustee, who hereby consents to receive any such service of process directly at the address set forth in Section 12.05 herein.

(b)                                 The submission to the jurisdiction of the courts referred to in Section 12.10(a) shall not (and shall not be construed so as to) limit the right of the Trustee to take proceedings against the Issuer in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

(c)                                  Each of the parties hereto hereby consents generally in respect of any legal action or proceeding arising out of or in connection with this Indenture to the giving of any relief or the issue of any process in connection with such action or proceeding, including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceeding.

Section 12.11                          Counterparts. This Indenture may be executed in two or more counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

Section 12.12                          Table of Contents, Headings, Etc. The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

Section 12.13                          Compliance with Applicable Anti-Terrorism and Anti-Money Laundering Regulations. In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Regulations”), the Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with it. Accordingly, each of the parties agrees to provide to the Trustee upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with Applicable Regulations.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

AIRCRAFT LEASE SECURITISATION
LIMITED, as the Issuer

By
Name:
Title:

DEUTSCHE BANK TRUST COMPANY
AMERICAS, as the Cash Manager, Operating
Bank and Trustee

By
Name:
Title:

By
Name:
Title:

CALYON,
as the Initial Primary Liquidity Facility Provider

By
Name:
Title:

By
Name:
Title:

MBIA INSURANCE CORPORATION,
as the Policy Provider

By
Name:
Title:

SCHEDULE 1A

INITIAL AIRCRAFT

MSN	Type of Aircraft	Aircraft Owner
016	Airbus A340-300	ALS Irish Aircraft Leasing MSN 16 Limited
030	Airbus A330-300	ALS Irish Aircraft Leasing MSN 30 Limited
037	Airbus A330-300	ALS Irish Aircraft Leasing MSN 37 Limited
045	Airbus A330-300	ALS Irish Aircraft Leasing MSN 45 Limited
215	Airbus A320-200	ALS Irish Aircraft Leasing MSN 215 Limited
226	Airbus A330-200	ALS Irish Aircraft Leasing MSN 226 Limited
244	Airbus A320-200	ALS Irish Aircraft Leasing MSN 244 Limited
258	Airbus A330-200	ALS Irish Aircraft Leasing MSN 258 Limited
270	Airbus A320-200	ALS Irish Aircraft Leasing MSN 270 Limited
326	Airbus A320-200	ALS Irish Aircraft Leasing MSN 326 Limited
344	Airbus A320-200	ALS Irish Aircraft Leasing MSN 344 Limited
361	Airbus A320-200	Aircraft MSN 361 Trust
376	Airbus A320-200	ALS Irish Aircraft Leasing MSN 376 Limited
386	Airbus A320-200	ALS Irish Aircraft Leasing MSN 386 Limited
400	Airbus A320-200	ALS Irish Aircraft Leasing MSN 400 Limited
478	Airbus A320-200	ALS Irish Aircraft Leasing MSN 478 Limited
628	Airbus A320-200	ALS Irish Aircraft Leasing MSN 628 Limited
755	Airbus A300C4-600R	ALS Irish Aircraft Leasing MSN 755 Limited
758	Airbus A300C4-600R	ALS Irish Aircraft Leasing MSN 758 Limited
839	Airbus A320-200	ALS Irish Aircraft Leasing MSN 839 Limited
892	Airbus A320-200	ALS Irish Aircraft Leasing MSN 892 Limited
963	Airbus A321-100	ALS Irish Aircraft Leasing MSN 963 Limited
1008	Airbus A321-100	ALS Irish Aircraft Leasing MSN 1008 Limited
1042	Airbus A321-100	ALS Irish Aircraft Leasing MSN 1042 Limited
1153	Airbus A321-200	ALS Irish Aircraft Leasing MSN 1153 Limited
1204	Airbus A321-100	Aircraft MSN 1204 Trust
1227	Airbus A321-100	Aircraft MSN 1227 Trust
1635	Airbus A320-200	ALS Irish Aircraft Leasing MSN 1635 Limited
1636	Airbus A321-200	ALS Irish Aircraft Leasing MSN 1636 Limited
1668	Airbus A319-100	ALS Irish Aircraft Leasing MSN 1668 Limited
1690	Airbus A321-200	ALS Irish Aircraft Leasing MSN 1690 Limited
1718	Airbus A319-100	ALS Irish Aircraft Leasing MSN 1718 Limited
1726	Airbus A321-200	ALS Irish Aircraft Leasing MSN 1726 Limited
1748	Airbus A321-200	ALS Irish Aircraft Leasing MSN 1748 Limited
24826	Boeing 737-500	ALS Irish Aircraft Leasing MSN 24826 Limited
24827	Boeing 737-500	ALS Irish Aircraft Leasing MSN 24827 Limited
25039	Boeing 737-300	Aircraft MSN 25039 Trust
27306	Boeing 737-400	ALS Irish Aircraft Leasing MSN 27306 Limited
27383	Boeing 737-400	ALS Irish Aircraft Leasing MSN 27383 Limited
28701	Boeing 737-400	ALS Dutch Aircraft Leasing MSN 28701 B.V.
28703	Boeing 737-400	ALS Dutch Aircraft Leasing MSN 28703 B.V.
28704	Boeing 737-400	ALS Dutch Aircraft Leasing MSN 28704 B.V.

1-1

SCHEDULE 1B

NEW AIRCRAFT

MSN	Type of Aircraft	Aircraft Owner
1459	Airbus A320-200	Eden Irish Aircraft Leasing MSN 1459 Limited
1612	Airbus A319-100	Aircraft MSN 1612 Trust
2747	Airbus A320-200	Chameli Aircraft Leasing Limited
2753	Airbus A320-200	Fifi Aircraft Leasing Limited
2981	Airbus A319-100	Eden Irish Aircraft Leasing MSN 2981 Limited
3049	Airbus A319-100	Eden Irish Aircraft Leasing MSN 3049 Limited
25113	Boeing 737-400	Aircraft MSN 25113 Trust
25114	Boeing 737-400	Aircraft MSN 25114 Trust
27135	Boeing 767-300ER	Eden Irish Aircraft Leasing MSN 27135 Limited
28222	Boeing 737-700	Eden Irish Aircraft Leasing MSN 28222 Limited
28230	Boeing 737-800	Eden Irish Aircraft Leasing MSN 28230 Limited
28232	Boeing 737-800	Eden Irish Aircraft Leasing MSN 28232 Limited
28825	Boeing 737-800	Eden Irish Aircraft Leasing MSN 28825 Limited
30757	Boeing 757-200	Eden Irish Aircraft Leasing MSN 30757 Limited
30758	Boeing 757-200	Eden Irish Aircraft Leasing MSN 30758 Limited
30876	Boeing 737-800	Eden Irish Aircraft Leasing MSN 30876 Limited

1-2

SCHEDULE 2

ISSUER SUBSIDIARIES

Entity	Jurisdiction of Incorporation
Aircraft MSN 1204 Trust	Utah, United States
Aircraft MSN 1227 Trust	Utah, United States
Aircraft MSN 1612 Trust	Utah, United States
Aircraft MSN 25039 Trust	Utah, United States
Aircraft MSN 25113 Trust	Utah, United States
Aircraft MSN 25114 Trust	Utah, United States
Aircraft MSN 361 Trust	Utah, United States
ALS Bermuda Leasing Limited	Bermuda
ALS Dutch Aircraft Leasing B.V.	The Netherlands
ALS Dutch Aircraft Leasing MSN 28701 B.V.	The Netherlands
ALS Dutch Aircraft Leasing MSN 28703 B.V.	The Netherlands
ALS Dutch Aircraft Leasing MSN 28704 B.V.	The Netherlands
ALS Dutch Caribbean Aircraft Leasing N.V.	Aruba
ALS Irish Aircraft Leasing MSN 1008 Limited	Ireland
ALS Irish Aircraft Leasing MSN 1042 Limited	Ireland
ALS Irish Aircraft Leasing MSN 1153 Limited	Ireland
ALS Irish Aircraft Leasing MSN 1204 Limited	Ireland
ALS Irish Aircraft Leasing MSN 1227 Limited	Ireland
ALS Irish Aircraft Leasing MSN 16 Limited	Ireland
ALS Irish Aircraft Leasing MSN 1635 Limited	Ireland
ALS Irish Aircraft Leasing MSN 1636 Limited	Ireland
ALS Irish Aircraft Leasing MSN 1668 Limited	Ireland
ALS Irish Aircraft Leasing MSN 1690 Limited	Ireland
ALS Irish Aircraft Leasing MSN 1718 Limited	Ireland
ALS Irish Aircraft Leasing MSN 1726 Limited	Ireland
ALS Irish Aircraft Leasing MSN 1748 Limited	Ireland
ALS Irish Aircraft Leasing MSN 215 Limited	Ireland
ALS Irish Aircraft Leasing MSN 226 Limited	Ireland
ALS Irish Aircraft Leasing MSN 244 Limited	Ireland
ALS Irish Aircraft Leasing MSN 24826 Limited	Ireland
ALS Irish Aircraft Leasing MSN 24827 Limited	Ireland
ALS Irish Aircraft Leasing MSN 25039 Limited	Ireland
ALS Irish Aircraft Leasing MSN 258 Limited	Ireland
ALS Irish Aircraft Leasing MSN 270 Limited	Ireland
ALS Irish Aircraft Leasing MSN 27306 Limited	Ireland
ALS Irish Aircraft Leasing MSN 27383 Limited	Ireland
ALS Irish Aircraft Leasing MSN 30 Limited	Ireland
ALS Irish Aircraft Leasing MSN 326 Limited	Ireland
ALS Irish Aircraft Leasing MSN 344 Limited	Ireland
ALS Irish Aircraft Leasing MSN 361 Limited	Ireland
ALS Irish Aircraft Leasing MSN 37 Limited	Ireland
ALS Irish Aircraft Leasing MSN 376 Limited	Ireland
ALS Irish Aircraft Leasing MSN 386 Limited	Ireland
ALS Irish Aircraft Leasing MSN 400 Limited	Ireland
ALS Irish Aircraft Leasing MSN 45 Limited	Ireland
ALS Irish Aircraft Leasing MSN 478 Limited	Ireland

2-1

Entity	Jurisdiction of Incorporation
ALS Irish Aircraft Leasing MSN 628 Limited	Ireland
ALS Irish Aircraft Leasing MSN 755 Limited	Ireland
ALS Irish Aircraft Leasing MSN 758 Limited	Ireland
ALS Irish Aircraft Leasing MSN 839 Limited	Ireland
ALS Irish Aircraft Leasing MSN 892 Limited	Ireland
ALS Irish Aircraft Leasing MSN 963 Limited	Ireland
ALS Malaysia Leasing Limited	Labuan, Malaysia
ALS USA Leasing Inc.	Delaware, United States
Eden Aircraft Holding No. 1 Limited	Ireland
Eden Irish Aircraft Leasing MSN 1459 Limited	Ireland
Eden Irish Aircraft Leasing MSN 1612 Limited	Ireland
Eden Irish Aircraft Leasing MSN 25113 Limited	Ireland
Eden Irish Aircraft Leasing MSN 25114 Limited	Ireland
Eden Irish Aircraft Leasing MSN 27135 Limited	Ireland
Chameli Aircraft Leasing Limited	Ireland
Fifi Aircraft Leasing Limited	Ireland
Eden Irish Aircraft Leasing MSN 28222 Limited	Ireland
Eden Irish Aircraft Leasing MSN 28230 Limited	Ireland
Eden Irish Aircraft Leasing MSN 28232 Limited	Ireland
Eden Irish Aircraft Leasing MSN 28825 Limited	Ireland
Eden Irish Aircraft Leasing MSN 2981 Limited	Ireland
Eden Irish Aircraft Leasing MSN 3049 Limited	Ireland
Eden Irish Aircraft Leasing MSN 30757 Limited	Ireland
Eden Irish Aircraft Leasing MSN 30758 Limited	Ireland
Eden Irish Aircraft Leasing MSN 30876 Limited	Ireland
Marco Aircraft Leasing Limited	Ireland

2-2

SCHEDULE 3

EXPECTED TARGET PRINCIPAL BALANCE

Payment Date Occurring in	Expected Target Principal Balance $
Closing	1,660,000,000
Jun-2007	1,656,938,370
Jul-2007	1,653,857,083
Aug-2007	1,650,756,072
Sep-2007	1,647,635,269
Oct-2007	1,644,494,605
Nov-2007	1,641,334,012
Dec-2007	1,638,153,421
Jan-2008	1,634,952,763
Feb-2008	1,631,731,968
Mar-2008	1,628,490,968
Apr-2008	1,625,229,693
May-2008	1,621,948,072
Jun-2008	1,618,646,037
Jul-2008	1,615,323,517
Aug-2008	1,611,980,441
Sep-2008	1,608,616,739
Oct-2008	1,605,232,341
Nov-2008	1,601,827,174
Dec-2008	1,598,401,169
Jan-2009	1,594,954,253
Feb-2009	1,591,486,354
Mar-2009	1,587,997,402
Apr-2009	1,584,487,325
May-2009	1,580,956,049
Jun-2009	1,575,808,966
Jul-2009	1,570,631,856
Aug-2009	1,565,424,662
Sep-2009	1,560,187,326
Oct-2009	1,554,919,795
Nov-2009	1,549,622,014
Dec-2009	1,544,293,930
Jan-2010	1,538,935,494
Feb-2010	1,533,546,655
Mar-2010	1,528,127,366
Apr-2010	1,522,677,580
May-2010	1,517,197,252
Jun-2010	1,511,686,338
Jul-2010	1,506,144,797
Aug-2010	1,500,572,589
Sep-2010	1,494,969,675
Oct-2010	1,489,336,018
Nov-2010	1,483,671,584
Dec-2010	1,477,976,340
Jan-2011	1,472,250,254
Feb-2011	1,466,493,297
Mar-2011	1,460,705,441
Apr-2011	1,454,886,661
May-2011	1,449,036,934
Jun-2011	1,443,156,239
Jul-2011	1,437,244,556
Aug-2011	1,431,301,868
Sep-2011	1,425,328,161
Oct-2011	1,419,323,422
Nov-2011	1,413,287,640
Dec-2011	1,407,220,809
Jan-2012	1,401,122,922
Feb-2012	1,394,993,977
Mar-2012	1,388,833,974
Apr-2012	1,382,642,914
May-2012	1,376,420,802
Jun-2012	1,370,167,646
Jul-2012	1,363,883,457
Aug-2012	1,357,568,247
Sep-2012	1,351,222,032
Oct-2012	1,344,844,831
Nov-2012	1,338,436,666
Dec-2012	1,331,997,562
Jan-2013	1,325,527,547
Feb-2013	1,319,026,653
Mar-2013	1,312,494,913
Apr-2013	1,305,932,365
May-2013	1,299,339,051
Jun-2013	1,292,715,015
Jul-2013	1,286,060,305
Aug-2013	1,279,374,973
Sep-2013	1,272,659,074
Oct-2013	1,265,912,667
Nov-2013	1,259,135,815
Dec-2013	1,252,328,586
Jan-2014	1,245,491,048
Feb-2014	1,238,623,278
Mar-2014	1,231,725,354
Apr-2014	1,224,797,359
May-2014	1,217,839,381
Jun-2014	1,201,774,196
Jul-2014	1,195,042,034
Aug-2014	1,188,280,402
Sep-2014	1,181,489,387
Oct-2014	1,174,669,081
Nov-2014	1,167,819,578
Dec-2014	1,160,940,981
Jan-2015	1,154,033,393
Feb-2015	1,147,096,925
Mar-2015	1,140,131,690
Apr-2015	1,133,137,809

3-1

Payment Date Occurring in	Expected Target Principal Balance $
May-2015	1,126,115,406
Jun-2015	1,119,064,609
Jul-2015	1,111,985,553
Aug-2015	1,104,878,379
Sep-2015	1,097,743,231
Oct-2015	1,090,580,259
Nov-2015	1,083,389,620
Dec-2015	1,076,171,476
Jan-2016	1,068,925,994
Feb-2016	1,061,653,348
Mar-2016	1,051,527,197
Apr-2016	1,044,271,418
May-2016	1,028,828,240
Jun-2016	1,010,951,803
Jul-2016	1,003,913,414
Aug-2016	996,849,267
Sep-2016	989,759,553
Oct-2016	977,334,761
Nov-2016	970,269,546
Dec-2016	955,459,758
Jan-2017	948,484,327
Feb-2017	941,484,485
Mar-2017	931,612,352
Apr-2017	924,636,737
May-2017	912,186,199
Jun-2017	905,241,740
Jul-2017	892,543,433
Aug-2017	885,635,667
Sep-2017	878,705,163
Oct-2017	866,778,516
Nov-2017	854,913,781
Dec-2017	842,544,850
Jan-2018	835,752,493
Feb-2018	822,920,302
Mar-2018	816,174,510
Apr-2018	809,407,917
May-2018	795,300,440
Jun-2018	788,643,003
Jul-2018	771,664,762
Aug-2018	765,179,456
Sep-2018	758,674,440
Oct-2018	752,149,980
Nov-2018	734,988,966
Dec-2018	717,814,204
Jan-2019	711,679,522
Feb-2019	694,311,945
Mar-2019	688,374,959
Apr-2019	682,419,365
May-2019	671,209,298
Jun-2019	665,298,906
Jul-2019	659,370,631
Aug-2019	653,424,732
Sep-2019	647,461,473
Oct-2019	636,613,206
Nov-2019	628,329,971
Dec-2019	622,512,843
Jan-2020	614,247,754
Feb-2020	608,463,537
Mar-2020	602,662,932
Apr-2020	596,846,220
May-2020	591,013,688
Jun-2020	585,165,630
Jul-2020	579,302,349
Aug-2020	573,424,156
Sep-2020	567,531,370
Oct-2020	561,624,318
Nov-2020	555,703,335
Dec-2020	549,768,765
Jan-2021	543,820,961
Feb-2021	537,860,285
Mar-2021	531,887,106
Apr-2021	525,901,806
May-2021	519,904,771
Jun-2021	513,896,403
Jul-2021	507,877,107
Aug-2021	501,847,304
Sep-2021	495,807,419
Oct-2021	489,757,893
Nov-2021	483,699,173
Dec-2021	477,631,718
Jan-2022	466,689,067
Feb-2022	460,694,925
Mar-2022	454,693,290
Apr-2022	448,684,650
May-2022	442,669,506
Jun-2022	436,648,372
Jul-2022	430,621,772
Aug-2022	424,590,242
Sep-2022	418,554,329
Oct-2022	412,514,594
Nov-2022	406,471,611
Dec-2022	396,191,952
Jan-2023	388,173,423
Feb-2023	382,319,625
Mar-2023	376,463,612
Apr-2023	364,960,987
May-2023	359,218,405
Jun-2023	349,121,417
Jul-2023	343,468,965
Aug-2023	337,816,622
Sep-2023	324,256,802
Oct-2023	314,524,641
Nov-2023	309,182,135
Dec-2023	303,840,484
Jan-2024	298,500,295
Feb-2024	288,422,731
Mar-2024	270,617,627
Apr-2024	262,262,821

3-2

Payment Date Occurring in	Expected Target Principal Balance $
May-2024	252,721,985
Jun-2024	248,020,381
Jul-2024	238,811,500
Aug-2024	234,221,932
Sep-2024	229,634,698
Oct-2024	225,050,359
Nov-2024	220,469,491
Dec-2024	215,892,683
Jan-2025	207,189,087
Feb-2025	202,729,172
Mar-2025	193,855,225
Apr-2025	185,346,243
May-2025	176,864,495
Jun-2025	164,853,453
Jul-2025	161,031,983
Aug-2025	157,214,321
Sep-2025	153,400,982
Oct-2025	149,592,496
Nov-2025	145,789,401
Dec-2025	141,992,247
Jan-2026	138,201,597
Feb-2026	134,418,022
Mar-2026	126,984,537
Apr-2026	119,889,254
May-2026	116,365,202
Jun-2026	112,848,940
Jul-2026	109,341,039
Aug-2026	105,842,084
Sep-2026	102,352,672
Oct-2026	98,873,409
Nov-2026	90,440,316
Dec-2026	84,129,590
Jan-2027	81,004,824
Feb-2027	77,890,092
Mar-2027	71,843,843
Apr-2027	64,098,091
May-2027	56,504,122
Jun-2027	51,363,218
Jul-2027	49,016,688
Aug-2027	44,575,606
Sep-2027	42,356,638
Oct-2027	40,144,458
Nov-2027	37,939,477
Dec-2027	33,999,611
Jan-2028	31,923,457
Feb-2028	29,854,645
Mar-2028	27,793,582
Apr-2028	25,740,682
May-2028	23,696,367
Jun-2028	21,661,069
Jul-2028	19,635,227
Aug-2028	17,619,289
Sep-2028	15,613,713
Oct-2028	13,618,963
Nov-2028	11,635,517
Dec-2028	9,663,857
Jan-2029	7,704,479
Feb-2029	5,757,886
Mar-2029	3,824,591
Apr-2029	1,829,441
May-2029	0

3-3

SCHEDULE 4

[RESERVED]

4-1

SCHEDULE 5

[RESERVED]

5-1

SCHEDULE 6

[RESERVED]

6-1

SCHEDULE 7

CURRENT LEASES - CURRENT WAR RISK COVERAGE AMOUNTS

Aircraft MSN	War Risk Coverage Amount – US$

1008	750,000,000
1042	650,000,000
1153	750,000,000
1204	1,000,000,000
1227	1,000,000,000
016	1,000,000,000
1635	600,000,000
1636	1,000,000,000
1668	500,000,000
1690	750,000,000
1718	750,000,000
1726	750,000,000
1748	750,000,000
215	600,000,000
226	1,000,000,000
244	600,000,000
24826	600,000,000
24827	600,000,000
25039	750,000,000
258	1,000,000,000
270	600,000,000
27306	750,000,000
27383	750,000,000
28701	1,000,000,000
28703	1,000,000,000
28704	1,000,000,000
030	1,000,000,000
326	500,000,000
344	500,000,000
361	600,000,000
037	1,000,000,000
376	500,000,000
386	500,000,000
400	600,000,000
045	1,000,000,000
478	500,000,000
628	750,000,000
755	750,000,000
758	750,000,000
839	600,000,000
892	600,000,000
963	600,000,000
2981	600,000,000
3049	600,000,000
3171*	Not yet delivered
3136*	Not yet delivered

7-1

2828	600,000,000
2747	500,000,000
2753	500,000,000
1459	600,000,000
1834	600,000,000
1794	750,000,000
25113	500,000,000
25114	500,000,000
28222	500,000,000
28825	600,000,000
30876	750,000,000
34969*	Not yet delivered
34970*	Not yet delivered
28230	600,000,000
28232	600,000,000
30757	750,000,000
30758	750,000,000
27135	750,000,000
1900	600,000,000
204	600,000,000
1711	750,000,000
0802	1,000,000,000
211	600,000,000
1612	500,000,000

7-2

SCHEDULE 8

POOL FACTORS

The following are the Pool Factors as of the Closing Date. Such Pool Factors may be changed by a resolution of the Board in connection with a Refinancing or the acquisition of Additional Aircraft.

Payment Date Occurring in	Class G-3
Closing	100.000000
Jun-2007	99.426330
Jul-2007	98.665590
Aug-2007	98.000340
Sep-2007	97.423360
Oct-2007	96.652110
Nov-2007	95.928440
Dec-2007	95.280470
Jan-2008	94.487940
Feb-2008	93.766120
Mar-2008	93.113550
Apr-2008	92.342390
May-2008	91.658730
Jun-2008	91.087640
Jul-2008	90.321460
Aug-2008	89.560240
Sep-2008	88.862750
Oct-2008	88.059440
Nov-2008	87.358170
Dec-2008	86.720300
Jan-2009	85.994230
Feb-2009	85.322010
Mar-2009	84.618050
Apr-2009	83.959730
May-2009	83.248520
Jun-2009	82.546940
Jul-2009	81.771450
Aug-2009	81.029820
Sep-2009	80.300310
Oct-2009	79.575980
Nov-2009	78.856230
Dec-2009	78.088720
Jan-2010	77.304800
Feb-2010	76.516400
Mar-2010	75.686470
Apr-2010	74.902700
May-2010	74.098500
Jun-2010	73.360400
Jul-2010	72.635450
Aug-2010	71.891000
Sep-2010	71.096970
Oct-2010	70.263250
Nov-2010	69.436920
Dec-2010	68.595100
Jan-2011	67.832860
Feb-2011	67.066790
Mar-2011	66.295570
Apr-2011	65.417900
May-2011	64.573700
Jun-2011	63.751780
Jul-2011	62.911860
Aug-2011	62.053350
Sep-2011	61.178850
Oct-2011	60.271050
Nov-2011	59.356620
Dec-2011	58.435640
Jan-2012	57.519700
Feb-2012	56.610630
Mar-2012	55.690160
Apr-2012	54.826060
May-2012	54.008380
Jun-2012	53.173730
Jul-2012	52.273410
Aug-2012	51.352350
Sep-2012	50.419290
Oct-2012	49.474340
Nov-2012	48.520850
Dec-2012	47.558070
Jan-2013	46.568280
Feb-2013	45.622080
Mar-2013	44.667840
Apr-2013	43.760190
May-2013	42.820260
Jun-2013	41.941650
Jul-2013	41.066120
Aug-2013	40.187040
Sep-2013	39.250600
Oct-2013	38.218450
Nov-2013	37.163440
Dec-2013	36.156990
Jan-2014	35.180670
Feb-2014	34.211800
Mar-2014	33.163880
Apr-2014	32.151950
May-2014	31.153260
Jun-2014	30.161180
Jul-2014	29.134570
Aug-2014	28.095410
Sep-2014	26.997440
Oct-2014	25.893430
Nov-2014	24.812110
Dec-2014	23.748400

8-1

Payment Date Occurring in	Class G-3
Jan-2015	22.687730
Feb-2015	21.589640
Mar-2015	20.451170
Apr-2015	19.320370
May-2015	18.180660
Jun-2015	17.051730
Jul-2015	15.938440
Aug-2015	14.871110
Sep-2015	13.807880
Oct-2015	12.719310
Nov-2015	11.581250
Dec-2015	10.397070
Jan-2016	9.196800
Feb-2016	7.990470
Mar-2016	6.641940
Apr-2016	5.533500
May-2016	3.755400
Jun-2016	1.676800
Jul-2016	0.561720
Aug-2016	0.000000

8-2

EXHIBIT A-1

FORM OF NOTE FOR ANY SUBCLASS OF CLASS G NOTES
THAT ARE FLOATING RATE NOTES

A-1-1

EXHIBIT A-2

FORM OF NOTE FOR ANY SUBCLASS OF CLASS G NOTES
THAT ARE FIXED RATE NOTES

A-2-1

EXHIBIT B

FORM OF NOTE FOR ANY SUBCLASS OF CLASS E NOTES

B-1-1

EXHIBIT C

CONCENTRATION LIMITS

C-1

EXHIBIT D

INSURANCE PROVISIONS

D-1

EXHIBIT E

FORM OF MONTHLY REPORT TO EACH NOTEHOLDER

E-1

EXHIBIT F

FORM OF CERTIFICATE OF TRANSFER

F-1

EXHIBIT G

CORE LEASE PROVISIONS

G-1

EXHIBIT H

FORM OF POLICY

H-1